UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a -101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )
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Filed by a Party other than the Registrant ☐
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☐	PreliminaryProxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENERAL MOTORS COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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GENERAL MOTORS COMPANY
300 Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000
April 25, 2014
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of General Motors Company (“GM” or “General Motors” or the “Company” or “we,” or “our”). It will be held at 9:30 a.m. Eastern Time on Tuesday, June 10, 2014, at General Motors Global Headquarters, 300 Renaissance Center, Detroit, Michigan 48243.
The matters to be acted upon at the meeting are described in the Notice of Annual Meeting of Stockholders of General Motors Company and the Proxy Statement. Additionally, there will be a report on the Company’s business operations, and we will provide time for business-related questions and comments. If you plan to attend the meeting, you must request an admission ticket in advance. Please refer to page 7 for further instructions concerning admission tickets. A map and directions are on the back cover of this proxy statement.
As in previous years, we will furnish proxy materials to our stockholders primarily through the Internet. We will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders, which will contain instructions on how to access proxy materials on the Internet and vote your shares. The Notice will also describe how to request a paper copy of proxy materials or electronic delivery of materials via e-mail, free of charge. Stockholders who have previously elected delivery of our proxy materials electronically will receive an e-mail with instructions on how to access these materials electronically. Stockholders who have previously elected to receive a paper copy of our proxy materials will receive a full paper set of these materials by mail.
Thank you for your support and continued interest in General Motors Company.
Sincerely,

Mary T. Barra	Theodore M. Solso
Chief Executive Officer	Chairman of the Board of Directors

Your vote is very important. Whether or not you plan to attend the annual meeting, please submit your vote as soon as possible so that your shares will be represented and voted at the meeting. You may submit your vote by Internet or telephone or by completing and mailing the enclosed proxy card or voting instruction form. Please note that voting in advance by any of these methods will not affect your right to attend the meeting and vote in person. For specific instructions on how to vote your shares, please see “How do I vote without attending the annual meeting?” on page 5.

Notice of Annual Meeting of Stockholders of General Motors Company

Time and Date:	9:30 a.m. Eastern Time, Tuesday, June 10, 2014

Place:	General Motors Company
General Motors Global Headquarters
300 Renaissance Center
Detroit, Michigan 48243

Agenda Items:	1. Election of directors;

2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014;

3. Advisory vote to approve executive compensation;

4. Advisory vote to approve the frequency of a stockholder advisory vote on executive compensation;

5. Approval of the General Motors Company 2014 Short-Term Incentive Plan;

6. Approval of the General Motors Company 2014 Long-Term Incentive Plan;

7. Stockholder proposal regarding cumulative voting;

8. Stockholder proposal regarding independent board chairman; and

9. Transacting any other business that is properly brought before the meeting, or any adjournment.

Board of Directors Recommendations:	The Board of Directors recommends a vote “FOR” Items 1, 2, and 3, for “ONE YEAR” on Item 4, "FOR" Items 5 and 6, and “AGAINST” Items 7 and 8.

Record Date:	You are entitled to vote at the meeting if you were a holder of record of GM Common Stock, $0.01 par value (“Common Stock”), at the close of business on April 11, 2014.

Proxy Voting:
Your vote is very important. Whether or not you plan to attend the annual meeting, please submit your vote as soon as possible so that your shares will be represented and voted at the meeting. You may submit your vote by Internet or telephone or by completing and mailing the enclosed proxy card or voting instruction form. Please note that voting in advance by any of these methods will not affect your right to attend the meeting and vote in person. For specific instructions on how to vote your shares, please see “How do I vote without attending the annual meeting?” on page 5.

Admission:
If you plan to attend the annual meeting, you must request an admission ticket in advance by following the instructions on page 7 of this proxy statement, and we must receive your request no later than June 3, 2014. Each stockholder may bring one guest to the meeting, and you must also request an admission ticket for your guest. Stockholders and their accompanying guest must each present an admission ticket and government-issued photo identification to enter the meeting.

By order of the Board of Directors,

Anne T. Larin
Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the
GM Annual Meeting of Stockholders to be Held on Tuesday, June 10, 2014
The Proxy Statement and Annual Report to Stockholders are available at
www.gm.com/proxymaterials.

2014 PROXY STATEMENT

Proxy Statement Summary	1
Proxy Statement	4
Questions and Answers	4
Item No. 1 – Election of Directors	10
Information about Nominees for Director	10
Corporate Governance	15
Corporate Governance Guidelines	15
Board Leadership Structure	16
Board’s Role in Risk Oversight	17
Selection of Nominees for Election to the Board	17
Board Meetings and Attendance	19
Size of the Board	19
Voting Standards for the Election of Directors	19
Director Independence	20
Executive Sessions	21
Stockholder Communication with the Board	21
Code of Ethics	21
Confidentiality	21
Director Orientation and Continuing Education	22
Access to Outside Advisors	22
Committees of the Board of Directors	22
Non-Employee Director Compensation	24
Compensation Committee Interlocks and Insider Participation	26
Director Stock Ownership and Holding Requirements	26
Security Ownership of Directors, Named Executive Officers, and Certain Others	27
Stockholders Agreement	28
Certain Relationships and Related Party Transactions	28
Section 16(a) Beneficial Ownership Reporting Compliance	30
Executive Compensation	31
Compensation Discussion and Analysis	31
Executive Summary	31
Total Compensation Framework and Overview	33
Assessing Compensation Competitiveness	34
Objectives of Our Compensation Program	35
2013 Compensation Decisions and RSU Performance Metric	35
Stock Ownership Requirements	38
Policy on Recoupment of Incentive Compensation	38
Compensation Committee and Consultant Independence	38
Compensation Risk Assessment Process	39
2014 Compensation for Named Executive Officers	40
2013 Summary Compensation Table and Related Compensation Tables	41
Compensation Committee Report	51
Audit Committee Report	52
Fees Paid to Independent Registered Public Accounting Firm	53
Item No. 2 — Ratification of the Selection of Deloitte & Touche LLP for 2014	54
Item No. 3 — Advisory Vote to Approve Executive Compensation	54
Item No. 4 — Advisory Vote to Approve the Frequency of a Stockholder Advisory Vote on Executive Compensation	55
Item No. 5 — Approval of the General Motors Company 2014 Short-Term Incentive Plan	55
Item No. 6 — Approval of the General Motors Company 2014 Long-Term Incentive Plan	58
Item No. 7 — Stockholder Proposal Regarding Cumulative Voting	65
Item No. 8 — Stockholder Proposal Regarding Independent Board Chairman	66
Exhibit A — Text of the General Motors Company 2014 Short-Term Incentive Plan	A-1
Exhibit B — Text of the General Motors Company 2014 Long-Term Incentive Plan	B-1

2014 PROXY STATEMENT

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, so you should read the entire proxy statement carefully before voting.

ANNUAL MEETING INFORMATION

Tuesday, June 10, 2014	General Motors Company Global Headquarters
9:30 a.m. Eastern Time	300 Renaissance Center
Detroit, Michigan 48243

Voting:	You are entitled to vote at the meeting if you were a holder of record of Common Stock at the close of business on April 11, 2014.
VOTING MATTERS AND BOARD VOTING RECOMMENDATIONS

Proposal	Board Voting Recommendation	Page Reference for More Detail
Management Proposals:
1. Election of directors	FOR	10
2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent public accounting firm for 2014	FOR	54
3. Advisory vote to approve executive compensation	FOR	54
4. Advisory vote to approve the frequency of a stockholder advisory vote on executive compensation	ONE YEAR	55
5. Approval of the General Motors Company 2014 Short-Term Incentive Plan	FOR	55
6. Approval of the General Motors Company 2014 Long-Term Incentive Plan	FOR	58
Stockholder Proposals:
7. Stockholder proposal regarding cumulative voting	AGAINST	65
8. Stockholder proposal regarding independent board chairman	AGAINST	66

Your vote is very important. Whether or not you plan to attend the annual meeting, please submit your vote as soon as possible so that your shares will be represented and voted at the meeting. You may submit your vote by Internet or telephone or by completing and mailing the enclosed proxy card or voting instruction form. Please note that voting in advance by any of these methods will not affect your right to attend the meeting and vote in person. For specific instructions on how to vote your shares, please see “How do I vote without attending the annual meeting?” on page 5.

ATTENDING THE ANNUAL MEETING
GM stockholders as of the record date are entitled to attend the annual meeting. In accordance with our security procedures, all attendees must present an admission ticket and government-issued photo identification. You must request an admission ticket in advance by following the instructions on page 7.

1	2014 PROXY STATEMENT

WEBCAST
Our annual meeting will be audio webcast on Tuesday, June 10, 2014 and may be accessed at www.gm.com/gmannualmeeting. Additional information regarding the webcast may be found on page 8.
NOMINEES FOR DIRECTOR (SEE PAGES 10–15)

Name	Age	Director Since	Principal Occupation	Independent	Committee Membership(1)
Joseph J. Ashton	65	—	Vice President, United Auto Workers
Mary T. Barra	52	2014	Chief Executive Officer, General Motors Company
Erroll B. Davis, Jr.	69	2009	Superintendent, Atlanta Public Schools	X	AC, PPC (Chair)
Stephen J. Girsky	51	2009	Senior Advisor, General Motors Company		FC, PPC
E. Neville Isdell	70	2009	Retired Chairman and Chief Executive Officer, The Coca-Cola Company	X	DCGC, ECC (Chair)
Kathryn V. Marinello	57	2009	Senior Advisor, Ares Management, LLC	X	AC, PPC
Admiral Michael G. Mullen USN (ret.)	67	2013	Retired Chairman, Joint Chiefs of Staff	X	AC, PPC
James J. Mulva	67	2012	Retired Chairman and Chief Executive Officer, ConocoPhillips	X	ECC, FC, PPC
Patricia F. Russo	61	2009	Retired Chief Executive Officer, Alcatel-Lucent	X	DCGC (Chair), ECC, FC
Thomas M. Schoewe	61	2011	Retired Executive Vice President and Chief Financial Officer, Wal-Mart Stores, Inc.	X	AC (Chair), FC
Theodore M. Solso	67	2012	Retired Chairman and Chief Executive Officer, Cummins, Inc. and Chairman, General Motors Company	X	AC, DCGC, ECC
Carol M. Stephenson	63	2009	Retired Dean, Ivey Business School, The University of Western Ontario	X	DCGC, ECC

(1)	Board Committee Names: AC - Audit Committee, DCGC - Directors and Corporate Governance Committee, ECC - Executive Compensation Committee, FC - Finance Committee, PPC - Public Policy Committee
EXECUTIVE COMPENSATION HIGHLIGHTS (SEE PAGES 31–51)
Performance-Based Compensation Structure
Following the U.S. Department of the Treasury's (the "UST") sale of its remaining shares of Common Stock, we have implemented a more appropriate performance-based compensation structure for our Named Executive Officers ("NEOs") comprised of both short- and long-term incentives based on financial and operational metrics for fiscal year 2014 and beyond. In addition to base salary, this structure, shown below, will include: 1) an annual short-term incentive that may be earned upon achievement of annual financial and operating performance goals and individual contribution, and 2) long-term incentives comprised of both restricted stock units ("RSUs") and performance share units ("PSUs").

2	2014 PROXY STATEMENT

General Motors Company 2014 Short-Term Incentive Goals
Performance Measures	● Earnings Before Interest and Taxes ("EBIT") - Adjusted ● Adjusted Automotive Free Cash Flow ("Adjusted AFCF") ● Global Market Share ● Quality
Payout Range	0%–200% of target

General Motors Company 2014 Long-Term Incentive ("LTI") Goals
Performance Share Units (75% of 2014 LTI)	Performance Measures: ● Return on Invested Capital ("ROIC") ● Global Market Share
Payout Range: 0%–200% of target
Performance Period: 2014–2016
RSUs (25% of 2014 LTI)	Ratable vesting over a 3-year period
2013 Compensation Program

2013 Fiscal Year Named Executive Officers (1)
Daniel F. Akerson	Chairman & Chief Executive Officer
Daniel Ammann	Executive Vice President & Chief Financial Officer
Stephen J. Girsky	Vice Chairman, Corporate Strategy, Business Development, and Global Product Planning
Mary T. Barra	Executive Vice President, Global Product Development, Purchasing & Supply Chain
Karl-Thomas Neumann	Executive Vice President & President, Europe

(1)
On January 15, 2014, Daniel F. Akerson stepped down as Chairman and Chief Executive Officer ("CEO") and is serving as Senior Advisor until he leaves the Company in July 2014. Mary T. Barra, who was Executive Vice President, Global Product Development, Purchasing & Supply Chain, was elected by the Board of Directors to replace Mr. Akerson as CEO. Daniel Ammann was named President of the Company with responsibility for managing regional operations around the world, global Cadillac and Chevrolet brand organizations, and GM Financial. Charles K. Stevens, III was named Executive Vice President & Chief Financial Officer on January 15, 2014, replacing Mr. Ammann. In addition, on January 15, 2014, Stephen J. Girsky stepped down as Vice Chairman and is serving as Senior Advisor until he leaves the Company in July 2014. Mr. Girsky remains on our Board of Directors.

During 2013, the compensation structure for our NEOs included the following core elements:

•	Base salary;

•	Salary stock units ("SSUs"); and

•	Long-Term RSUs
No adjustments were made to base salaries for NEOs in 2013. Mr. Akerson’s SSU awards remained at the 2012 level. The other NEOs, with the exception of Dr. Neumann, received increases in SSU awards to maintain their total compensation at competitive levels.
Mr. Akerson did not receive an RSU grant in 2013 in acknowledgment of the possibility of his retirement before the completion of the three-year vesting period for RSUs. The other NEOs, with the exception of Dr. Neumann, received RSU grants based on achievement of target 2012 Adjusted AFCF performance.
Dr. Neumann was hired in March 2013, and his base salary, SSU awards, and RSU grant were set pursuant to his employment agreement.

3	2014 PROXY STATEMENT

PROXY STATEMENT
This proxy statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Company (the “Board” or the “Board of Directors”), to be used at the 2014 annual meeting of stockholders of the Company. The enclosed proxy card or voting instruction form represents your holdings of our Common Stock in the account name shown. We expect that on or after Friday, April 25, 2014, this proxy statement and the enclosed proxy card or voting instruction form will be mailed, and proxy materials will be available by Internet for those stockholders who received a mailed Notice or have previously elected delivery of proxy materials electronically.
In addition to this proxy statement and the proxy card or voting instruction form, the GM 2013 Annual Report to stockholders (“Annual Report”) is provided in this package and is available through the Internet.
Questions and Answers
How does the Board of Directors recommend that I vote on matters to be considered at the annual meeting?
The Board of Directors recommends a vote on the following items, which are described in more detail beginning on page 10:

Item	Description	Board Voting Recommendation
1	Election of directors	FOR
2	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014	FOR
3	Advisory vote to approve executive compensation	FOR
4	Advisory vote to approve the frequency of a stockholder advisory vote on executive compensation	ONE YEAR
5	Approval of the General Motors Company 2014 Short-Term Incentive Plan	FOR
6	Approval of the General Motors Company 2014 Long-Term Incentive Plan	FOR
7	Stockholder proposal regarding cumulative voting	AGAINST
8	Stockholder proposal regarding independent board chairman	AGAINST
Are there any other matters to be voted upon at the annual meeting?
We do not know of any matters to be voted on by stockholders at the annual meeting other than those included in this proxy statement. If any other matter is properly presented at the meeting, your executed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to the matter. The Proxy Committee is composed of the following executive officers of the Company: Mary T. Barra, Daniel Ammann, and Charles K. Stevens, III, each of whom is authorized to act on behalf of the Proxy Committee.
Who is entitled to vote?
Holders of our Common Stock as of the close of business on April 11, 2014 are entitled to vote at the annual meeting. On that date, the Company had 1,603,608,139 shares of Common Stock outstanding and entitled to vote. Each share of our Common Stock entitles the holder to one vote.

4	2014 PROXY STATEMENT

How do I vote without attending the annual meeting?
When you timely submit your proxy or voting instructions in the proper form, your shares will be voted according to your instructions. You may give instructions to vote for or against, or abstain from voting for the election of all the Board of Directors’ nominees or any individual nominee and to vote for or against, or abstain from voting upon, each of the other matters submitted for voting, except Item No. 4 (advisory vote to approve the frequency of a stockholder advisory vote on executive compensation), in which case, you may vote for one year, two years, or three years, or abstain from voting. If you sign, date, and return the proxy card or voting instruction form without specifying how you wish to cast your vote, your shares will be voted according to the recommendations of the Board of Directors, as indicated in this proxy statement. Internet and telephone voting is available 24 hours a day, through 11:59 p.m. Eastern Time on Monday, June 9, 2014.
Stockholders may vote their proxy in any one of the following ways:

•
If you received a paper copy of proxy materials: To vote by Internet or telephone, you should follow the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials. To vote by mail, mark, sign, and date the proxy card or voting instruction form included with the materials and return it in the enclosed envelope in time to be received before the date of the annual meeting. If you receive more than one proxy card or voting instruction form (which means you have shares in more than one account), you must mark, sign, and date each proxy card or voting instruction form you received. If you vote by Internet or telephone, you do not need to mail your proxy card or voting instruction form.

•
If you received a mailed Notice of Internet Availability of Proxy Materials: You may access and review the proxy statement and Annual Report on the Internet and submit your vote by Internet or telephone by following the instructions provided in the Notice or on the website indicated in the Notice. If you prefer to vote by mail, you must request a paper copy of the proxy materials and follow the instructions on the proxy card or voting instruction form enclosed with the proxy materials.

•
If you received the proxy materials electronically via e-mail: You may access and review the proxy statement and Annual Report on the Internet and submit your vote by Internet or telephone by following the instructions on the website provided in the e-mail notification.

By submitting your vote by Internet, telephone, or mail, you will authorize the Proxy Committee to vote your shares of our Common Stock as you direct and as they determine on any matters that we do not know about now but that may be presented properly at the meeting.
How can I change or revoke my vote after I have voted?
After you have voted by Internet, telephone, or mail, you may revoke your proxy at any time until it is voted at the annual meeting. If you are a stockholder of record, you may do this by voting subsequently by Internet or telephone, submitting a new proxy card with a later date, sending a written notice of revocation to the Corporate Secretary at the address provided in “How can I obtain the Company’s corporate governance information?” on page 9, or by voting in person at the annual meeting.
If you are a beneficial stockholder, you may subsequently vote by Internet or telephone, or you may revoke your vote through your broker, bank, or other nominee in accordance with their instructions.
How can I vote in person at the annual meeting?
If you are a stockholder of record, you may vote your shares at the annual meeting by completing a ballot at the meeting. If you are a beneficial stockholder and want to vote your shares in person at the annual meeting, you must bring a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares, which must be submitted with your ballot at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. Accordingly, we encourage you to vote your shares in advance, even if you plan to attend the meeting. Your vote at the annual meeting will supersede any prior vote by you.

5	2014 PROXY STATEMENT

Will my votes be confidential? Who will count the vote?
As a matter of policy, GM believes your vote should be private except in contested elections. Therefore, we use an independent third party to receive, inspect, count, and tabulate proxies. Representatives of the independent third party also act as judges at the annual meeting.
What is the difference between a stockholder of record and a beneficial stockholder of shares held in street name?
If your shares are owned directly in your name in an account with GM’s stock transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record of those shares in your account.
If your shares are held in an account with a broker, bank, or other nominee as custodian on your behalf, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker, bank, or other nominee is considered the stockholder of record for those shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares in your account.
I am a beneficial stockholder. What happens if I do not provide voting instructions to my broker?
As a beneficial stockholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your broker, bank, or other nominee, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under New York Stock Exchange (“NYSE”) rules, brokers are permitted to exercise discretionary voting authority on “routine” matters. Therefore, your broker may vote on Item No. 2 (ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014) even if you do not provide voting instructions, because it is considered a routine matter. Your broker may not vote on the other Agenda Items if you do not provide voting instructions, because those items involve matters that are considered non-routine.
What is a broker non-vote?
If your broker does not receive instructions from you on how to vote your shares and does not have discretion to vote on a proposal because it is a non-routine item, the broker may return the proxy without voting on that proposal. This is known as a “broker non-vote.” A broker non-vote is deemed as not entitled to vote at the meeting with regard to a proposal so that it does not have any effect on the outcome of a vote.
What are the voting requirements to elect the directors and to approve each of the proposals?
Under GM’s Bylaws, directors are elected by a majority in uncontested elections and by plurality in contested elections. A contested election is one in which the number of nominees exceeds the number of directors to be elected, and other conditions are met. In an uncontested election, nominees will be elected directors if they receive a majority of the votes cast (i.e., the number of shares voted “for” a director must exceed the number of votes cast “against” that director, without counting abstentions). In a contested election, the nominees who receive a plurality of the votes cast (i.e., more votes in favor of their election than other nominees) will be elected directors.

6	2014 PROXY STATEMENT

Item	Description	Vote Required for Approval	Effect of Abstentions and Broker Non-Votes
1	Election of directors
The affirmative vote of a majority of votes cast in an uncontested election; Plurality of votes cast in a contested election. This year's election will be considered uncontested so that majority voting will apply. See “Item No. 1 – Election of Directors” on page 10.
Not considered as votes cast and have no effect on the outcome of the vote.
2	Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014	The affirmative vote of a majority of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.
3	Advisory vote to approve executive compensation	The affirmative vote of a majority of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.
4	Advisory vote to approve the frequency of a stockholder advisory vote on executive compensation
The option of "one year," "two years," or "three years" that receives the affirmative vote of a majority of shares present in person or by proxy and entitled to vote will be deemed to win this non-binding advisory vote.
Abstentions and broker non-votes have no effect on the outcome of the vote.
5 6 7 8
Approval of the General Motors Company 2014 Short-Term Incentive Plan

Approval of the General Motors Company 2014 Long-Term Incentive Plan

Stockholder proposal regarding cumulative voting

Stockholder proposal regarding independent board chairman
		The affirmative vote of a majority of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.
What constitutes a quorum at the annual meeting?
The presence of the holders of a majority of the outstanding shares of our Common Stock, in person or by proxy, will constitute a quorum for transacting business at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum at the meeting.
How can I attend the annual meeting?
We welcome you to attend the annual meeting. To attend the meeting, you must be a holder of our Common Stock as of the record date of April 11, 2014 and request an admission ticket in advance by following the instructions below.
If your shares are owned directly in your name in an account with Computershare, GM’s stock transfer agent, you must provide your name and address as shown on your account or voting materials with your admission ticket request. If you hold your shares in an account with a broker, bank, or other nominee, you must include proof of your stock ownership such as a copy of the portion of your Notice or voting instruction form

7	2014 PROXY STATEMENT

that shows your name and address, or a letter from your broker, bank, or other nominee confirming your stock ownership as of April 11, 2014. The e-mail notification received with electronic delivery of proxy materials is not sufficient proof of stock ownership.
Please send your annual meeting admission ticket request and proof of stock ownership as described above to GM Stockholder Services by one of the following methods:

•	E-mail: stockholder.services@gm.com;

•	Fax: 313-667-1426; or

•	Mail: GM Stockholder Services, Mail Code 482-C25-A36, P.O. Box 300, Detroit, Michigan 48265-3000.
Because our space is limited, you may only bring one guest to the meeting. If you plan to bring a guest, you will need to provide the name of your guest when making your ticket request. Ticket requests will be processed in the order in which they are received and must be received no later than June 3, 2014. Please include your e-mail address or telephone number in your fax or mail communication in case we need to contact you regarding your ticket request. You will receive your admission ticket(s) by mail. On the day of the meeting, each stockholder must accompany their guest at the meeting entrance. Stockholders and accompanying guests must each have an admission ticket to enter the meeting. Both admission tickets will be issued in the stockholder's name. Along with the admission ticket, each stockholder and accompanying guest will be required to present a form of government-issued photo identification, such as a driver’s license or passport. The admission ticket is not transferable.
Large bags, backpacks and packages, suitcases, briefcases, personal communication devices (e.g., cell phones, smartphones, and tablets), cameras, recording equipment, and other electronic devices will not be permitted in the meeting, and attendees will be subject to security inspections.
Will there be a webcast of the annual meeting?
Yes. Our annual meeting will be audio webcast on Tuesday, June 10, 2014 and may be accessed at www.gm.com/gmannualmeeting. Listening to our annual meeting webcast will not constitute attendance at the meeting, and you will not be able to cast a vote as a listener to the live webcast. For specific instructions on how to vote your shares, please see, “How do I vote without attending the annual meeting?” on page 5.
Can I access proxy materials on the Internet instead of receiving paper copies?
Yes. You may consent to receive your proxy materials and Annual Report by Internet, which will reduce the amount of paper you receive, our future postage and printing expenses, and the impact on the environment. At your request, you will be notified by e-mail when these documents are available electronically through the Internet. If you are a stockholder of record, you may sign up for this service at www.computershare.com/gm. If you are a beneficial stockholder, you should refer to the instructions provided by your broker, bank, or other nominee on how to receive electronic delivery of proxy materials. You may also enroll for electronic delivery when you vote by Internet.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?
The U.S. Securities and Exchange Commission (the “SEC”) has adopted a rule that permits companies to furnish proxy materials to stockholders through the Internet. Under this rule, we are mailing a Notice instead of a paper copy of the proxy materials to most of our stockholders. The Notice tells you how to access and review our proxy statement and Annual Report on the Internet and how to vote your shares after you have reviewed the proxy materials. If you would like to receive a paper copy of proxy materials or electronic delivery of materials via e-mail, free of charge, you should follow the instructions for requesting such materials included in the Notice. You will not receive a Notice if you have previously requested to receive proxy materials by electronic means or mailed paper copy.
What is “householding” and how does it affect me?
The SEC permits companies to send a single envelope containing all of the Notices or a single copy of their annual report and proxy statement to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card, voting instruction form, or Notice. The Notice for each stockholder will include the unique control number, which is

8	2014 PROXY STATEMENT

needed to vote those shares. This procedure, referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for companies. General Motors has instituted this procedure for its stockholders.
If one set of these documents was sent to your household for the use of all GM stockholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these documents were sent to your household and you want to receive one set, please contact Broadridge Financial Solutions, Inc., by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If a broker, bank, or other nominee holds your shares, please contact your broker, bank, or other nominee directly if you have questions about delivery of materials, require additional copies of the proxy statement or Annual Report, or wish to receive multiple copies of proxy materials by stating that you do not consent to householding.
How can nominees obtain proxy materials for beneficial owners?
Brokers, banks, and other nominees who want a supply of the Company’s proxy materials to send to beneficial owners should write to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.
What proposals will be submitted at the 2015 annual meeting?
Each year at the annual meeting, the Board of Directors asks stockholders to vote on its nominees for election as directors. In addition, the stockholders ratify or reject the independent registered public accounting firm selected by the Board's Audit Committee. The Board of Directors also may submit other matters for stockholder approval at the annual meeting.
The deadline for stockholders to submit a proposal under Rule 14a-8 of the SEC’s proxy rules for inclusion in the Company’s proxy statement for the 2015 annual meeting is December 26, 2014. Any proposals intended to be included in the proxy statement for the 2015 annual meeting must be received by the Company on or before that date. Please send proposals to the Corporate Secretary at the mailing address, fax number, or e-mail address given below.
How can I obtain the Company’s corporate governance information?
You may download a copy of GM’s corporate governance documents by visiting our website at www.gm.com/investor, under “Corporate Governance.” To request a printed copy of any of these documents, write to the Corporate Secretary at General Motors Company, Mail Code 482-C25-A36, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000, or at fax number 313-667-1426, or at stockholder.services@gm.com.
How can I obtain a copy of the Company’s 2013 Annual Report on Form 10-K?
You may download a copy of our 2013 Annual Report on Form 10-K by visiting our website at www.gm.com/investor, under “Contacts.” Alternatively, you may request a printed copy by writing to GM Stockholder Services at General Motors Company, Mail Code 482-C25-A36, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000.
How can I review a list of stockholders entitled to vote at the annual meeting?
A list of stockholders of record entitled to vote at the annual meeting will be available for examination for a purpose that is germane to the meeting at General Motors Global Headquarters, 300 Renaissance Center, Detroit, Michigan, 48243, for ten business days before the annual meeting between 9:00 a.m. and 5:00 p.m. Eastern Time, and also during the annual meeting.
When will the annual meeting voting results be announced?
We will announce the preliminary voting results at the annual meeting. We will provide final voting results on our website and in a Form 8-K filed with the SEC.

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Who pays for this proxy solicitation and how much did it cost?
We will pay our cost for soliciting proxies for the 2014 annual meeting. General Motors will distribute proxy materials and follow-up reminders, if any, by mail and electronic means. We have engaged Morrow & Co., LLC (“Morrow”) at 470 West Avenue, Stamford, Connecticut 06902 to assist with the solicitation of proxies. We will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of up to $30,000, depending on the level of services actually provided. Certain GM employees, officers, and directors may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.
As usual, we will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.
Item No. 1
Election of Directors
If you sign and return the proxy card or voting instruction form or vote by Internet or telephone, the Proxy Committee will vote your shares for all 12 nominees described in the following section, unless you vote against, or abstain from voting for, one or more such nominees. Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until his or her earlier resignation, removal, or death. If any of the Board’s nominees for director becomes unavailable to serve before the annual meeting (which we do not anticipate), the Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.
On January 29, 2014, David Bonderman gave notice to the Company that he does not intend to stand for re-election. On March 7, 2014, Cynthia A. Telles gave notice to the Company that she does not intend to stand for re-election. In addition, pursuant to the Board’s retirement age policy, Robert D. Krebs, who is 72 years old, is not standing for re-election. Mr. Bonderman and Mr. Krebs have been members of our Board since July 2009. Dr. Telles has been a member of the Board since April 2010.
GM has received notice pursuant to Section 1.11 of our Bylaws that a stockholder, who owns two shares of our Common Stock, intends to nominate candidates for election to the Board at the 2014 annual meeting. Under Section 2.2(d) of our Bylaws, the Board has determined in its reasonable judgment that this is not considered a contested election. The Board recommends that you vote your shares for the candidates nominated by the Board.
Other than Mary T. Barra and Joseph J. Ashton, all of the directors in the following section were elected to the Board at the 2013 annual meeting. Ms. Barra was elected a director of the Company effective January 15, 2014. While Mr. Ashton is standing for election at the annual meeting, if he is elected his term will begin on August 11, 2014 at which time the size of the Board will increase from 11 to 12 members.
Information about Nominees for Director
Set forth below is information about the nominees, including their names and ages, recent employment or principal occupation, their period of service as a GM director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and a summary of their specific experience, qualifications, attributes, or skills that led to the conclusion that they are qualified to serve as a director:

The Board of Directors recommends that you vote FOR the election of each of the following nominees.
Joseph J. Ashton (65), Vice President, United Auto Workers
Mr. Ashton has been a Vice President of the International Union, United Automobile, Aerospace and Agricultural Workers of America (the “UAW”) since June 2010. Prior to that time Mr. Ashton served as director of the UAW’s Region 9 (Central New York, New Jersey, and Pennsylvania) from June 2006 and as assistant director of Region 9 from January 2003. He has been a member of the UAW International staff since 1986 and plans to retire after the UAW Constitutional Convention in June 2014. He is active in labor and civic affairs,

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including serving as the executive vice president of the Pennsylvania AFL-CIO Executive Council and executive vice president of the New Jersey AFL-CIO. Under the terms of a 2009 stockholders agreement among some of GM’s largest stockholders, Mr. Ashton was designated for nomination to the GM Board by the UAW Retiree Medical Benefits Trust (the "VEBA Trust").
During his career with the UAW Mr. Ashton has played a key role in organizing campaigns and contract negotiations with major manufacturing and technology companies in a variety of industries including vehicle components, defense, aerospace, steel, and marine products. Based on these experiences, he has developed a deep understanding of how labor strategy can affect a company’s financial success, including expertise in areas such as manufacturing processes, pension and health care costs, government relations, employee engagement and training, and plant safety.
Mary T. Barra (52), Chief Executive Officer, General Motors Company
Ms. Barra has been Chief Executive Officer of the Company since January 15, 2014, when she also became a member of our Board of Directors. Prior to becoming CEO, Ms. Barra had been Executive Vice President, Global Product Development, Purchasing & Supply Chain since August 2013. She served as Senior Vice President, Global Product Development from 2011 to 2013; Vice President, Global Human Resources from 2009 to 2011; and Vice President, Manufacturing Engineering from 2008 to 2009. Ms. Barra also serves on the Board of Directors of General Dynamics Corporation.
Ms. Barra brings to our Board an in-depth knowledge of the Company and the global automotive industry. With more than 33 years at GM and having served in a variety of leadership positions, Ms. Barra has gained substantial strategic planning, operating and business experience and a deep understanding of the Company’s strengths and weaknesses and the challenges that it faces. As CEO of the Company, she shares management’s perspective on the business with the Board and engages with the Board in developing her strategic vision for GM. In her most recent role as the senior leader of global product development, she had responsibility for the design, engineering, program management and quality of GM vehicles around the world, which enables her to provide unique insight to the Board on one of the most critical and complex parts of GM’s business. Ms. Barra’s previous leadership in other key areas of the Company, including global human resources and manufacturing engineering, will allow her to make a significant contribution to our Board. Further, Ms. Barra brings to our Board her experience in serving on the board of directors of another public company.
Erroll B. Davis, Jr. (69), Superintendent, Atlanta Public Schools
Mr. Davis has been a member of our Board of Directors since July 2009. He was also a member of the Board of Directors of General Motors Corporation from 2007 to 2009. Mr. Davis has served as the Superintendent, Atlanta Public Schools since July 2011. He served as Chancellor of the University System of Georgia, the governing and management authority of public higher education in Georgia, from 2006 until his retirement in 2011. From 2000 to 2006, Mr. Davis served as Chairman of Alliant Energy Corporation, and he held the offices of President and Chief Executive Officer from 1998 to 2005. He is a director of Union Pacific Corporation and in the past five years, Mr. Davis also served as a director of BP p.l.c. (1998 to 2010).
In nominating Mr. Davis to serve on our Board of Directors, the Board considered his management and strategic leadership experience as a chief executive officer of one of the largest public school systems in the state of Georgia, a large, diverse public university system and, before that, a complex, highly regulated public utility. Mr. Davis brings to our Board of Directors extensive knowledge in the areas of financial reporting and accounting, compliance and controls, technology, and public policy concerns such as education and environmental issues. In addition, his knowledge and experience in the utility and energy industries brings to the Board valuable insight regarding the infrastructure needed to advance the use and acceptance of electric power and alternative fuels for our low-emission vehicles. Further, Mr. Davis’ experience on the boards of directors of other public companies provides exposure to diverse industries with unique challenges enabling him to make significant contributions to our Board, particularly in the areas of audit and public policy.
Stephen J. Girsky (51), Senior Advisor, General Motors Company
Mr. Girsky has been a member of our Board of Directors since July 2009. Mr. Girsky has been Senior Advisor to the Company since January 15, 2014. Prior to that, he served as GM Vice Chairman from March 2010 to January 2014, during which time he held overall responsibility for global corporate strategy, new business development, global product planning and program management, global purchasing and supply chain,

11	2014 PROXY STATEMENT

global connected customer/OnStar, GM Ventures LLC, and global research and development. He was also Interim President of Europe from July 2012 to February 2013. Mr. Girsky served as Senior Advisor to the Office of the Chairman at GM from December 2009 to February 2010. He was President of S. J. Girsky & Company, an advisory firm, from January 2009 to March 2010. He served as President of Centerbridge Industrial Partners, LLC (“Centerbridge”), an affiliate of Centerbridge Partners, L.P., a private investment firm from 2006 to 2009. From November 2008 to June 2009, Mr. Girsky provided advisory services to the UAW. Prior to joining Centerbridge, Mr. Girsky was a special advisor to the Chief Executive Officer and the Chief Financial Officer of General Motors Corporation from 2005 to 2006. From 1995 to 2005, he served as Managing Director at Morgan Stanley and a Senior Analyst of the Morgan Stanley Global Automotive and Auto Parts Research Team. In the past five years, Mr. Girsky also served as lead director of Dana Holding Corporation (2008 to 2009).
Having served as GM Vice Chairman with responsibility for several key areas of the business, including Interim President of GM’s European operations, Mr. Girsky has an in-depth knowledge of the Company. In total, he brings more than 25 years of experience in the automotive industry, both as a participant and knowledgeable observer, which provides our Board of Directors with unique insight into the Company’s challenges, operations, and strategic opportunities as well as a deep understanding of the automotive business and its key participants. In addition, Mr. Girsky’s experience as an auto analyst and president of a private equity firm brings to our Board of Directors significant expertise in finance, market and risk analysis, and business restructuring and development.
E. Neville Isdell (70), Retired Chairman and Chief Executive Officer, The Coca-Cola Company
Mr. Isdell has been a member of our Board of Directors since July 2009. He was also a member of the Board of Directors of General Motors Corporation from 2008 to 2009. Mr. Isdell served as Chairman of The Coca-Cola Company (“Coca-Cola”) from 2004 to 2009 and Chief Executive Officer from 2004 to 2008. Previously, he was an International Consultant to Coca-Cola and headed his investment company, Collines Investments from 2002 to 2004; Chief Executive Officer of Coca-Cola Hellenic Bottling Company (“HBC”) from 2000 to May 2001; Vice Chairman of HBC from May 2001 to December 2001; and Chairman and Chief Executive Officer of Coca-Cola Beverages plc from 1998 to September 2000. Mr. Isdell is Chairman of the World Wildlife Fund and Co-Chairman and Chairman of the Board of Trustees of the Investment Climate Facility for Africa.
When considering Mr. Isdell as a nominee to serve on our Board of Directors, the Board recognized his success as a chief executive officer of an iconic American corporation that promotes one of the most widely recognized consumer brands in the world in a continually growing global market. Through his broad range of roles with Coca-Cola, Mr. Isdell gained significant expertise in global brand management, corporate strategy, and business development, which allows him to add significant value to our Board in areas that are key to the Company’s success. In addition, his previous and current board positions in non-profit organizations involved with community development, environmental issues, and human rights have developed his broad perspective on social and public policy issues of interest to the Board.
Kathryn V. Marinello (57), Senior Advisor, Ares Management LLC
Ms. Marinello has been a member of our Board of Directors since July 2009. She was also a member of the Board of Directors of General Motors Corporation from 2007 to 2009. In March 2014, Ms. Marinello rejoined Ares Management LLC ("Ares"), a global asset manager, as Senior Advisor. She had been Chairman and Chief Executive Officer of Stream Global Services, Inc., a global business process outsource service provider specializing in customer relationship management for Fortune 1,000 companies, since August 2010. Ms. Marinello served as senior advisor and consultant at Providence Equity Partners LLC, a private equity firm, and Ares from June to August 2010. She served as Chairman and Chief Executive Officer of Ceridian Corporation, a human resources outsourcing company, from December 2007 to January 2010; and President and Chief Executive Officer from 2006 to 2007. Prior to joining Ceridian, Ms. Marinello spent 10 years at General Electric Company (“GE”), and served in a variety of senior roles, including President and Chief Executive Officer of GE Fleet Services, a division of GE, from 2002 to 2006. Ms. Marinello is a director of AB Volvo.
Ms. Marinello’s experience at large, complex service companies in various industries enables her to bring a varied perspective to our Board. As Chairman and CEO of Stream Global Services, Inc., she was

12	2014 PROXY STATEMENT

focused on using information technology to enhance customer service, areas that are key to our success. At Ceridian, she led a business service company providing integrated human resource systems, involving a wide range of issues including audit and financial reporting, compliance and controls, and mergers and acquisitions. As the former President and CEO of GE Fleet Services, Ms. Marinello has significant experience with vehicle fleet sales and financing and dealer relations, and ensures that our Board of Directors considers the customer perspective in its decision making. Moreover, at GE Capital, and in her prior roles at Chemical Bank,
Citibank, and First Bank Systems, Inc., Ms. Marinello operated large consumer financial services divisions, which included auto lending, auto warranty, telematics, and auto insurance companies, further broadening her contribution to our Board.
Admiral Michael G. Mullen USN (ret.) (67), Retired Chairman, Joint Chiefs of Staff
Admiral Mullen has been a member of our Board of Directors since February 2013. Admiral Mullen served as the 17th Chairman of the Joint Chiefs of Staff from October 2007 until his retirement in 2011. Previously, Admiral Mullen served as the 28th Chief of Naval Operations (“CNO”) from July 2005 to 2007. CNO was one of four different four-star assignments Admiral Mullen held, which also included Commander, U.S. Naval Forces Europe and Commander, Allied Joint Force Command, and the 32nd Vice Chief of Naval Operations. Since 2012, Admiral Mullen has served as President of MGM Consulting LLC and is the Charles and Marie Robertson Visiting Professor at the Woodrow Wilson School of Public and International Affairs at Princeton University. Admiral Mullen also serves on the board of directors of Sprint Corporation.
Admiral Mullen brings to our Board extensive senior leadership experience gained over his 43-year career in the U.S. military. As Chairman of the Joint Chiefs of Staff, the highest ranking officer in the U.S. military, Admiral Mullen led the armed forces during a critical period of transition, overseeing two active war zones. Admiral Mullen’s involvement in key aspects of U.S. diplomacy, including forging vital relationships with diverse countries around the world, brings valuable insight to our Board as we work to restructure GM’s operations in Europe and expand our operations in Brazil, Russia, India, and China. In addition to strong global relationships, Admiral Mullen has deep experience in leading change in complex organizations, executive development and succession planning, diversity implementation, crisis management, strategic planning, budget policy, risk management, and technical innovation, which are important to the oversight of GM’s business and will allow him to make a significant contribution to our Board.
James J. Mulva (67), Retired Chairman and Chief Executive Officer, ConocoPhillips
Mr. Mulva has been a member of our Board of Directors since June 2012. Mr. Mulva served as Chairman and Chief Executive Officer of ConocoPhillips, an international integrated oil and gas company, from 2004 until his retirement in 2012; Chairman, President and Chief Executive Officer from 2004 to 2008; and President and Chief Executive Officer from 2002 to 2004. Mr. Mulva is a director of General Electric Company and Statoil ASA, a Norwegian oil and gas company.
Mr. Mulva brings to our Board of Directors 39 years of experience in the energy industry, first at Phillips Petroleum Company (“Phillips”) and, since 2002, as Chief Executive Officer of ConocoPhillips. Prior to overseeing the merger of Conoco and Phillips, Mr. Mulva served as Chairman and Chief Executive Officer of Phillips, where he held various domestic and international senior management positions in finance, including Executive Vice President and Chief Financial Officer. As Chief Executive Officer of Phillips and later ConocoPhillips, Mr. Mulva oversaw mergers and acquisitions, business restructurings, and negotiated joint ventures, positioning the company to compete in an increasingly challenging and highly competitive industry. Prior to his retirement from ConocoPhillips, Mr. Mulva oversaw the strategic repositioning of the company to split its fuel production and refining businesses. Mr. Mulva’s expertise in the energy industry provides valuable insight to our Board in developing GM’s long-term energy diversity strategy, as does his in-depth background in finance. Mr. Mulva also brings to our Board his experience in serving as a director of other large, complex companies.
Patricia F. Russo (61), Retired Chief Executive Officer, Alcatel-Lucent
Ms. Russo has been a member of our Board of Directors since July 2009 and served as Lead Director of our Board from March 2010 to January 2014. She served as Chief Executive Officer of Alcatel-Lucent from 2006 to 2008. Prior to the merger of Alcatel and Lucent in 2006, she served as Chairman and Chief Executive Officer of Lucent Technologies, Inc. (“Lucent”) from February 2003 to 2006; and President and Chief

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Executive Officer from 2002 to 2003. Ms. Russo is currently a director of Alcoa Inc., Hewlett-Packard Company, KKR Management LLC (the managing partner of KKR & Co. L.P.), and Merck & Co. Inc (“Merck”). Ms. Russo also served as a director of Schering-Plough Corporation from 1995 to its merger with Merck in 2009.
As the chief executive officer of highly technical, complex companies, Ms. Russo demonstrated leadership that strongly supported her nomination to our Board of Directors. In that capacity she dealt with a wide range of issues including mergers and acquisitions and business restructuring as she led Lucent’s recovery through a severe industry downturn and later a merger with Alcatel, a French company. In addition, she brings to the Board extensive global experience in corporate strategy, finance, sales and marketing, technology, and leadership development. Ms. Russo also brings extensive expertise in corporate governance and executive compensation as a member of the board and board committees of other public companies.
Thomas M. Schoewe (61), Retired Executive Vice President and Chief Financial Officer, Wal-Mart Stores, Inc.
Mr. Schoewe has been a member of our Board of Directors since 2011. Mr. Schoewe served as Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc. (“Wal-Mart”) from 2000 to 2011. Prior to joining Wal-Mart, Mr. Schoewe worked for Black & Decker Corporation from 1986 to 1999, most recently serving as Senior Vice President and Chief Financial Officer. Mr. Schoewe is a director of KKR Management LLC and Northrop Grumman Corporation. In the past five years, he also served as a director of PulteGroup, Inc. (2009 to 2012) and Centex Corporation from 2001 to its 2009 merger with Pulte Homes, Inc.
With extensive experience in finance, including serving as the chief financial officer of large multi-national, consumer-facing companies, Mr. Schoewe brings financial expertise, corporate leadership, and operational experience to our Board of Directors. His extensive experience as a senior leader in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis, and risk management that are valuable to the oversight of our business. Mr. Schoewe also brings to our Board his experience at Wal-Mart and Black & Decker with large-scale, transformational information technology (“IT”) implementations, which provides valuable insight as we continue to restructure our IT operations. Further, Mr. Schoewe’s previous and current board positions at public companies involved with home building, security, and investments provides exposure to diverse industries with unique challenges enabling him to make a significant contribution to our Board.
Theodore M. Solso (67), Retired Chairman and Chief Executive Officer, Cummins, Inc. and Chairman, General Motors Company
Mr. Solso has been the Non-Executive Chairman of our Board of Directors since January 15, 2014 and a member of our Board since June 2012. Mr. Solso served as Chairman and Chief Executive Officer of Cummins, Inc. (“Cummins”), a global manufacturer of diesel and natural gas engines and engine-related component products, from 2000 until his retirement in 2011. He is a director of Ball Corporation, a manufacturer of metal packing products and aerospace systems and technologies. In the past five years, Mr. Solso also served as a director of Ashland Inc. (1999 to 2012).
Mr. Solso gained significant senior management experience during his 40-year career at Cummins, which culminated in his role as Chairman and Chief Executive Officer. He brings to our Board of Directors his experience and insight into the complexities of managing a major global organization. Mr. Solso led Cummins through strong financial performance and stockholder returns, international growth, business restructuring, and leadership in emissions reduction technology and related environmental activities, corporate responsibility, diversity, and human rights issues. His extensive experience in manufacturing and engineering of diesel engines and compliance with challenging emissions laws and regulations allows him to contribute significantly to our Board regarding GM’s global product development strategies. His recent experience in serving as U.S.
Chairman of the U.S. - Brazil CEO Forum provides valuable insight to advance the business priorities of our operations in Brazil. In addition to his deep understanding of global markets and business operations and corporate responsibility, Mr. Solso brings to our Board his experience as a director of other public companies, particularly in the areas of finance, accounting, risk oversight, and corporate governance.

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Carol M. Stephenson (63), Retired Dean, Ivey Business School, The University of Western Ontario
Ms. Stephenson has been a member of our Board of Directors since July 2009. She served as Dean of the Ivey Business School at The University of Western Ontario (“Ivey”) from 2003 until her retirement in September 2013. Prior to joining Ivey, Ms. Stephenson served as President and Chief Executive Officer, Lucent Technologies Canada from 1999 to 2003. Ms. Stephenson is a director of Ballard Power Systems, Inc., a manufacturer of fuel cell products, Intact Financial Corporation (formerly ING Canada), an insurance provider in Canada, and Manitoba Telecom Services Inc., a communications provider in Canada. She was a member of the Advisory Board of General Motors of Canada, Limited (“GM Canada”), a GM subsidiary, from 2005 to 2009. Ms. Stephenson was invested as an Officer into the Order of Canada in 2009.
Ms. Stephenson’s experience as Dean of Ivey and President and Chief Executive Officer of Lucent Technologies Canada provides our Board of Directors with diverse perspectives and progressive management expertise in marketing, operations, strategic planning, technology development, and financial management. Her experience on the boards of several top Canadian companies provides our Board of Directors with her broad perspective on successful management strategies and insight on matters affecting the business interest of GM and GM Canada. Ms. Stephenson also brings to our Board her experience in serving on the compensation and governance committees of other public companies.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board is committed to having a sound governance structure that promotes the best interests of our stockholders. To that end, the Board maintains its Corporate Governance Guidelines and other policies that it believes enable it to most effectively discharge its responsibility to provide oversight and direction to the conduct of the Company’s business. The Board’s Corporate Governance Guidelines and related policies cover among other things:

•	Board membership criteria and the process for the selection of new directors;

•
Majority voting for directors and the related requirement that each incumbent director, when nominated for re-election, submit a written irrevocable resignation that would become effective if the Board accepts that resignation following an uncontested election in which the director fails to receive a majority of the votes cast, excluding abstentions;

•	Orientation for new directors and continuing education for all directors;

•	Requirement that at least two-thirds of the Board be independent;

•	Limitation on the number of outside board memberships that can be held by any director;

•	Mandatory retirement for directors at age 72;

•	Prohibition against personal loans from the Company or its subsidiaries to directors and executive officers that would violate the Sarbanes-Oxley Act of 2002;

•	Requirement that non-management directors own stock and/or deferred share units, which must be retained until after retirement or otherwise leaving the Board;

•	Requirements for executive sessions of the Board attended by non-management and independent directors;

•	Role and responsibilities of the Chairman of the Board and Lead Director, if the Chairman is not independent;

•	Access by the Board and each of its Committees to independent advisors at the Company’s expense;

•	Annual self-evaluations of the Board and each of its Committees by all directors;

•	Directors’ obligations to comply with the Company’s policies regarding ethics and conflicts of interest;

•	Confidentiality of Board materials, deliberations, and actions;

•	Directors’ unrestricted access to management;

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•	Annual evaluation of the CEO by the Board; and

•	Board responsibility for overseeing succession planning for management.
The Directors and Corporate Governance Committee (the “Governance Committee”) regularly considers information concerning the Board’s Corporate Governance Guidelines and periodically recommends to our Board the adoption of amendments in response to changing regulatory requirements, evolving best practices, and the perspectives of our stockholders. To obtain a copy of our Corporate Governance Guidelines, see “How can I obtain the Company’s corporate governance information?” on page 9.
Board Leadership Structure
Our Bylaws and Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure for the Company, and the Board periodically considers whether the offices of Chairman and Chief Executive Officer should be combined or separate and whether an executive or independent director should be Chairman. The Board strongly believes that when making these determinations it should not be constrained by a policy that could deprive the Board of its ability to select the most qualified and appropriate individual to lead the Board as Chairman at any particular point in time. In making leadership structure determinations, the Board considers many factors to determine what is in the best interests of the Company’s stockholders, including the qualifications of individual directors and the specific needs of the business. At certain points in the Company’s history, the Chairman and CEO roles have been held by the same person, and at other times, the roles have been held by different individuals. Since July 2009, the Company has had a joint Chairman and CEO two times, and a separate Chairman and CEO three times, including two independent, non-executive Chairmen. In each instance, the decision on whether to combine or separate the roles was made in the best interests of the Company’s stockholders, based on the circumstances at the time. While the Board has no fixed policy with respect to combining or separating the roles of Chairman and CEO, our Bylaws provide that if the Chairman is not an independent director, the independent directors will elect a Lead Director from among the independent directors serving on the Board, whose authority is described below.
In planning for Daniel F. Akerson to step down as Chairman and CEO in January 2014, our Board reconsidered its leadership structure, which consisted of a combined Chairman and CEO and an independent director serving as Lead Director. Currently, Theodore M. Solso serves as our independent, non-executive Chairman, and Mary T. Barra is CEO. Our Board chose to designate an independent, non-executive Chairman to allow Ms. Barra as the new CEO to focus on leading the Company’s business, while working closely with Mr. Solso, who can draw on his experience as chairman of a major company to deal with outside constituencies such as the financial markets and institutional stockholders. Given the dynamic and competitive environment in which GM operates, our Board may reconsider its leadership structure from time to time based on changes in our circumstances and in the members of the Board.
When the Board chooses a Chairman who is not independent, a majority of the independent directors annually elect a Lead Director, upon the recommendation of the Governance Committee. During 2013, Patricia F. Russo served as our Lead Director. Under the Board’s Corporate Governance Guidelines, the Lead Director has duties assigned by the Board which include:

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of non-management directors, and advising the Chairman of any actions taken;

•	Calling executive sessions of the non-management and independent directors;

•	Developing agendas for executive sessions of the Board in consultation with the Chairman and other Board members;

•	Leading the non-management directors in the annual evaluation of the performance of the CEO and communicating that evaluation to him or her;

•	Approving Board meeting agendas and related materials recommended by the Chairman;

•	Approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Serving as liaison between non-management directors and the Chairman, as necessary; and

•	Being available, if requested by major stockholders, for consultation and communication.

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Board’s Role in Risk Oversight
One of the essential functions of our Board is oversight of management, directly and through its various Committees. Identifying and managing the risks we face is an important component of management’s responsibilities. Risks are considered in virtually every business decision and as part of the Company’s business strategy. We recognize that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve our strategic objectives.
Our Board has overall responsibility for risk oversight, with a focus on the most significant risks facing the Company. Our Board implements its risk oversight function both as a whole and through delegation to Board Committees. The Board receives regular reports from our management on particular risks within the Company, through review of the Company’s strategic plan, and through regular communication with its Committees. The Board Committees, which meet regularly and report back to the full Board, play a significant role in overseeing the Company’s management of risks within their areas of responsibility. In general, individual Committees oversee the following risks:

•
The Audit Committee oversees risks associated with financial and accounting matters and the Company’s financial reporting and disclosure process. It also reviews the Company’s policies for risk assessment and risk management, including our major financial and accounting risk exposures and actions taken to mitigate these risks as well as reviewing management’s assessment of legal and regulatory risks identified in the Company’s compliance programs;

•
The Executive Compensation Committee (the “Compensation Committee”) ensures that GM’s executive compensation programs are designed to provide incentives that are consistent with the interests of GM’s stockholders but do not encourage senior executives to take excessive risks that threaten the value of the Company. It also considers risks related to executive recruitment, development, retention, and succession planning;

•
The Governance Committee oversees risks that may arise in connection with the Company’s governance structure and processes, including Board structure and composition, director independence, and related party transactions;

•	The Finance Committee oversees risks associated with general economic conditions, financial instruments, financial policies and strategies, capital structure, and pension funding; and

•
The Public Policy Committee oversees risks that may arise in connection with global political, social, and public policy issues that may affect the Company’s business operations, profitability, or reputation.

Our General Auditor and Chief Risk Officer is responsible for coordinating the Company’s risk management activities, including reporting to both the Board’s Audit Committee and to senior management on the risk assessment and mitigation strategies for the top risks the Company has identified. Oversight of these top Company risks has been assigned to the functional or regional leaders who are in the best position to develop risk management strategies and to report progress to the Board and senior management. Our General Auditor and Chief Risk Officer also supports the process of identifying emerging risks to the Company and stress testing key risk scenarios.
While the Board is ultimately responsible for risk oversight, our management is responsible for day-to-day risk management processes. We believe that this division of responsibilities is the most effective risk management approach and that our Board leadership structure supports this approach.
Selection of Nominees for Election to the Board
The Board makes nominations for the election of directors pursuant to the recommendations of the Governance Committee. Any stockholder entitled to vote for the election of directors may make a nomination by complying with the requirements of applicable law and section 1.11 of our Bylaws.
The Governance Committee annually reviews with the Board the appropriate skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. The Governance Committee is responsible for identifying potential candidates for Board membership and making its recommendations to the full Board. To assist in the identification and evaluation of qualified director

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candidates, the Governance Committee from time to time engages search firms that specialize in providing services for the identification and evaluation of candidates for election to corporate boards.
The selection of qualified directors is complex and crucial to our long-term success. The Governance Committee and the Board establish different priorities for recruiting new Board members from time to time depending on the Company’s needs and the current make-up of the Board. In every case, however, candidates for election to the Board must be able to make a significant contribution to the Board’s discussion and decision making concerning the broad array of complex issues facing the Company. Recent recruiting efforts have been focused on identifying active CEOs with global organizations. Potential candidates who satisfy our priorities are further evaluated based upon criteria that include:

•	Their demonstrated global business and social perspective, personal integrity, and sound judgment;

•	Expertise and experience gained in government and non-profit organizations that would complement or expand that of the current directors;

•	Their demonstrated commitment to the highest ethical standards and values of the Company;

•
Their ability to take into account and balance the legitimate interests and concerns of all our stockholders and other stakeholders effectively, consistently, and appropriately in reaching decisions; and

•
Their ability and willingness to give sufficient time and attention to preparing for and participating fully in Board activities, including enhancing their knowledge of our Company and the global automotive industry.

In assessing potential candidates the Governance Committee seeks to consider individuals with a broad range of business experience and backgrounds. While GM does not have a formal policy governing diversity among members of the Board, we are striving to add directors with diverse backgrounds in recognition of the value of overall diversity, considering members’ opinions, perspectives, personal and professional experiences, and backgrounds, such as gender, race, ethnicity, or country of origin. We believe that the judgment and perspectives offered from deliberations of a diverse board of directors improve the quality of their decision making and enhance the Company’s business performance by enabling it to respond more effectively to the needs of customers, employees, suppliers, stockholders, and other stakeholders worldwide.
The Governance Committee is also responsible for recommending nominees to the Board annually. In determining whether to recommend a director for re-election, the Governance Committee considers a number of factors, including the director’s history of attendance and participation in meetings, other contributions to the activities of the Board, and the results of Board self-evaluations. The Corporate Governance Guidelines state that it is preferable for the CEO and other senior executives not to serve on the Board after retiring. Mr. Girsky has been a member of the Board since July 2009 and was a senior executive of the Company from December 2009 through January 2014. In deciding to recommend him for re-election at the annual meeting, the Governance Committee recognized his service in joining management at a crucial time to provide leadership through several transitions, as well as the value of providing continuity in the membership of the Board in light of the number of directors leaving the Board in the first half of 2014.
The Governance Committee will consider persons recommended by stockholders for election to the Board. To recommend an individual for Board membership, write to the Corporate Secretary of our Company at the mailing address, fax number, or e-mail address provided on page 9 in “How can I obtain the Company’s corporate governance information?” Using the same criteria for candidates proposed by stockholders and by members of the Board, the Governance Committee will review the qualifications and background of each recommended candidate in light of the selection criteria listed above and will then communicate its decision to the candidate or the person who made the recommendation.
If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the SEC’s proxy rules, which is discussed on page 9), you must give us written notice as required in Section 1.11 of our Bylaws. The Corporate Secretary must receive such notice at the mailing address, fax number, or e-mail address provided in “How can I obtain the Company’s corporate governance information?” on page 9, not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2015 annual meeting, your notice must be received between December 11, 2014 and February 9, 2015.

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Board Meetings and Attendance
In 2013, our Board held a total of ten meetings, and average attendance at Board and Committee meetings was 93 percent. Each director standing for re-election attended more than 75 percent of the total meetings of the Board and Committees on which he or she served during 2013. Directors are expected to attend our annual meeting of stockholders, which is held in conjunction with a regularly scheduled Board meeting. All of GM’s directors attended the 2013 annual meeting of stockholders.
Size of the Board
The Board of Directors is currently composed of 14 members. The Board of Directors sets the number of directors from time to time by resolution adopted by a majority of the Board. The Governance Committee reassesses the Board’s size at least annually to determine if a larger or smaller group would be more effective. If any nominee is unable to serve as a director or if any director leaves the Board between annual meetings of stockholders, the Board, by resolution, may reduce the number of directors or elect an individual to fill the resulting vacancy.
Voting Standards for the Election of Directors
Section 2.2 of GM’s Bylaws and our Corporate Governance Guidelines provide that in uncontested elections directors are elected by a majority of the votes cast. In contested elections, the plurality voting standard applies so that the Board vacancies are filled by the nominees who receive the most votes, regardless of whether they receive a majority of votes cast. An election is considered “contested” if we receive proper notice pursuant to Section 1.11 of our Bylaws that a stockholder intends to nominate a candidate for the election, so that the number of candidates would be greater than the number of directors to be elected, unless the Board determines in its reasonable judgment that the stockholder’s nominee or nominees are likely to receive less than 0.01 percent of the votes cast.
Our Bylaws and Corporate Governance Guidelines further provide that before any incumbent director may be nominated by the Board for re-election to the Board, he or she must submit a written irrevocable resignation, which would become effective if: (1) the director does not receive more than 50 percent of the votes cast in an uncontested election and (2) the Board accepts that resignation in accordance with policies and procedures adopted by the Board for such purposes.
Within 90 days after receipt of the certified final vote for an uncontested election of directors in which one or more incumbent directors did not receive a majority of the votes cast, the Governance Committee will consider his or her tendered resignation in light of the best interests of GM and its stockholders and make a recommendation to the Board whether to accept or reject the resignation, and whether a different individual should be chosen to serve as a director in place of the unsuccessful incumbent. The Committee in making its recommendation and the Board in determining whether to accept the Committee’s recommendation may consider any factors they determine appropriate and relevant to the best interests of GM and its stockholders. In any event, however, the Board will accept the resignation of an unsuccessful incumbent unless there is a compelling reason to reject the resignation. Using this standard, a resignation might be rejected, for example, if:

•	The stated or apparent reasons for the votes against the director could be better addressed or resolved in a different way; or

•
The resignation of the director would: (1) eliminate an Audit Committee financial expert; (2) cause the Board to have less than a majority of independent directors; (3) cause GM to fail to satisfy the listing requirements of the NYSE; (4) result in a default or breach under any loan covenants; or (5) trigger a significant payment under an executive employment contract or other contract.

While the Governance Committee is considering whether to recommend that the Board accept a director’s resignation under the circumstances described above and the Board itself is deliberating and acting upon the Committee’s recommendation, the Board expects an unsuccessful incumbent to recuse himself or herself voluntarily from participation in those discussions and decisions, except in limited circumstances.
Within four business days after the Board accepts or rejects the resignation following the process described above, we will file a report with the SEC on Form 8-K setting forth the decision and explaining the Board’s rationale for its decision.

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If all incumbent directors who are Board nominees fail to receive a vote of at least 50 percent of the votes cast in an uncontested election of directors, the incumbent Board will nominate a new slate of directors and within 180 days after the certification of the stockholder vote will hold a special meeting to elect a Board of Directors. In such circumstances, the incumbent Board will continue to serve until new directors are elected and qualified.
Director Independence
Pursuant to our Bylaws and the terms of the Stockholders Agreement described on page 28, at least two-thirds of our directors must be independent within the meaning of Rule 303A.02 of the NYSE Listed Company Manual, as determined by our Board of Directors.
The Governance Committee assesses the independence of each director and makes recommendations to the Board as to each director’s independence both by using the quantitative criteria in the Board’s Corporate Governance Guidelines and by determining whether the director is free from any qualitative relationship that would interfere with the exercise of independent judgment.
Section 2.10 of our Bylaws incorporates, by reference, the independence criteria of the NYSE, and the Board’s Corporate Governance Guidelines set forth our standards for director independence, which are based on all the applicable SEC and NYSE requirements. The Board’s Corporate Governance Guidelines provide that an independent director must satisfy all of the following criteria:

•	During the past three years, we have not employed the director, and have not employed (except in a non-executive capacity) any of his or her immediate family members;

•
During any twelve-month period within the last three years, the director has not received more than $120,000 in direct compensation from us other than director fees or other forms of deferred compensation. No immediate family members of the director have received any compensation other than for employment in a non-executive capacity;

•
Neither the director nor any immediate family member is a current partner of a firm that is our internal or external auditor; the director is not an employee of such a firm; the director does not have an immediate family member who is a current employee of such a firm and personally works on our audit; and neither the director nor any immediate family member was a partner or employee of such a firm and personally worked on our audit within the last three years;

•
During the past three years, neither the director nor any immediate family member has been part of an “interlocking directorate” in which one of our executive officers serves on the compensation committee (or its equivalent) of another company that employs the director; and

•
During the past three years, neither the director nor any immediate family member has been employed (except, in the case of family members, in a capacity other than as an executive officer) by one of our significant suppliers or customers or any affiliate of such supplier or customer. For the purposes of this standard, a supplier or customer is considered significant if its sales to, or purchases from, us represent the greater of $1 million or two percent of our or the supplier’s or customer’s consolidated gross revenues.

In addition to satisfying all of the foregoing requirements, a director or director nominee would not be considered independent if he or she has, in the judgment of the Board, any other “material” relationship with the Company, other than serving as a director that would interfere with the exercise of his or her independent judgment.
Members of the Audit Committee will not be considered independent if they receive, directly or indirectly, any compensation from the Company other than their compensation for service as directors, or be an “affiliated person” of the Company or subsidiary thereof, as such term is defined under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. In determining the independence of members of the Compensation Committee, the Board must consider all factors specifically relevant to determining whether they have a relationship to the Company that is material to their ability to be independent from management in connection with the duties of a compensation committee member, including their source of compensation, any consulting, advisory or other compensatory fee paid by the Company to them; and whether they are affiliated with the Company or any subsidiary.

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Consistent with the standards described above, the Board has reviewed all relationships between the Company and each director or director nominee, considering quantitative and qualitative criteria, and affirmatively has determined that all of the directors other than Ms. Barra and Mr. Girsky, a former executive officer of the Company, are independent according to the definition in the Board’s Corporate Governance Guidelines. The Board has also determined that if Mr. Ashton is elected to the Board, he will not be considered independent in view of his long-term affiliation with the UAW and the significant relationship between the Company and the UAW.
In recommending to the Board that each non-employee director be found independent, the Governance Committee also considered whether there were any other facts or circumstances that might impair a director’s independence. In particular, the Governance Committee evaluated charitable contributions that GM (including the GM Foundation) has made to non-profit organizations with which our directors are or have been associated. None of these transactions was material. The Governance Committee also considered that GM in the ordinary course of business, during the last three years, has sold fleet vehicles to and purchased products and services from companies at which some of our directors serve as non-employee directors and confirmed the absence of any material relationship. In each case, these transactions were in the ordinary course of business for GM and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.
Our Bylaws and Corporate Governance Guidelines are available on our website at www.gm.com/investor, under “Corporate Governance.”
Executive Sessions
Under the Board’s Corporate Governance Guidelines, the non-management directors generally have an opportunity to meet in executive session without management present as part of each regularly scheduled Board meeting. If any non-management directors are not independent, then the independent directors schedule an executive session of independent directors at least once per year. Executive sessions are currently chaired by the non-executive Chairman of the Board, Mr. Solso. In 2013 and January 2014, executive sessions were chaired by the Board’s Lead Director at the time, Ms. Russo. During these sessions, the non-management directors review CEO performance, compensation, and succession planning; future Board agendas and flow of information to directors; the Board’s corporate governance matters; and any other matters of importance to the Company or other issues raised by the non-management directors. The non-management directors of the Board met in executive session five times in 2013, including more than one time with only independent directors present.
Stockholder Communication with the Board
Stockholders and other interested parties may contact our Board as a whole, or the non-management directors as a group, any Board Committee, or the Chairman of the Board by using contact information provided on our website at www.gm.com/investor, under “Corporate Governance.”
Code of Ethics
We have adopted a code of ethics that applies to our directors, officers, and employees, including the CEO, the Executive Vice President and Chief Financial Officer, the Vice President, Controller and Chief Accounting Officer, and any other persons performing similar functions. GM’s code of ethics, “Winning With Integrity: Our Value and Guidelines for Employee Conduct,” is posted on our website at www.gm.com/investor, under “Corporate Governance.”
Confidentiality
Directors, like all employees, are required to maintain the confidentiality of information entrusted to them by us or any other confidential information about GM that they receive from any source in their capacity as a director, except when disclosure is legally required or specifically authorized by our Board. Directors are expected to take all appropriate steps to minimize the risk of disclosure of confidential communications coming to them from us as well as confidential discussions and decisions by or among directors and by or among the directors and management. All discussions that occur at meetings of the Board or a Board Committee are deemed confidential, except to the extent that disclosure may be legally required. Directors may not use confidential information for their benefit or for the benefit of persons or entities outside the Company or in violation of any law or regulation including insider trading laws and regulations. Directors are subject to these

21	2014 PROXY STATEMENT

obligations with regard to confidential information during and after their service on the Board. For purposes of this policy, “confidential information” is all non-public information relating to GM including, but not limited to, information that could be useful to competitors or otherwise harmful to our interests or objectives, if disclosed.
Director Orientation and Continuing Education
All new directors must participate in the Company’s director orientation program, which is generally conducted promptly after the meeting at which a new director is elected. The Governance Committee oversees an orientation process developed by management to familiarize new directors with the Company’s business and strategic plans, significant financial matters, core values, including ethics, compliance programs, corporate governance practices, and other key policies and practices through a review of background material and meetings with senior management. It is the responsibility of the Governance Committee to advise directors about their continuing education on subjects that would assist them in discharging their duties. For example, Board members are encouraged to visit GM facilities, dealers, and auto shows to enhance their understanding of the Company and its competitors in the auto industry. All directors are encouraged to attend, at our expense, director continuing education programs sponsored by educational and other institutions.
Access to Outside Advisors
The Board as well as each Board Committee can retain the services of outside advisors at our expense.
Committees of the Board of Directors
Our Board of Directors has five standing Committees: Audit, Directors and Corporate Governance, Executive Compensation, Finance, and Public Policy. Our Board has adopted a written charter for each of our standing Committees, which may be found on our website at www.gm.com/investor, under “Corporate Governance.” See “How can I obtain the Company’s corporate governance information?” on page 9 for information about obtaining a printed copy of each charter. Our Board may also establish from time to time any other committees that it deems necessary or desirable. Each member of the Audit, Governance, and Compensation Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. The composition of each Committee also complies with the listing requirements and other rules of the Toronto Stock Exchange. The following table shows for each of our standing Committees the current membership and the number of meetings held in 2013.
Standing Committee Membership

Director	Audit	Directors and Corporate Governance	Executive Compensation	Finance	Public Policy
David Bonderman (1)			X	X
Erroll B. Davis, Jr.	X				Chair
Stephen J. Girsky				X	X
E. Neville Isdell		X	Chair
Robert D. Krebs (2)	X	X		Chair
Kathryn V. Marinello	X				X
Michael G. Mullen	X				X
James J. Mulva			X	X	X
Patricia F. Russo		Chair	X	X
Thomas M. Schoewe	Chair			X
Theodore M. Solso (3)	X	X	X
Carol M. Stephenson		X	X
Cynthia A. Telles (1)				X	X
Number of Meetings in 2013	8	5	6	5	5

(1)	Not standing for re-election to the Board at the 2014 annual meeting.

(2)	Retiring from the Board effective as of the 2014 annual meeting, pursuant to the Board’s retirement age policy.

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(3)	Appointed non-executive Chairman of the Board on January 15, 2014.
Ms. Barra joined the Board on January 15, 2014 and has not been named to any Committees of the Board.
The primary responsibilities for each of the Committees of the Board are set forth below.
Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by us to stockholders and others; our system of internal controls; our compliance procedures for the employee code of ethics and standards of business conduct; and our audit, accounting, and financial reporting processes. Our Board has determined that all of the members of the Committee are independent, financially literate, and have accounting or related financial management expertise as defined by the NYSE. The Board also has determined that Mr. Davis, Mr. Krebs, Ms. Marinello, Mr. Schoewe, and Mr. Solso all qualify as “audit committee financial experts” as defined by the SEC.
Directors and Corporate Governance Committee
The Governance Committee gives direction and oversight to the identification and evaluation of potential Board candidates and ultimately recommends candidates to be nominated for election to the Board, including any individuals designated under the Stockholders Agreement described on page 28. It periodically conducts studies of the appropriate size and composition of the Board and reviews and makes recommendations concerning compensation for non-employee directors. Among other items, the Governance Committee is responsible for: reviewing and recommending revisions, as appropriate, to the Company’s corporate governance framework, including our Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines; overseeing the self-evaluation process of the Board and its standing Committees and reporting an assessment of the Board’s performance annually to the Board; and recommending memberships and Chairs for all Committees of the Board.
Executive Compensation Committee
The Compensation Committee’s overall objective is to ensure that our compensation policies and practices support the recruitment, development, and retention of the executive talent needed to ensure the long-term success of the Company. The Committee has a charter which is available for review on our website as discussed previously and has the authority under its charter to engage the services of outside advisors as described on page 38. The Committee meets at least annually with our General Auditor and Chief Risk Officer to assess executive compensation risk as discussed on page 39. The Committee may also invite various members of management to its meetings to assist it in carrying out its duties and responsibilities as the need arises. In 2013, the Senior Vice President, Global Human Resources, attended all committee meetings as did the Executive Director, Global Compensation and Benefits, in her capacity as Secretary to the Committee. The Chairman and CEO was invited to participate in a portion of all meetings. The Compensation Committee also meets in executive session without members of management. The executive sessions may or may not include participation by the external advisors as deemed necessary by the Committee. External advisors may also engage in discussions throughout the year with the Committee Chair and other Committee members without management present.
In carrying out its duties during 2013, the Compensation Committee has had to balance the need to provide competitive compensation and benefits with the guidelines and requirements of the UST and the Special Master for Troubled Asset Relief Program ("TARP") Compensation (the "Special Master"). As a result of the UST completing its sale of our Common Stock in December 2013, GM’s compensation programs ceased to be subject to UST guidelines and requirements. In planning for 2014, the Compensation Committee reviewed our talent and our executive development program with senior management, and approved new compensation plans. The Committee has responsibility to set goals and objectives related to compensation and set individual award targets for the CEO and other NEOs, as well as our other executive officers and certain other senior leaders subject to its review.
Below that level, the Committee has delegated authority, within prescribed limits, to the CEO or the Senior Vice President, Global Human Resources for certain individual incentive and equity-based compensation awards for new executives, and to the Secretary of the Committee for equity-based grants to new executives.

23	2014 PROXY STATEMENT

Finance Committee
The Finance Committee is responsible for assisting the Board in its oversight of our financial policies and strategies, including our capital structure. In addition, the Finance Committee periodically receives reports regarding our U.S. employee benefit plans for the purpose of reviewing the administration, financing, investment performance, risk and liability profile, and funding of such plans, in each case including with respect to regulatory compliance.
Public Policy Committee
The Public Policy Committee provides oversight and guidance to management on public policies to support the Company’s progress in growing the business globally within the framework of its core values. The Public Policy Committee discusses, and brings to the attention of the Board and management as appropriate, current and emerging global political, social, and public policy issues that may affect the business operations, profitability, or public image or reputation of the Company. The Public Policy Committee oversees global public policy matters as well as specific functions of the Company, as appropriate. Company functions reviewed by the Public Policy Committee include Global Public Policy, diversity, corporate social responsibility, employee health and safety, and philanthropic activities.
Executive Committee
In addition to the above committees, our Board has an Executive Committee composed of the Chairman of the Board and the Chairs of each of our standing Committees. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board meeting.
Non-Employee Director Compensation
Compensation for our non-employee directors is set by our Board at the recommendation of the Governance Committee. Our Board has maintained the level of director compensation (i.e., annual Board and committee retainers) originally established on July 10, 2009. Each member of the Board who is not an employee receives an annual retainer of $200,000 for service on the Board and, if applicable, one or both of the following annual retainers: (1) $10,000 for service as Chair of any Board Committee; and (2) $20,000 for service on the Audit Committee. The fee paid for service as Lead Director is $30,000 per year. Effective January 15, 2014, the fee paid for service as non-executive Chairman of the Board is $250,000 per year.
Under the General Motors Company Deferred Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”), which became effective January 1, 2011, non-employee directors are required to defer 50 percent of their annual Board retainer (i.e., $100,000) into share units of our Common Stock (“Deferred Share Units”) and may elect to defer all or half of the remainder in additional Deferred Share Units. Deferred Share Units under this plan may not be voted and will not be available for disposition until after the director retires or otherwise leaves the Board. After leaving the Board, the director will receive a cash payment or payments under this plan based on the number of Deferred Share Units in the director’s account, valued at the average daily closing market price for the quarter immediately preceding payment. Directors will be paid in a lump sum or in annual installments for up to five years based on their deferral elections.
Only non-employee directors receive fees for serving on the Board. Non-employee directors are not eligible to participate in any of the savings or retirement programs for our employees. Other than as described in this section, there are no separate benefit plans for directors.
Non-employee directors are reimbursed for reasonable travel expenses incurred in connection with their duties as directors. In addition, we pay for the cost of personal accident insurance coverage, and directors are responsible for associated taxes on the imputed income from the coverage.
To enhance the public image of our vehicles, we provide directors with the use of a company vehicle on a six-month rotating basis. Directors are expected to submit product evaluations to us. Directors are charged with imputed income based on the lease value of the vehicle provided and are responsible for associated taxes. After leaving the Board at age 72 or older, retired directors receive the use of a company vehicle on an annual

24	2014 PROXY STATEMENT

rotating basis, on the same terms as active directors. Non-employee directors who leave the Board before the age of 72 or with less than five years of service will be handled on a case-by-case basis.
The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are pro-rated for his or her period of service. The fees listed in the tables below reflect any pro-rata adjustments that occurred in the year ended December 31, 2013.
2013 Non-Employee Director Compensation
 Table 1 — Total Non-Employee Director Compensation

Director	Fees Earned or Paid in Cash (1) ($)	All Other Compensation (2) ($)	Total ($)
David Bonderman	200,000	5,964	205,964
Erroll B. Davis, Jr.	230,000	7,857	237,857
E. Neville Isdell	210,000	7,133	217,133
Robert D. Krebs	230,000	7,133	237,133
Philip A. Laskawy (3)	105,000	7,073	112,073
Kathryn V. Marinello	220,000	7,133	227,133
Michael G. Mullen (4)	193,333	4,785	198,118
James J. Mulva	200,000	3,042	203,042
Patricia F. Russo	240,000	7,133	247,133
Thomas M. Schoewe	228,333	7,133	235,466
Theodore M. Solso	220,000	7,133	227,133
Carol M. Stephenson	200,000	7,133	207,133
Cynthia A. Telles	200,000	7,133	207,133

Table 2 — Retainer Fees Deferred

Director	Retainer Fees Deferred in Share Units of Common Stock under the Director Compensation Plan ($)
David Bonderman	100,000
Erroll B. Davis, Jr.	100,000
E. Neville Isdell	100,000
Robert D. Krebs	100,000
Philip A. Laskawy	50,000
Kathryn V. Marinello	200,000
Michael G. Mullen	91,667
James J. Mulva	200,000
Patricia F. Russo	100,000
Thomas M. Schoewe	100,000
Theodore M. Solso	200,000
Carol M. Stephenson	200,000
Cynthia A. Telles	100,000

(1)
Includes annual retainer fees, Chair and Audit Committee fees, as well as Lead Director fees. The totals in this column include amounts required or elected to be deferred under the Director Compensation Plan and converted into share units at the average daily closing price of our Common Stock for 2013 (and prorated as applicable for a director who has joined or retired from the Board during the calendar year).

(2)	“All Other Compensation” includes among other items incremental costs for the use of company vehicles and the costs associated with personal accident insurance. See Table 3 below.

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(3)	Mr. Laskawy retired from the Board effective June 6, 2013.

(4)	Admiral Mullen joined the Board on February 1, 2013.
Table 3 — All Other Compensation

Director	Aggregate Earnings on Deferred Compensation ($)	Perquisites/ Company Vehicles (1) ($)	Other (2) ($)	Total ($)
David Bonderman	—	5,844	120	5,964
Erroll B. Davis, Jr. (3)	724	7,013	120	7,857
E. Neville Isdell	—	7,013	120	7,133
Robert D. Krebs	—	7,013	120	7,133
Philip A. Laskawy	—	7,013	60	7,073
Kathryn V. Marinello	—	7,013	120	7,133
Michael G. Mullen	—	4,675	110	4,785
James J. Mulva	—	2,922	120	3,042
Patricia F. Russo	—	7,013	120	7,133
Thomas M. Schoewe	—	7,013	120	7,133
Theodore M. Solso	—	7,013	120	7,133
Carol M. Stephenson	—	7,013	120	7,133
Cynthia A. Telles	—	7,013	120	7,133

(1)
Includes incremental costs for company vehicles, which are calculated based on the average monthly cost of providing vehicles to all directors, including lost sales opportunity and incentive costs, if any; insurance claims, if any; licensing and registration fees; and use taxes. Taxes related to imputed income are the responsibility of the director.

(2)	Reflects cost of premiums for providing personal accident insurance. Taxes related to imputed income are the responsibility of the director.

(3)
We assumed the General Motors Corporation Compensation Plan for Non-Employee Directors, and it remains in place with respect to past deferrals of compensation to former directors of General Motors Corporation who are members of our Board. The amounts reported under “Aggregate Earnings on Deferred Compensation” reflect interest on fees for service on the board of directors of General Motors Corporation deferred in cash-based alternatives. General Motors Corporation did not credit interest at above-market rates. In general, General Motors Corporation did not pay deferred amounts until January following the director’s retirement or separation from its board of directors. General Motors Corporation then paid those amounts, either in lump sum or in annual installments for up to ten years based on the director’s deferral election.

Compensation Committee Interlocks and Insider Participation
No executive officer of GM served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during the year ended December 31, 2013.
Director Stock Ownership and Holding Requirements
The Board’s Corporate Governance Guidelines establish a stock ownership requirement for non-employee directors intended to enhance the link between the interests of GM’s directors and stockholders. Each non-employee director is required to own our Common Stock or Deferred Share Units with a market value of at least $300,000. Each director has up to five years from the later of the effective date of the requirement, January 1, 2011, or the date he or she is first elected to the Board to meet this ownership requirement. Under this policy, non-employee directors are prohibited from selling any GM securities or derivatives of GM securities such as Deferred Share Units while they are members of the Board. Ownership guidelines are reviewed each year to ensure they continue to be effective in aligning the interests of the Board and our stockholders.

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SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND CERTAIN OTHERS
The beneficial ownership as of April 1, 2014, of our Common Stock by each director, each nominee for election to the Board, each NEO, and all directors and executive officers as a group is shown in the following tables, as well as ownership of Deferred Share Units and Deferred Salary Stock Units. Each of the individuals listed in the following tables owns less than one percent of the outstanding shares of our Common Stock; all directors and officers as a group own less than one percent of the outstanding shares. The persons named have furnished this information to us. None of the shares shown in the following tables as beneficially owned by directors and executive officers was hedged or pledged as security for any obligation.
Non-Employee Directors

Director	Shares of Common Stock Beneficially Owned	Deferred Share Units (1)
Joseph J. Ashton	—	—
David Bonderman	800	18,580
Erroll B. Davis, Jr.	800	12,553
E. Neville Isdell	16,300	10,783
Robert D. Krebs	5,000	10,783
Kathryn V. Marinello	800	21,564
Michael G. Mullen	—	2,705
James J. Mulva	—	11,051
Patricia F. Russo	800	10,783
Thomas M. Schoewe	7,645	8,043
Theodore M. Solso	5,000	11,051
Carol M. Stephenson	800	21,564
Cynthia A. Telles	800	10,783

(1)	Deferred Share Units - Represents the unit equivalents of our Common Stock under the Director Compensation Plan described on page 24.
Named Executive Officers and
All Directors and Executive Officers as a Group

Name	Shares Beneficially Owned (1)	Deferred Salary Stock Units (2)
Daniel F. Akerson	235,032	436,146
Daniel Ammann	81,413	162,722
Stephen J. Girsky	23,804	229,525
Mary T. Barra	32,996	160,418
Karl-Thomas Neumann	—	57,182
All Directors and Executive Officers as a Group (27 persons, including the foregoing)	488,827	1,617,561

(1)	Includes shares held directly by the executive officer as well as vested restricted stock, and excludes shares shown in the “Deferred Salary Stock Units” column.

(2)
Includes vested and undelivered salary stock units, which are denominated in stock units and will be delivered in cash or stock at the executive's election pursuant to their respective delivery schedules.

27	2014 PROXY STATEMENT

Certain Beneficial Owners
The beneficial ownership as of April 1, 2014 of our Common Stock by each person or group of persons who is known to be the beneficial owner of more than five percent of our outstanding shares of Common Stock on a fully diluted basis is shown in the following table.

Name and Address of Beneficial Owner of Common Stock	Number of Shares	Percent of Outstanding Shares
UAW Retiree Medical Benefits Trust, as advised by its fiduciary and investment advisor Brock Fiduciary Services LLC (1) 200 Walker Street Detroit, MI 48207	140,150,000	8.7%
Canada GEN Investment Corporation (2) 1240 Bay Street, Suite 302 Toronto, Ontario, Canada M5R 2A7	110,084,746	6.9%

(1)
Brock Fiduciary Services LLC (“Brock Fiduciary”) is an independent fiduciary and investment adviser to the VEBA Trust and pursuant to an Independent Fiduciary Agreement, dated August 8, 2011, between Brock Fiduciary and the VEBA Trust, Brock Fiduciary has been given the power to vote and dispose of any GM securities held by the VEBA Trust, including any of our Common Stock. The address of Brock Fiduciary is 622 Third Avenue, Floor 12, New York, NY 10017.

(2)
Canada GEN Investment Corporation ("Canada Holdings") is a wholly-owned subsidiary of Canada Development Investment Corporation ("CDIC") and the direct owner and record holder of our Common Stock. CDIC is an indirect beneficial owner of our Common Stock. CDIC is a Canadian federal Crown corporation, meaning that it is a business corporation established under the Canada Business Corporations Act, owned by the federal Government of Canada.

Stockholders Agreement
Three of our stockholders—the UST, Canada Holdings, and the VEBA Trust—entered into a Stockholders Agreement with us (the “Stockholders Agreement”) under which at least two-thirds of the directors are required to be determined by our Board of Directors to be independent within the meaning of NYSE rules. In December 2013, the UST sold its remaining holdings of our Common Stock and is no longer subject to the terms of the Stockholders Agreement.
As long as the VEBA Trust holds at least 50 percent of the shares of our Common Stock it held on July 10, 2009, it has the right under the Stockholders Agreement to designate one nominee to our Board of Directors, subject to the consent of the UAW. Under this provision, the VEBA Trust designated Mr. Ashton, who was nominated by the Board as part of the slate of candidates it recommends for election at the annual meeting.
The Stockholders Agreement provides that Canada Holdings will not vote its shares of our Common Stock, with certain exceptions. With regard to the election of directors, Canada Holdings will vote for any nominee designated by the VEBA Trust as described above and otherwise will vote at its discretion with respect to any candidates nominated by the Board of Directors or third parties. With regard to the other matters to be presented to the stockholders at the annual meeting, if the vote of Canada Holdings is required for stockholder action, it will vote in the same proportionate manner as the holders of Common Stock other than the VEBA Trust and its affiliates and the directors and executive officers of the Company. Similarly, the Stockholders Agreement further provides that the VEBA Trust will vote its shares of our Common Stock on each matter presented to the stockholders at the annual meeting in the same proportionate manner as the holders of our Common Stock, other than our directors and executive officers.
Canada Holdings and the VEBA Trust will each be subject to the terms of the Stockholders Agreement until it beneficially owns less than two percent of the shares of our Common Stock then issued and outstanding.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board of Directors has adopted the Related Party Transactions Policy, a written policy regarding the review, approval or ratification of “related party transactions.” Related party transactions are transactions in

28	2014 PROXY STATEMENT

which our Company is a participant, the amount involved exceeds $120,000, and a “related party” has or will have a direct or indirect material interest. Related parties of our Company consist of directors (including nominees for election as directors), executive officers, stockholders beneficially owning more than 5 percent of the Company’s voting securities (“Significant Stockholders”), and the immediate family members of these individuals.
Each director and executive officer is responsible for providing written notice to the Executive Vice President and General Counsel (“General Counsel”) of any potential related party transaction involving him or her or his or her immediate family member, including any additional information about the transaction that the General Counsel may reasonably request. In addition, each director and executive officer is required to complete an annual questionnaire that requests information about their immediate family members and any current, past, and proposed related party transactions, and that includes a reminder of his or her obligations under the Related Party Transactions Policy. The General Counsel in consultation with other members of management and with outside counsel, as appropriate, will determine whether the transaction does, in fact, constitute a related party transaction requiring compliance with this policy.
Related party transactions involving a Significant Stockholder, director, the CEO or the General Counsel and/or their immediate family members will be referred to the Governance Committee for review and approval or ratification. Note however, the Governance Committee in its discretion, may refer any transaction to the Board for review and approval or ratification. Any member of the Governance Committee who has a potential interest in any related party transaction will recuse himself or herself and abstain from voting on the approval or ratification of the related party transaction, but may participate in all or a portion of the Governance Committee’s discussions of the related party transaction, if requested by the Chair of the Governance Committee. Related party transactions involving executive officers other than the CEO or the General Counsel and/or their immediate family members will be referred to the General Counsel for review and approval or ratification. All determinations by the General Counsel will be reported to the Governance Committee at its next regularly scheduled meeting.
In determining whether to approve or ratify a related party transaction, the Governance Committee or the General Counsel will consider the following factors, among others, to the extent relevant to the related party transaction:

•	Whether the terms of the related party transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party;

•	Whether there are any compelling business reasons for the Company to enter into the related party transaction and the nature of alternative transactions, if any;

•	Whether the related party transaction would impair the independence of an otherwise independent director;

•
Whether the Company was notified about the related party transaction before its commencement, and if not, why pre-approval was not sought and whether subsequent ratification would be detrimental to the Company; and

•
Whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer, or other related party, the direct or indirect nature of the director’s, executive officer’s, or other related party’s interest in the transaction, and the ongoing nature of any proposed relationship and any other factors the Governance Committee deems relevant.

In any case where the Governance Committee or the General Counsel determines not to ratify a related party transaction that has been commenced without approval, the Governance Committee or the General Counsel, as appropriate, may direct additional actions including, but not limited to, immediate discontinuation or rescission of the transaction, or modification of the transaction to make it acceptable for ratification. The Governance Committee has authority to oversee our Related Party Transactions Policy and to amend it from time to time. In addition, the Governance Committee is responsible for annually reviewing the independence of each director and the appropriateness of any potential related party transaction and related issues. Our Related Party Transactions Policy is available on our website at www.gm.com/investor, under “Corporate Governance.”
David Bonderman, who is not standing for re-election at the 2014 annual meeting, is a founding partner of TPG, a private investment firm, whose affiliate invests in automobile dealerships in Asia representing various

29	2014 PROXY STATEMENT

vehicle manufacturers. These investments include dealerships in China that sell Chevrolet and Buick brand vehicles under a distribution agreement with Shanghai General Motors Co., Ltd (“SGM”), a joint venture in which GM has a significant interest. Under the terms of SGM’s joint venture agreement, we do not control SGM’s distribution activities.
In September 2013, we purchased 120 million shares of our Series A Preferred Stock (or 43.5 percent of the total shares outstanding) held by the VEBA Trust at a price equal to 108.1 percent of the aggregate liquidation amount for $3.2 billion. We recorded a loss for the difference between the carrying amount of the Series A Preferred Stock purchased and the consideration paid, which reduced the Company's 2013 net income attributable to common stockholders by approximately $816 million. The purchase from the VEBA Trust was approved by the Board pursuant to the Company’s Related Party Transaction Policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Federal securities laws require that our directors and executive officers and stockholders that own more than ten percent of our Common Stock report to the SEC and the Company certain changes in ownership and ownership information within specified periods. Based upon information furnished by these persons, we believe that all required filings for 2013 were made in a timely manner.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
2013 Corporate Performance
2013 was another year of important accomplishments, increased financial momentum, and the fourth straight year of profitability and revenue growth for General Motors. Our relationship with the UST concluded with the sale of its remaining shares of Common Stock on December 9, 2013 and, continuing our disciplined implementation of key strategic initiatives, we achieved the following important results:

•	Continued strong vehicle sales in the U.S. and China, with deliveries of 9.7 million units globally;

•	Achieved year-over-year revenue growth, with 2013 revenue of $155.4 billion;

•	Achieved net income attributable to stockholders of $5.3 billion and EBIT - Adjusted(1) of $8.6 billion, and reduced losses in Europe;

•	Launched 36 new vehicles globally;

•	Achieved industry-leading quality in becoming the first domestic automaker to finish on top of the J. D. Power Initial Quality Study in the U.S.; and

•
Ended 2013 with a fortress balance sheet, including $29 billion of cash and marketable securities, providing a strong base to fund important product development and market expansion initiatives and a cushion against cyclical industry trends.

     Key Leadership Changes
On January 15, 2014, Daniel F. Akerson, under whose leadership GM achieved these important milestones, stepped down as Chairman and CEO and is serving as Senior Advisor until he leaves the Company in July 2014.
Mary T. Barra, who was Executive Vice President, Global Product Development, Purchasing & Supply Chain, was elected by the Board of Directors to replace Mr. Akerson as CEO. Ms. Barra has extensive experience in GM engineering, manufacturing, and product development operations. Theodore M. Solso was elected to succeed Mr. Akerson as Chairman of our Board of Directors.
Daniel Ammann was named President of the Company with responsibility for managing regional operations around the world, global Cadillac and Chevrolet brand organizations, and GM Financial. Charles K. Stevens, III was named Executive Vice President & Chief Financial Officer on January 15, 2014, replacing Mr. Ammann.
In addition, on January 15, 2014, Stephen J. Girsky stepped down as Vice Chairman and is serving as Senior Advisor until he leaves the Company in July 2014. He remains on our Board of Directors.
Performance-Based Compensation Structure
Following the UST’s sale of its remaining shares of Common Stock, we have implemented a more appropriate performance-based compensation structure for our NEOs comprised of both short- and long-term incentives based on financial and operational metrics for fiscal year 2014 and beyond. In addition to base salary, this structure, shown below, will include: 1) an annual short-term incentive that may be earned upon achievement of annual financial and operating performance goals and individual contribution, and 2) long-term incentives comprised of both RSUs and PSUs.
_________________________________

(1)
Excludes interest income, interest expense, income taxes, gains or losses on the settlement or extinguishment of obligations, impairment charges related to goodwill and certain investments, and gains or losses on the sale of non-core investments. For more complete information, please refer to "Reconciliation of Consolidated, Automotive and GM Financial Segment Results," on page 36 of our 2013 Annual Report on Form 10-K filed on February 6, 2014.

31	2014 PROXY STATEMENT

General Motors Company 2014 Short-Term Incentive Goals
Performance Measures	● EBIT-Adjusted ● Adjusted AFCF ● Global Market Share ● Quality
Payout Range	0%–200% of target

General Motors Company 2014 Long-Term Incentive Goals
Performance Share Units (75% of 2014 LTI)	Performance Measures: ● ROIC ● Global Market Share
Payout Range: 0%–200% of target
Performance Period: 2014–2016
RSUs (25% of 2014 LTI)	Ratable vesting over a 3-year period

We believe that linking pay to the achievement of both short- and long-term goals is an important cornerstone of employee engagement and achieves the following goals to support the long-term success of the Company:

•	Links individual and business performance to our stockholders’ interests;

•	Maintains a critical line of sight between company performance and individual rewards;

•	Supports good corporate governance objectives and compensation best practices;

•	Mitigates business risk; and

•	Enhances our ability to attract, retain, and reward critical talent.
Corporate Governance and Compensation Best Practices
Our compensation plans are founded on the governance features described below:

•	Say-on-Pay and Say-on-Frequency Vote: We have held an advisory vote on executive compensation on an annual basis and recommend that this frequency continue;

•	Investor Outreach: We considered feedback from discussions with our largest institutional investors in developing our executive compensation program;

•	Director Independence: Our Compensation Committee is composed only of independent directors and may meet in executive session without management present;

•	Clawback and Recoupment: Incentive award payouts are subject to our Policy on Recoupment of Incentive Compensation;

•	Stock Ownership Requirements: We are implementing stock ownership requirements in 2014 with the approval of our proposed incentive plans;

•	Limited Perquisites: We provide only a limited number of perquisites;

•	No Tax Gross Ups: We provide no tax gross ups, except under our relocation and foreign service policies covering all employees;

•	Pre-Approval of Equity Transactions: Our Securities Trading Policy requires directors and executive officers to contact the GM Legal Staff prior to any sales or purchases of Common Stock;

•	Hedging Prohibition: Trading in GM derivatives and short sales is prohibited;

•	Compensation Consultant: Our Compensation Committee has retained Compensation Advisory Partners (“CAP”) as its independent executive compensation consultant;

•	Compensation Risk Management: Our Compensation Committee meets at least annually with our General Auditor and Chief Risk Officer to assess executive compensation risk;

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•
Performance-Driven Incentive Plans: Our new short- and long-term incentive plans for executives are predominantly based on achievement of performance targets correlated to our business goals and budget commitments to the Board; and

•
Change-in-Control Provisions: Our new General Motors Company 2014 Long-Term Incentive Plan (the "2014 LTIP") requires both a change in Company ownership and a termination of employment (“double-trigger”) to initiate protection provisions for outstanding incentive awards.

2013 Compensation Programs
Our sustained focus on execution of our strategic plans and performance toward key business metrics is based on the dedicated efforts of our employees, particularly the members of our senior management team, many of whom joined the Company in recent years to assist us in reestablishing our leadership. We continued to strengthen our leadership team in 2013 with the addition of key leaders in Europe and Consolidated International Operations, and results in Europe have continued to improve despite the continuing regional effects of the European debt crisis.
Our 2013 fiscal year NEOs were:

•	Daniel F. Akerson - Chairman & Chief Executive Officer

•	Daniel Ammann - Executive Vice President & Chief Financial Officer

•	Stephen J. Girsky - Vice Chairman, Corporate Strategy, Business Development, and Global Product Planning

•	Mary T. Barra - Executive Vice President, Global Product Development, Purchasing & Supply Chain

•	Karl-Thomas Neumann - Executive Vice President & President, Europe
During 2013, the compensation structure for these executives included the following core elements:

•	Base salary;

•	Salary stock units; and

•	Long-term restricted stock units.
No adjustments were made to base salaries for NEOs in 2013. Mr. Akerson’s SSU awards remained at the 2012 level. The other NEOs, with the exception of Dr. Neumann, received increases in SSU awards to maintain their total compensation at competitive levels.
Mr. Akerson did not receive an RSU grant in 2013 in acknowledgment of the possibility of his retirement before the completion of the three-year vesting period for RSUs. The other NEOs, with the exception of Dr. Neumann, received RSU grants based on achievement of target 2012 Adjusted AFCF performance.
Dr. Neumann was hired in March 2013, and his base salary, SSU awards, and RSU grant were set pursuant to his employment agreement.

**********
Total Compensation Framework and Overview
The following discussion of our executive compensation plans and compensation decisions affecting our NEOs during the year ended December 31, 2013 is intended to enhance and provide a basis for understanding the information appearing in the tables beginning on 41.
In 2013, the compensation provided to our senior executives was guided by six general principles:

•
Avoidance of incentives to take excessive risk — The compensation structure should avoid incentives to take unnecessary and excessive risk (e.g., should be paid over a period of time that takes into account the potential risk over the same time period);

33	2014 PROXY STATEMENT

•	Investor return — The compensation paid should recognize the need to remain viable and competitive, and to retain and recruit critical talent;

•
Appropriate allocation of components of compensation — The structure should appropriately allocate total compensation to fixed and variable pay elements resulting in an appropriate mix of short- and long-term pay elements;

•	Performance-based compensation — An appropriate portion of total compensation should be performance based over a relevant performance period;

•	Comparable structures and payments — Structures and amounts should be competitive with those paid to persons in similar positions at similarly situated companies; and

•	Employee contribution — Compensation should reflect the current and prospective contributions of the individual employee.
     Elements of 2013 Compensation
With these principles in mind, we followed several core requirements established by the UST in setting compensation for our NEOs:

•	Base Salary — Base salary paid in cash was permitted to exceed $500,000 per year only in appropriate cases for good cause shown;

•
SSUs — The majority of each NEO’s total annual compensation was generally comprised of SSUs whose value is determined by the price of our Common Stock. The quarterly SSU grants are payable in three equal annual installments beginning on the first anniversary of the end of the quarter in which they were deemed to have been granted;

•
RSUs — With limited exceptions, not more than one-third of total annual compensation was comprised of RSUs, which were granted based on annual business and financial performance and capped at the target level. The RSUs will be settled and two-thirds will be delivered after the second anniversary date of the grant, with one-third delivered after the third anniversary date of the grant, if applicable vesting conditions have been satisfied. Except in the case of disability or death, the executive will forfeit any unsettled RSUs if he or she does not satisfy the requirements of the General Motors Company 2009 Long-Term Incentive Plan (the “2009 LTIP”) or remain with the Company for the required time period following the grant. Dr. Neumann's RSUs were granted pursuant to the terms of his employment agreement; and

•
Perquisites and Other Compensation — Perquisites and other compensation were limited to $25,000 or less for each NEO absent independent justification and good cause shown. There were no severance payments to the NEOs or accruals of any U.S. non-qualified deferred compensation or supplemental executive retirement plan benefits for the NEOs prior to December 16, 2013.

Assessing Compensation Competitiveness
Subject to UST constraints, we generally target our overall compensation levels to be at or near the median of the comparator group, while recognizing that some individual roles may be positioned above or below the market median based on the tenure, experience, and specific responsibilities of the individual. We do not limit our comparator group to our industry alone, because we believe it is important to understand the compensation practices for NEOs at other U.S.-based multinationals as they affect our ability to attract and retain diverse talent around the globe. In addition, compensation information is not available for most of our major competitors.
In 2013, we used a comparator group of 20 companies whose selection was based on the following criteria:

•	Large Fortune 100 companies (2012 annual revenue from $29.9 billion to $241.9 billion, with median revenue of $63.7 billion, versus GM revenue of $152.3 billion);

•	Complex business operations, including significant research and development, design, engineering, and manufacturing functions with large numbers of employees;

•	Global enterprises; and

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•	Broad representation across several industries of companies that produce products rather than provide services.

We used the same comparator group of 20 companies in 2012. In reviewing the comparator group in 2013, we did not find that modifications or adjustments were required.

2013 Comparator Companies

Company	GICS Category (1)	Company	GICS Category (1)
3M Company	Industrial	Hewlett-Packard Company	Information Technology
The Boeing Company	Industrial	Honeywell International Inc.	Industrial
Caterpillar Inc.	Industrial	International Business Machines Corporation	Information Technology
Chevron Corporation	Energy	Johnson Controls Inc.	Consumer Discretionary
ConocoPhillips	Energy	Johnson & Johnson	Health Care
Deere & Company	Industrial	Lockheed Martin Corporation	Industrial
The Dow Chemical Company	Materials	PepsiCo, Inc.	Consumer Staples
E.I. du Pont De Nemours & Company	Materials	Pfizer, Inc.	Health Care
Ford Motor Company	Consumer Discretionary	The Procter & Gamble Company	Consumer Staples
General Electric Company	Industrial	United Technologies Corporation	Industrial

(1)	Global Industry Classification Standard ("GICS") comprised of ten major business sectors.
How We Use Comparator Data to Plan Compensation. The benchmarking process we used to assist us in planning NEO compensation for 2013 was derived from the 2012 fiscal year proxy statement disclosures by our comparator companies. Since the 2012 proxy statement disclosures reflected 2011 total earned compensation, we adjusted this data appropriately for known compensation growth in 2012. Because of this process, the data we used to determine compensation structures for 2013 may not reflect current compensation competitiveness.
Objectives of Our Compensation Program
Historically, our compensation philosophy has been based on the following principles:

•	Aligning long-term interests of our executives with those of our stockholders;

•	Recognizing both Company and individual performance;

•	Attracting, rewarding, and retaining critical leadership and technical talent; and

•	Fostering a culture of ownership and accountability.
The Compensation Committee balanced the need to provide competitive compensation and benefits with the restrictions of UST regulations and additional provisions of the Special Master. Working within these parameters, the Compensation Committee set individual compensation amounts for our CEO and our other NEOs considering comparator compensation data, UST regulations, and individual performance.
2013 Compensation Decisions and RSU Performance Metric
Base Salaries. We review our comparator company information for similar positions and consider the relative internal pay equity among our NEOs to guide the base salary determination for each NEO. However, base salaries exceeding $500,000 for our NEOs had to be approved by the Special Master based on independent justification and good cause shown (e.g., the retention of critical talent and the Special Master’s assessment of

35	2014 PROXY STATEMENT

competitive compensation data for individuals in comparable positions at similarly situated companies). Since base salary is an important element in providing total compensation that is competitive with the pay offered for positions of comparable scope and responsibility at comparator companies, base salaries for NEOs exceed the $500,000 amount, based on competitive data.
Salary Stock Units. During 2013, SSUs were granted to NEOs as part of their total annual compensation under the provisions of the General Motors Company Salary Stock Plan (the “SSP”). SSUs were an element of the compensation structure fostered by the UST and Special Master rules. SSUs are determined as a dollar amount through the date they are earned, accrued at the same time as salary would otherwise be paid, and vested immediately upon accrual, with the number of SSUs granted based on the average of the high and low trading prices of our Common Stock on the date of each quarterly grant. Each grant is delivered over three years in quarterly installments, and the value of each installment depends upon the price of our Common Stock at the time of delivery.
Restricted Stock Units and Performance Metric. RSUs were awarded to Mr. Ammann, Mr. Girsky, and Ms. Barra on March 1, 2013 under the 2009 LTIP. The awards were granted in recognition of the achievement of positive 2012 Adjusted AFCF performance (which was $4.3 billion for 2012). Dr. Neumann received an RSU grant on April 1, 2013, pursuant to the provisions of his employment agreement.
Adjusted AFCF is based on automotive operating cash flow which was $9.6 billion for 2012, less capital expenditures and adjusted for management actions as described in our discussion titled “Free Cash Flow and Adjusted Free Cash Flow” on page 57 in our 2012 Annual Report on Form 10-K filed with the SEC on February 15, 2013. Consistent with the UST regulations and award maximums, the RSU grants were made at the target level to Mr. Ammann, Mr. Girsky, and Ms. Barra on March 1, 2013.
As discussed in the “2013 Grants of Plan Based Awards” table on page 44, two-thirds of the RSUs granted in 2013 to Mr. Ammann, Mr. Girsky, and Ms. Barra will become non-forfeitable on the second anniversary date of the grant and one-third will become non-forfeitable on the third anniversary of the grant date provided that the executive remains continuously employed with GM through that date and the other requirements of the 2009 LTIP plan are satisfied. In case of death, the executive or the executive’s estate will receive a prorated portion of the award. Retiring executives are eligible to receive a prorated portion of their RSU grants after two years of active service. RSUs will be settled when they become non-forfeitable, subject to applicable UST rules. RSUs granted under the plan are subject to recoupment or clawback if payments are later found to be based on materially inaccurate financial statements or other materially inaccurate performance metrics, or if the executive is terminated due to any misconduct that occurred during the period in which the incentive was earned. Dr. Neumann's RSUs were awarded pursuant to his employment agreement and are not conditioned upon repayment of GM's TARP obligations.
Perquisites, Benefits, and Other Compensation. During 2013, no more than $25,000 in perquisites and other compensation could be provided to any NEO, absent independent justification and good cause shown. Payments related to expatriate assignments were not subject to this limitation. Detailed disclosure of these items for the NEOs appears in footnote 4 of the “2013 Summary Compensation Table” on page 41.
UST regulations imposed additional limitations that prohibited certain benefit practices that market-based surveys indicate are competitive. Accordingly, accruals were not permitted during 2013 prior to the UST’s sale of its remaining GM equity for non-qualified executive retirement restoration or deferred compensation plans for our NEOs as described in footnote 4 of the “2013 Summary Compensation Table” on page 41.
Individual Compensation Recommendations for Named Executive Officers
Applying these elements and constraints, we established 2013 compensation for our NEOs as described below and in the tables that follow this section. Although we reviewed competitive data in developing our total annual compensation recommendations for our NEOs, limitations imposed by UST rules and the Special Master directives resulted in the total target compensation for our CEO being below the median of our comparator group.

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2013 NEO Annual Target Compensation Structure (1)

	Cash Salary	SSUs	RSUs	Other	Total	2012 Comparator
Name	($)	($)	($)	($)	($)	Group Percentile
Daniel F. Akerson	1,700,000	7,300,000	—	—	9,000,000	Below 10th
Daniel Ammann	750,000	2,825,000	1,750,000	—	5,325,000	Below Median
Stephen J. Girsky	600,000	4,250,000	1,000,000	—	5,850,000	Below Median
Mary T. Barra	750,000	2,840,000	1,750,000	—	5,340,000	Below Median
Karl-Thomas Neumann (2)	800,000	2,200,000	1,500,000	1,343,549	5,843,549	Above Median

(1)
Actual compensation amounts paid or earned by the NEOs during fiscal year 2013 are reflected in the totals that are included in the “2013 Summary Compensation Table” on page 41. The RSUs that were granted on March 1, 2013 and appear in the “2013 Summary Compensation Table” and the “2013 Grants of Plan Based Awards” table on page 44 are based on the approved 2012 NEO target compensation structure. Dr. Neumann's RSUs were granted on April 1, 2013 pursuant to his employment agreement.

(2)	"Other" includes amounts paid to Dr. Neumann to provide for a buyout of restrictions from his former employer.
The following summary of compensation for our NEOs reflects their roles and responsibilities during the 2013 fiscal year and before the succession changes in January 2014.
Mr. Akerson was our CEO since September 2010 and Chairman of our Board since January 2011. His total compensation had not increased since joining the Company in September 2010 and remained below median for executives in comparable positions in 2013, despite his significant contributions to operating performance and outstanding leadership. He did not receive an RSU award for the 2012 Adjusted AFCF performance in March 2013 in acknowledgment of the possibility of his retirement before the completion of the three-year vesting period for RSUs. Mr. Akerson stepped down from his position effective January 2014 and is serving as Senior Advisor until he leaves the Company in July 2014.
Mr. Ammann was elected Senior Vice President and Chief Financial Officer in April 2011 and named Executive Vice President in July 2013. Although his annualized base salary remained unchanged from 2012 to 2013, his RSU grant and his SSU grant were increased in 2013 to bring his total compensation closer to the median level.
Mr. Girsky was elected Vice Chairman in March 2010 and has been a member of our Board since July 2009. From July 2012 to February 2013, he also assumed additional responsibilities as Interim President, Europe. He did not receive a base salary increase in 2013, but his SSU grant and RSU grant were increased in 2013 to bring his total compensation closer to the median level. Mr. Girsky stepped down from his position effective January 2014 and is serving as Senior Advisor until he leaves the Company in July 2014.
Ms. Barra was named Senior Vice President, Global Product Development in February 2012, and Executive Vice President, Global Product Development, Purchasing & Supply Chain in August 2013. Although her annualized base salary remained unchanged from 2012 to 2013, her RSU grant and her SSU grant were increased in 2013 to bring her total compensation closer to the median level.
Dr. Neumann joined GM in March 2013 as CEO, Adam Opel AG and President, Europe, and his compensation was established in accordance with the provisions of his employment agreement. He was named Executive Vice President & President, Europe in July 2013. At that time, he was also named Chairman of the Management Board of Adam Opel AG.
Employment Agreements - We have no employment agreements with our U.S. NEOs that provide them with special compensation arrangements. Pursuant to European market practice, we entered into an employment agreement with Dr. Neumann at the time of his hire. A discussion of the material provisions of Dr. Neumann’s employment agreement is included on page 51.

37	2014 PROXY STATEMENT

Compensation Policies and Governance Practices
Stock Ownership Requirements - We believe it is important to align the interests of senior executives with those of our stockholders and the Compensation Committee has adopted stock ownership requirements to be implemented with the approval of our proposed incentive plans in 2014. The requirements provide for a period of five years for executives to acquire and hold GM securities in the following amounts:

Position	Ownership Requirement as a Multiple of Salary
CEO	Six
President & Executive Vice President	Four
Senior Vice President	Three
Senior Executive	One

Policy on Recoupment of Incentive Compensation - We have adopted a corporate policy regarding the recoupment of incentive compensation paid to executive officers in situations involving financial restatement due to employee fraud, negligence, or intentional misconduct. The policy, which is posted on our website, www.gm.com/investor, under “Corporate Governance,” provides that if our Board or an appropriate Board committee determines that any bonus, retention award, or incentive compensation has been paid to any executive officer based on materially inaccurate misstatement of earnings, revenues, gains, or other criteria, the Board or Compensation Committee, in its discretion, will take such action as it deems necessary to recover the compensation paid, remedy the misconduct, and prevent its recurrence. For this purpose, a financial statement or performance metric will be treated as materially inaccurate with respect to any employee who knowingly engaged in providing inaccurate information or knowingly failed to timely correct information relating to those financial statements or performance metrics. We will continue to review our policy to assure that it is consistent with all legal requirements and in the best interests of the Company and its stockholders.
Securities Trading Policy - We maintain a securities trading policy that prohibits our NEOs from buying or selling GM securities when in possession of material non-public information, and any sales or purchases of Common Stock by directors and executive officers require specific prior notice to the GM Legal Staff.
Trading in GM derivatives (i.e., puts or calls) and engaging in short sales of GM securities are also prohibited, and no GM executive officer has pledged any shares of Common Stock. This policy is posted on our website, www.gm.com/investor, under “Corporate Governance.”
General Motors Expense Policy - We have adopted an expense policy and posted it on our website, www.gm.com/investor, under “Corporate Governance.” The policy’s governing principles establish expectations for every business expense, reflecting the integrity and values that promote the best interests of the enterprise.
Luxury or excessive expenditures are not reimbursable by GM under the policy. Such expenditures may include, but are not limited to, expenditures on entertainment or events, office and facility renovations, aviation, transportation services, or other activities or events that are not reasonable expenditures for staff development, performance incentives, or other similar measures conducted in the ordinary course of business operations. Guidelines relating to transportation expenses are discussed in the section entitled “Personal Benefits” on page 42
Tax Considerations - Pursuant to UST regulations, we may deduct 2013 base salaries for NEOs up to an individual maximum of $500,000. We may not take a tax deduction for any other form of 2013 compensation for NEOs.
Compensation Committee and Consultant Independence
Our Compensation Committee is composed entirely of independent directors as determined by the Board under NYSE guidelines, and as defined for various regulatory purposes. The Compensation Committee is assisted in its work by CAP, an independent compensation consulting firm that takes direction from and is

38	2014 PROXY STATEMENT

solely responsible to the Compensation Committee. The Compensation Committee is also aided in its deliberations by outside legal counsel.
Under its charter, the Compensation Committee has the authority to engage outside consultants and advisors at the Company’s expense. During 2013, the Compensation Committee continued to retain the services of CAP to advise the Compensation Committee regarding compensation for the NEOs and certain other compensation related matters. A representative of CAP attends Compensation Committee meetings, either in person or via telephone conference, consults with and advises Compensation Committee members on executive compensation matters—including the form and amount of various pay elements—as needed, and develops and interprets executive benchmarking data for the Compensation Committee’s use in its deliberations. CAP provides no services to the Company’s management.
The Compensation Committee annually reviews the performance and independence of CAP in accordance with applicable standards. The most recent review occurred in November 2013 and no independence issues were identified.
Compensation Risk Assessment Process
During 2013, the Compensation Committee met with our General Auditor and Chief Risk Officer to review and discuss the short- and long-term risks that could threaten the value of the Company and GM’s compensation and benefit arrangements for NEOs and other employees of the Company and its subsidiaries in light of those risks. The assessments are intended to assure that an appropriate balance has been established between focus on short- and long-term business performance and between cash and non-cash incentives, to provide adequate compensation for personal financial security, and to provide incentives to strive for greater team and individual contributions to the continued overall success of the enterprise.
Compensation risk reviews were conducted on March 18, 2013 and November 18, 2013. Based on the reviews, the Compensation Committee determined that the 2013 compensation structure appropriately mitigates risk and does not encourage our NEOs to take unnecessary or excessive risks that threaten the value of the Company.
We took the following considerations into account in developing our incentive plans:

•	Focus on long-term performance aligned with stockholder interests and incentives that are paid over a period of time that takes into account the potential risk over the same time period;

•	Incentive plan metrics must be aligned with our business strategy;

•	Performance objectives are balanced with the quality and sustainability of business results;

•	The full range of potential payouts under each plan is understood;

•	Payouts are capped;

•	Leverage and ratio of incentive compensation to salary and total compensation are understood;

•	Performance, structure, and target incentive plan opportunities are comparable to those of industry or comparator companies for employees not subject to UST limitations on compensation;

•	The Compensation Committee may exercise discretion where appropriate, with the concurrence of the Special Master;

•	The recoupment policy provides for clawback of incentive payouts if financials were revised due to a material misstatement that would result in lower incentive payouts;

•	Our Securities Trading Policy prohibits employees from buying or selling GM securities when in possession of material non-public information; and

•	The Compensation Committee reviews and discusses material risks when considering incentive programs.
Based on its reviews of the proposed compensation structure, the Compensation Committee found that:

•
The elements of our compensation programs do not create negative incentives for the executives that are hazardous to the long-term health of the Company, the quality of earnings, or the interests of stockholders;

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•	The mix of cash and equity awards does not create a hazardous imbalance between short- and long-term risk and reward decisions; and

•
The incentive compensation recoupment feature appropriately supports the accuracy of our financial statements and encourages the executives to focus on maintaining accurate financial records and on complying with relevant accounting policies.

Advisory Vote to Approve Executive Compensation (Say-on-Pay) and Advisory Vote to Approve the Frequency of a Stockholder Advisory Vote on Executive Compensation (Say-on-Frequency)
At the 2013 annual meeting, GM stockholders approved the 2012 compensation for our NEOs on an advisory basis by a 98.2 percent favorable vote. Noting this level of support and remaining consistent with the UST rules, the Compensation Committee made no material changes to the compensation structures for NEOs for 2013.
At the 2014 annual meeting, the Board will again submit a proposal (Item No. 3 — Advisory Vote to Approve Executive Compensation) enabling stockholders to provide feedback on our compensation policies and practices for our NEOs. In addition, the Board will submit a proposal (Item No. 4 — Advisory Vote to Approve the Frequency of a Stockholder Advisory Vote on Executive Compensation) allowing stockholders to vote on the frequency with which we should conduct our advisory vote to approve executive compensation in the future. The non-binding Say-on-Pay and Say-on-Frequency proposals are on page 54 and 55 of this proxy statement. Our Board and the Compensation Committee intend to review the feedback provided by these stockholder votes and evaluate any significant stockholder concerns as they consider future compensation planning.
2014 Compensation for Named Executive Officers
With the changes in leadership described on page 31 and the implementation of an appropriate performance-based compensation structure in 2014, each of the NEOs will receive short- and long-term incentive awards as part of a new core compensation structure, and Dr. Neumann will receive a special one-time RSU award vesting after three years. The new annual incentive awards are subject to achievement of equally weighted EBIT - Adjusted, Adjusted AFCF, global market share, and quality metrics, and final assessment of individual performance, with potential payouts ranging from 0 to 200 percent of target based on actual performance. The 2014 LTIP structure for NEOs will include 75 percent PSUs that will be earned at a level between 0 to 200 percent of target, based on the achievement of performance conditions relating to ROIC and global market share over a three-year performance period from January 1, 2014 to December 31, 2016, with the maximum payout being 200 percent of target; and 25 percent RSUs vesting over a three-year period. These PSU performance measures were chosen to foster both long-term growth and prudent use of capital. The proposed PSU and RSU grants will be made upon the stockholders’ approval of the 2014 LTIP presented in Item No. 6 on page 58 of this proxy statement. These awards will be reported in the Company’s 2015 proxy statement.
 As previously disclosed in a Form 8-K/A filed on January 17, 2014, Ms. Barra’s salary for 2014 is $1,600,000, and her short-term incentive target is $2,800,000.  When combined with the long-term incentive target of $10,000,000, for which stockholder approval is being sought, her total target compensation for 2014 is $14,400,000.  Mr. Ammann’s salary for 2014 is $1,000,000, and his short-term incentive target is $1,250,000.  (This includes an adjustment made by the Compensation Committee in March 2014 to reflect more precise comparator compensation data for his position.) When combined with the long-term incentive target of $4,550,000, for which stockholder approval is being sought, his total target compensation for 2014 is $6,800,000. Mr. Stevens’ salary for 2014 is $700,000, and his short-term incentive target is $875,000.  When combined with the long-term incentive target of $2,425,000, for which stockholder approval is being sought, his total target compensation for 2014 is $4,000,000.
2014 Tax Considerations - Internal Revenue Code 162(m)
Internal Revenue Code Section 162(m) generally disallows Federal tax deductions for compensation in excess of $1 million paid to the Chief Executive Officer and the next three of our highest paid officers (other than the Chief Financial Officer) whose compensation is required to be reported in the Summary Compensation Table of the proxy statement (‘‘Covered Executives’’). Certain performance-based compensation is not subject to this deduction limitation. As noted in Item No. 5, "Approval of the 2014 Short-Term Incentive Plan", on

40	2014 PROXY STATEMENT

page 55 and Item No. 6, "Approval of the 2014 Long-Term Incentive Plan", on page 58, we are seeking your approval of the performance criteria used in the 2014 Short-Term Incentive Plan and the 2014 Long-Term Incentive Plan in order to be able to make performance-based awards to Covered Executives pursuant to those plans. Generally, we strive to maximize the tax deductibility of compensation arrangements. The Committee, however, retains discretion to award compensation that is not fully tax deductible if it deems this to be appropriate in designing compensation that will attract and retain talented executives in the highly competitive market for talent.
For 2013 and prior years when the Company was subject to TARP rules, special provisions under these rules restricted the compensation we were able to provide for Covered Executives and limited our deduction of this compensation as described on page 40. Our 2014 short-term incentive awards were granted under our plans adopted when we were subject to TARP and accordingly, these 2014 awards will not be tax-deductible. Going forward, however, we intend to use our new plans assuming they are approved by stockholders, which provide the utility to again grant deductible performance-based awards.
Investor Outreach Initiatives
Ongoing discussions with investors continue to provide positive feedback regarding our company performance and planned compensation programs.  The senior leadership changes announced in December 2013 and January 2014 have been positively received.
2013 SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQ Deferred Compensation (3)	All Other Compensation (4)	TOTAL
Name and Principal Position	Year	$	$	$	$	$	$	$	$
Daniel F. Akerson (1) Chairman & Chief Executive Officer	2013	1,700,000	—	7,302,206	—	—	2,833	66,270	9,071,309
	2012	1,700,000	—	9,332,659	—	—	—	70,149	11,102,808
	2011	1,700,000	—	5,947,229	—	—	—	55,514	7,702,743
Daniel Ammann (1) Executive Vice President & Chief Financial Officer	2013	750,000	—	4,481,562	—	—	1,844	28,475	5,261,881
	2012	750,000	—	4,007,056	—	—	799	31,810	4,789,665
	2011	687,500	—	2,789,832	—	—	354	30,507	3,508,193
Stephen J. Girsky (1) Vice Chairman, Corporate Strategy, Business Development, and Global Product Planning	2013	600,000	—	5,757,077	—	—	1,542	30,965	6,389,584
	2012	600,000	—	4,811,291	—	—	435	34,578	5,446,304
	2011	600,000	—	4,682,223	—	—	2,987	24,583	5,309,793
Mary T. Barra (1) Executive Vice President, Global Product Development, Purchasing & Supply Chain	2013	750,000	—	4,446,504	—	—	—	36,636	5,233,140
	2012	750,000	—	3,906,484	—	—	258,558	28,445	4,943,487
Karl-Thomas Neumann (5) Executive Vice President & President, Europe	2013	684,029	—	3,698,075	—	—	75,754	1,350,472	5,808,330

(1)
Titles in the table reflect the NEOs' positions as of December 31, 2013. On January 15, 2014, Mr. Akerson stepped down from his position as Chairman & CEO and is serving as Senior Advisor until he leaves the Company in July 2014. Ms. Barra was named CEO, replacing Mr. Akerson. At the same time, Mr. Ammann was appointed President. In addition, Mr. Girsky stepped down from his position as Vice Chairman on the same date and is serving as Senior Advisor until he leaves the Company in July 2014.

(2)
The amounts shown in this column reflect the value of SSUs and RSUs at their grant dates to each of the NEOs. Individual grants for 2013 are discussed in the "2013 Grants of Plan Based Awards" table on the following pages. We describe the valuation assumptions used in measuring the 2013 expense in Note 23 to the Consolidated Financial Statements, "Stock Incentive Plans" in our 2013 Annual Report on Form 10-K. Quarterly SSU grants are non-forfeitable and become transferable in three equal installments at each of the first, second, and third anniversary of the grant date.

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(3)
These amounts represent the actuarial change in the present value of the executive's accrued benefit for 2013 attributed to year-over-year variances in applicable discount rates, lump sum interest rate, mortality rates, and employer contributions to tax-qualified and non-qualified plans as described in the section entitled "Pension Benefits and Retirement Programs Applicable to Executive Officers" on page 45. In 2013 the actuarial values decreased in the amount of $205,624 for Ms. Barra’s pension, but the negative amounts are not reflected in the table pursuant to proxy reporting regulations. The Company does not credit interest at above-market rates to any deferred accounts and no interest amounts are included in these totals.

(4)	Totals for amounts included as "All Other Compensation" are described on page 42.

(5)	Dr. Neumann’s salary, which is paid in Euros, has been converted to U.S. dollars, applying an average foreign exchange rate for the period from March 1, 2013 to December 31, 2013.
2013 All Other Compensation

	D. F. Akerson $	D. Ammann $	S. J. Girsky $	M.T. Barra $	K.T. Neumann $
Perquisites & Other Personal Benefits (1)	27,254	9,093	8,581	15,203	12,535
Employer Contributions to Savings Plans (2)	23,233	18,788	21,400	19,875	—
Life and Other Insurance Benefits (3)	15,083	594	984	1,296	232
Other (4)	700	—	—	262	1,337,705
Total All Other Compensation	66,270	28,475	30,965	36,636	1,350,472

(1)	See Personal Benefits table below for additional information.

(2)
Includes employer contributions to tax-qualified savings and retirement benefit plans during 2013. No employer contributions were made to non-qualified savings or retirement plans for NEOs during 2013 prior to December 16, 2013.

(3)
Includes premiums paid by the Company for Group Variable Universal Life ("GVUL") insurance for executives. Employees are responsible for any ordinary income taxes resulting from the cost of the GM-paid premiums. Amounts also include the Company's cost of premiums for providing personal accident insurance for members of the Board for Mr. Akerson and Mr. Girsky, and group accident insurance for Dr. Neumann under the plan for Opel Management Board members.

(4)
Totals for Mr. Akerson and Ms. Barra include incremental costs for event tickets. NEOs may use charter aircraft for travel with the prior approval of the CEO or General Counsel when a clear business rationale is stated. A spouse may accompany the executive on the aircraft when the executive is traveling for business purposes if the spouse’s participation is required and imputed income is assessed to the executive. No personal use of the aircraft is permitted. Dr. Neumann joined the Company on March 1, 2013, and amounts for him include payments made to provide for a buyout of restrictions from his former employer. The payments were made in Euros and have been converted to U.S. dollars using the foreign exchange spot rate on each payment date as provided by Reuters.

Personal Benefits
    Amounts shown below for personal benefits include the incremental costs for executive security services and systems, the executive company vehicle program, and financial counseling.

	D. F. Akerson $	D. Ammann $	S. J. Girsky $	M.T. Barra $	K.T. Neumann $
Security (1)	1,756	—	—	—	—
Company Vehicle Program (2)	25,498	9,093	8,581	5,843	12,535
Financial Counseling (3)	—	—	—	9,360	—
Total	27,254	9,093	8,581	15,203	12,535

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(1)	Amounts include the actual costs of residential security systems maintenance and monitoring for Mr. Akerson.

(2)
Includes the incremental cost of cars and drivers provided by the Company for various events and incremental cost to maintain the executive company vehicle program fleet that is allocated to each executive (including lost sales opportunity and incentive costs, if any; fuel, maintenance, and repair costs; insurance claims, if any; licensing and registration fees; and use taxes). Participants in the program are required to purchase or lease at least one GM vehicle every four years and asked to evaluate the vehicles they drive, thus providing feedback about our products. Participants are also required to pay a monthly administration fee of $300 and are charged with imputed income based on the value of the vehicle they choose to drive. Taxes assessed on imputed income are the responsibility of the participant. Mr. Akerson's and Mr. Girsky's vehicles were provided under the provisions of the vehicle program for the Board which does not require payment of an administration fee and is described on pages 24-26.

(3)	Costs associated with financial counseling and estate planning services with approved providers.
2013 Grants of Plan Based Awards
    In order to provide for grants of SSUs within the guidelines of the Special Master, GM adopted the SSP. Pursuant to the SSP terms and upon approval of the Special Master, NEOs receive a portion of their total annual compensation in the form of SSUs based on the average of the high and low trading price of Common Stock on the NYSE on each grant date. Quarterly SSU grants are non-forfeitable and will be transferable in three equal installments at each of the first, second, and third anniversary of the grant date.
RSUs were awarded to Mr. Ammann, Mr. Girsky, and Ms. Barra under the 2009 LTIP based on the average of the high and low trading price of Common Stock on the NYSE on each grant date. Awards are subject to forfeiture until vested and settlement is conditioned upon repayment of GM's TARP obligations. On the second anniversary date of the grant, two-thirds of the awards will vest and settle ratably with each 25 percent of the TARP obligations that have been repaid. On the third anniversary date of the grant, one-third of the awards will settle ratably with each 25 percent of the TARP obligations that have been repaid. In December 2013, the UST sold its remaining shares of Common Stock and it was subsequently determined that 25 percent of the outstanding shares remaining for TARP–related RSU grants would be forfeited. Dr. Neumann’s RSUs were awarded under the 2009 LTIP based on the average of the high and low trading price of Common Stock on the NYSE on the grant date. His RSUs were awarded pursuant to the terms of his employment agreement and are contingent on his continued service on each vesting date. They are not conditioned upon repayment of GM’s TARP obligations. Pursuant to his employment agreement, one-half of the shares vested and were delivered on February 28, 2014, and the second installment will vest and be delivered on February 28, 2015.

43	2014 PROXY STATEMENT

	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name
Daniel F. Akerson	RSU	3/1/2013	1/14/2013					—	—				—
	SSU	3/31/2013	1/14/2013							65,483			1,821,737
	SSU	6/30/2013	1/14/2013							54,871			1,827,753
	SSU	9/30/2013	1/14/2013							50,737			1,825,010
	SSU	12/31/2013	1/14/2013							44,720			1,827,706
										215,811			7,302,206
Daniel Ammann	RSU	3/1/2013	1/14/2013					60,841	60,841				1,655,484
	SSU	3/31/2013	1/14/2013							23,323			648,846
	SSU	6/30/2013	1/14/2013							22,926			763,665
	SSU	9/30/2013	1/14/2013							19,635			706,271
	SSU	12/31/2013	1/14/2013							17,306			707,296
										83,190			4,481,562
Stephen J. Girsky	RSU	3/1/2013	1/14/2013					55,310	55,310				1,504,985
	SSU	3/31/2013	1/14/2013							29,602			823,528
	SSU	6/30/2013	1/14/2013							39,086			1,301,955
	SSU	9/30/2013	1/14/2013							29,539			1,062,518
	SSU	12/31/2013	1/14/2013							26,036			1,064,091
										124,263			5,757,077
Mary T. Barra	RSU	3/1/2013	1/14/2013					58,998	58,998				1,605,336
	SSU	3/31/2013	1/14/2013							22,426			623,891
	SSU	6/30/2013	1/14/2013							23,903			796,209
	SSU	9/30/2013	1/14/2013							19,739			710,012
	SSU	12/31/2013	1/14/2013							17,398			711,056
										83,466			4,446,504
Karl-Thomas Neumann	RSU	4/1/2013	12/10/2012					53,822	53,822				1,496,252
	SSU	3/31/2013	12/10/2012							7,894			219,611
	SSU	6/30/2013	12/10/2012							26,459			881,349
	SSU	9/30/2013	12/10/2012							15,291			550,017
	SSU	12/31/2013	12/10/2012							13,478			550,846
										63,122			3,698,075

(1)
On January 14, 2013 the Compensation Committee took action to approve RSU awards to be granted on March 1, 2013 in recognition of 2012 Adjusted AFCF performance. The awards were made at the target amount, which is also the maximum amount payable. Pursuant to the terms of the 2009 LTIP, the value used to determine the number of RSUs granted on March 1, 2013 was $27.12 based on the average of the high and low trading price of Common Stock on the NYSE on the grant date. However, the grant date fair value shown here is based on the closing price of Common Stock on the grant date ($27.21) consistent with accounting practice and the valuation assumptions used in measuring expense in Note 23 of the Consolidated Financial Statements. Dr. Neumann's RSUs were granted on April 1, 2013, based on the average of the high and low trading price of Common Stock on the NYSE on the grant date ($27.87). However, the grant date fair value shown here is based on the closing price of Common Stock on the grant date ($27.80) consistent with accounting practice and the valuation assumptions used in measuring expense in Note 23 of the Consolidated Financial Statements.

(2)
The Compensation Committee approved SSU grants to be made on various salary payment dates. Pursuant to Plan terms, the value used to determine the number of RSUs granted on March 31, 2013 was $27.87; June 30, 2013, $33.26; September 30, 2013, $35.97; and December 31, 2013, $40.81, based on the average of the high and low trading price of Common Stock on the NYSE on the grant date. However, the grant date fair value shown here is based on the closing price of Common Stock on the grant dates (March 31, 2013, $27.82; June 30, 2013, $33.31; September 30, 2013, $35.97; and December 31, 2013, $40.87) consistent with accounting practice and the valuation assumptions used in measuring expense in Note 23 of the Consolidated Financial Statements.

44	2014 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards						Stock Awards (1)
(a)		(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (#)	Number of Securities Underlying Unexercised Options (# Unexercis-able) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Name
Daniel F. Akerson							3/15/2012			76,249	3,116,297
							2/10/2011			18,478	755,196
Daniel Ammann							3/1/2013			60,841	2,486,572
							3/15/2012			53,374	2,181,395
Stephen J. Girsky							3/1/2013			55,310	2,260,520
							3/15/2012			57,187	2,337,233
							2/10/2011			41,575	1,699,170
Mary T. Barra							3/1/2013			58,998	2,411,248
							3/15/2012			53,374	2,181,395
Karl-Thomas Neumann							4/1/2013			53,822	2,199,705

(1)
The amounts in Column (j) reflect 2012 and 2013 RSU grants that vest as described above under "2013 Grants of Plan Based Awards." The 2011 awards are subject to forfeiture for three years and conditioned upon repayment of GM's TARP obligations. On the third anniversary date of the grant, the 2011 awards settle ratably with each 25 percent of GM's TARP obligations that have been repaid. The awards are valued in this column based on the closing price of Common Stock on December 31, 2013 ($40.87). In December 2013, the UST sold its remaining shares of Common Stock and it was subsequently determined that 25 percent of the outstanding TARP-related RSU grants would be forfeited. Accordingly, 25 percent of the shares remaining for TARP-related grants outstanding on December 31, 2013, for each of the NEOs was forfeited as follows: Mr. Akerson, (23,682); Mr. Ammann, (28,554); Mr. Girsky, (28,125); and Ms. Barra, (28,094). Dr. Neumann’s grant on April 1, 2013 is contingent on continued service on each vesting date as described above under "2013 Grants of Plan Based Awards."

2013 Option Exercises and Stock Vested
There were no options exercised and no stock awards vested for NEOs during 2013 (table omitted intentionally).
Pension Benefits and Retirement Programs Applicable to Executive Officers
Pension benefits for most of our U.S. executives may be from both tax-qualified plans that are subject to the requirements of the Employee Retirement Income Security Act (“ERISA”) and from a non-qualified plan that provides supplemental benefits. We assumed both types of plans from General Motors Corporation. Tax-qualified benefits are pre-funded and paid out of either the trust assets of the General Motors Salaried Retirement Program (the “SRP”), the General Motors Retirement Savings Plan for Salaried Employees in the United States (the “RSP”), or both. Non-qualified benefits under the General Motors Executive Retirement Plan (the “ERP”) are not pre-funded and are paid out of our general assets. The ERP provides benefits under both Defined Contribution (“DC”) and Defined Benefit (“DB”) formulas. Benefit accruals and company contributions under GM’s non-qualified pension

45	2014 PROXY STATEMENT

plan and deferred compensation plans were suspended for NEOs and certain most highly compensated employees pursuant to TARP regulations, and they were reinstated effective December 16, 2013.
U.S. executive employees must be at least age 55 with a minimum of ten years of eligibility service to be vested in benefits accrued prior to October 1, 2012 in the ERP, and must have been executive employees on the active payroll of General Motors Corporation as of December 31, 2006 to be eligible for any frozen accrued non-qualified ERP benefit. Benefits accrued in the ERP on and after October 1, 2012 are subject to three-year vesting.
For service rendered January 1, 2007 through September 30, 2012, non-qualified retirement benefits for executive employees were determined under one of two methods (a DC formula or a DB formula), depending on an executive’s length of service date. For executives with a length of service date prior to January 1, 2001 a total benefit accrued (SRP plus DB ERP) equal to 1.25 percent of monthly base salary and annual incentive awards under the 2009 General Motors Company Short-Term Incentive Plan (the "2009 STIP") and predecessor plans. For executives with a length of service date on or after January 1, 2001, total contributions (RSP plus DC ERP) accrued equal to four percent of monthly base salary and annual incentive awards. For both formulae, benefits calculated on base salary and annual incentive awards below the applicable U.S. Internal Revenue Service (the “IRS”) limits accrued in the appropriate qualified plan (SRP or RSP) according to length of service date. For both formulae, benefits calculated on base salary and annual incentive awards above the applicable IRS limits accrued in the ERP.
Effective September 30, 2012, pension accruals under the 1.25 percent SRP and ERP formulas described above were frozen, and qualified and non-qualified retirement benefits have been replaced for future service, effective October 1, 2012, with a defined contribution formula (four percent or six percent of monthly base salary and annual incentive awards depending on an employee’s length of service date) subject to the IRS limits noted above for tax-qualified plans.
Upon retirement, executives will have all vested non-qualified retirement benefits accrued prior to October 1, 2012, paid as a five-year annuity. Any non-qualified benefits accrued and vested on or after October 1, 2012 will be paid as a lump sum upon retirement. The interest rate used in determining the non-qualified five-year annuity retirement benefits referenced above is the average of the 30-year U.S. Treasury Securities Rate for the month of July and is determined annually. This annual interest rate is then effective for retirements commencing October 1 through September 30 of the succeeding year. In the event of death, an executive’s surviving spouse may be eligible for benefits under the ERP.
Adam Opel AG in Germany offers a cash balance pension plan. Participants hired after 2006 accrue “pension elements” each year. The pension element equals a “pay credit” multiplied by an “age factor.” The pay credit is 1.75 percent times annual income for the year, plus 10.5 percent times the portion of the annual income in excess of the social security threshold for the year. The age factor is designed to accumulate the pay credit with interest to age 60 and ranges from 4.0 for the youngest employees to 1.0 for the oldest. Between age 60 and retirement, in addition to pension elements continuing to accrue, the accumulated pension elements are increased at the minimum guaranteed rate of interest application for German life insurance contracts, currently 1.75 percent. The normal retirement benefit age is 63. Upon termination, the vested benefit is based on the accrued balance, but participants must wait until normal retirement benefit age before commencing benefits. Full vesting is provided after five years of service and 25 years of age. The normal form of payment is twelve annual installments. Payments in six installments, a lump sum or a lifelong annuity are available, but subject to company consent.

46	2014 PROXY STATEMENT

Pension Benefits

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Plan Name	Number of years of Eligible Credited Service as of December 31, 2013 (1)	Present Value of Accumulated Benefit (2)(3) ($)	Annual Lifetime Annuity for SRP, Five-Year Annuity for Pre-10/1/2012 ERP, or Twelve-Year Annuity for OPEL Under GM Pension Plans ($)	Lump Sum Payable for Post-9/30/2012 ERP Under GM Pension ($)	Payments During Last Fiscal Year ($)

Daniel F. Akerson (4)	ERP	3.3	2,833	—	2,833	—
Daniel Ammann (5)	ERP	3.7	5,985	1,791	4,308	—
Stephen J. Girsky (6)	SRP	4.6	16,697	1,634	—	—
	ERP	3.8	9,946	2,670	1,757	—
Mary T. Barra (7)	SRP	31.3	750,410	75,635	—	—
	ERP	31.3	714,935	215,998	3,217	—
Karl-Thomas Neumann (8)	OPEL	0.8	75,754	9,708	—	—

(1)	Eligible service recognizes credited service under the frozen qualified SRP, in addition to service under the new plan formulae.

(2)
The present value of the SRP benefit amount shown takes into consideration the ability to elect a joint and survivor annuity form of payment. For SRP and ERP benefits, the present value represents the value of the benefit accrued through December 31, 2013 and payable at age 60 (or immediately if over age 60). Benefits and present values reflect the provisions of the SRP and ERP as of December 31, 2013. Present values shown here are based on the mortality and discount rate assumptions used in the December 31, 2013 Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 715, “Compensation–Retirement Benefits” except where needed to meet proxy requirements. The discount rates used for the SRP are 4.02 percent for calculations as of December 31, 2012 and 5.01 percent for calculations as of December 31, 2013. The discount rates used for the ERP are 3.21 percent for calculations as of December 31, 2012 and 4.08 percent for calculations as of December 31, 2013.

(3)
The present value of the Opel benefit represents the value of the benefit accrued through December 31, 2013 and payable at age 63. The benefit and present value reflect the provisions of the Opel plan as of December 31, 2013. The present value shown here is based on the mortality and discount rate assumptions used in the December 31, 2013 FASB ASC Section 715, “Compensation–Retirement Benefits” except where needed to meet proxy requirements. The discount rate used for the Opel plan is 3.35 percent for calculations as of December 31, 2013.

(4)
Pursuant to TARP regulations, ERP accruals were not permitted for Mr. Akerson from December 11, 2009, through December 15, 2013. He is eligible to receive his ERP benefits accrued on or after October 1, 2012 (DC ERP), payable as a lump-sum in the amount of $2,833 at December 31, 2013, because he is vested with three years of service.

(5)
Currently Mr. Ammann is not eligible for any five-year certain benefits, but at age 60 he is eligible for a five-year certain benefit of $1,791, as shown in (e), for the portion of the non-qualified ERP benefit accrued prior to October 1, 2012. Pursuant to TARP regulations, ERP accruals were not permitted for Mr. Ammann from December 11, 2009, through December 15, 2013. He is eligible to receive the portion of his ERP benefit accrued on or after October 1, 2012 (DC ERP), payable as a lump sum in the amount of $1,250 at December 31, 2013 or in the amount of $4,308 at age 60 as shown in (f).

(6)
As of December 31, 2013, Mr. Girsky is eligible to commence his benefit under the tax-qualified GM retirement plan (under the Account Balance Plan provisions). His accrued benefit in the form of a single-life annuity is $1,634, as shown in (e), payable at age 60. The SRP benefit is based on his previous employment with General Motors Corporation from August 2005 to June 2006 which became vested when combined with his current period of employment. Currently, he is not eligible for any five-year certain benefits but at age 60 he is eligible for a five-year certain benefit of $2,670, as shown in (e), for the portion of the non-qualified ERP benefit accrued prior to October 1, 2012. Pursuant to TARP regulations, ERP accruals were not permitted for Mr. Girsky from December 11, 2009, to December 15, 2013. He is eligible to receive the portion of his ERP benefits accrued on or after October 1, 2012 (DC ERP), payable as a lump-sum in the amount of $1,000 at December 31, 2013 or in the amount of $1,757 at age 60 as shown in (f). Mr. Girsky's SRP benefit was inadvertently omitted in the 2011 and 2012 "Pension Benefits" tables and the revised amounts of the resulting year-over-year change in present value is reflected in the "2013 Summary Compensation Table" on page 41.

47	2014 PROXY STATEMENT

(7)
As of December 31, 2013, Ms. Barra is eligible to retire under the tax-qualified GM retirement plan. Her accrued benefit in the form of a single life annuity reduced from age 62 is $39,519 payable immediately or is $75,635, as shown in (e), payable at age 60. Currently she is not eligible for any five-year certain benefits, but at age 60 she is eligible for a five-year certain benefit of $215,998, as shown in (e), for the portion of the non-qualified ERP benefit accrued prior to December 11, 2009 (DB ERP). Pursuant to TARP regulations, ERP accruals were not permitted for Ms. Barra from December 11, 2009 to December 15, 2013. She is eligible to receive the portion of her ERP benefits accrued on or after October 1, 2012 (DC ERP), payable as a lump-sum in the amount of $1,875 at December 31, 2013, or in the amount of $3,217 at age 60. Ms. Barra's 2012 ERP benefit has been adjusted to acknowledge a minor revision in the pension actuarial calculations and the revised amount of the resulting year-over-year change in present value is reflected in the "2013 Summary Compensation Table" on page 41.

(8)
As of December 31, 2013, Dr. Neumann is eligible for an unreduced benefit payable at age 63 in 12 annual installments (12-year certain) with a current guaranteed annual increase in benefit amount of 1.75 percent. He is not eligible to commence his benefit prior to age 63.

2013 Nonqualified Deferred Compensation Plans
We maintain certain deferred compensation programs and arrangements for executives, including the NEOs.
The DC ERP, formerly known as the Benefit Equalization Plan, allows for the equalization of benefits for highly compensated salaried employees under the SRP and the RSP when such employees’ contribution and benefit levels exceed the maximum limitations on contributions and benefits imposed by Section 2004 of ERISA, as amended, and Section 401(a)(17) and 415 of the Internal Revenue Code, as amended (the “IRC”). The DC ERP is maintained as an unfunded plan and we bear all expenses for administration of the plan and payment of amounts to participants. Our contributions to employee accounts are currently invested in the same investment funds as the employees elected in their tax-qualified RSP accounts.
Aggregate account balances disclosed below include both vested and unvested contributions by GM. Contributions made prior to 2007 were vested immediately. Contributions made between January 1, 2007 and September 30, 2012 vest when the participant attains age 55 with ten years of service. Contributions made on October 1, 2012 and later vest when the participant attains three years of service, regardless of age. Pursuant to TARP regulations, no accruals or contributions to the DC ERP were permitted until December 16, 2013 for NEOs in 2013.
Salary Stock Plan - NEOs receive a portion of their total annual compensation in the form of SSUs, which are granted each quarter as described in the “2013 Grants of Plan Based Awards” table on page 44. SSUs are non-forfeitable and become deliverable quarterly in three equal installments at each of the first, second, and third anniversaries of the grant date.
The table below reflects December 31, 2013 balances for the various nonqualified deferred compensation plans, including vested but unpaid SSUs, based on the closing price of Common Stock ($40.87) and any contributions, earnings, and withdrawals during the year.

48	2014 PROXY STATEMENT

	(a)	(b)	(c)	(d)	(e)	(f)
Name	Plan	Executive Contributions in the Last Fiscal Year	Registrant Contributions in the Last Fiscal Year (1) ($)	Aggregate Earnings in the Last Fiscal Year (2) ($)	Aggregate Withdrawals and Distributions (3) ($)	Aggregate Balance at 2013 Fiscal Year End (4) ($)
Daniel F. Akerson	SSU	—	7,302,206	6,145,174	(6,921,156)	20,350,930
	DC ERP	—	2,833	—	—	2,833
Daniel Ammann	SSU	—	2,826,078	2,290,633	(2,862,370)	7,584,287
	DC ERP	—	938	327	—	2,835
Stephen J. Girsky	SSU	—	4,252,092	3,236,606	(4,882,180)	10,675,285
	DC ERP	—	1,000	—	—	1,000
Mary T. Barra	SSU	—	2,841,168	2,210,743	(2,714,923)	7,472,303
	DC ERP	—	1,250	10,796	—	47,229
Karl-Thomas Neumann	SSU	—	2,201,823	377,974	—	2,579,796

(1)
SSUs were granted on a quarterly basis to each of the NEOs on the dates and in the amounts described in the "2013 Grants of Plan Based Awards" table on page 44, and the aggregate value of these awards is included for each NEO in the "Stock Awards" column of the “2013 Summary Compensation Table” on page 41.

(2)
Earnings that may be included in column (d) are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation” totals and footnote 3 included in the “2013 Summary Compensation Table” on page 41, because we do not pay above-market earnings on U.S. deferred compensation.

(3)	Payments of vested SSUs granted on various dates and at various share prices were made to each of the NEOs as described in the "2013 Grants of Plan Based Awards" table on page 44.

(4)
Aggregate balances include both vested and unvested contributions subject to forfeiture as described for each NEO in the section titled, “Potential Payments Upon Termination or Change in Control” on page 49.

Pursuant to TARP regulations, no new accruals were permitted to the DC ERP for the NEOs until December 16, 2013. The balance shown for Ms. Barra includes amounts credited to her DC ERP account by both GM and General Motors Corporation because these accounts were assumed by GM from General Motors Corporation.
All amounts reported in column (f), except earnings at prevailing market rates, have been reported in the “2013 Summary Compensation Table” on page 41for each NEO. Amounts earned in previous years for NEOs were reported in earlier summary compensation tables, if that NEO's compensation was required to be disclosed. Amounts previously reported in such years include previously earned Company matching contributions. The totals in column (f) above reflect the cumulative value of these contributions and investment choices for each NEO.
Potential Payments Upon Termination or Change in Control
We maintain compensation and benefit plans that will provide payment of compensation to NEOs in the event of termination of employment due to retirement or death. These provisions are generally applicable to all plan participants and are not reserved only for NEOs. The amount of compensation payable to each NEO in these situations is described below.
During 2013, we did not provide severance or change-in-control benefits for executives, and utilized employment or severance agreements on an infrequent basis. Employment agreements with NEOs are described below.
Retirement and Pension Benefits. Plan provisions and pension benefits for NEOs are described in “Pension Benefits and Retirement Programs Applicable to Executive Officers” on page 45.

49	2014 PROXY STATEMENT

As of December 31, 2013, Mr. Akerson, Mr. Ammann, and Mr. Girsky were vested in the qualified RSP and the non-qualified DC ERP. Mr. Girsky is also vested in the SRP under the Account Balance Plan provisions. Upon termination of employment, Mr. Ammann's and Mr. Girsky's unvested benefits in the DC ERP would have been forfeited.
As of December 31, 2013, Ms. Barra was eligible to retire pursuant to the provisions of the qualified SRP, but is vested only in the DC ERP benefits accrued on or after October 1, 2012. Upon termination of employment, unvested benefits in the DC ERP would have been forfeited.
Dr. Neumann participates in the Opel pension plan as described in the section titled, “Pension Benefits and Retirement Programs Applicable to Executive Officers”. Upon termination of employment on December 31, 2013, his vested benefit would have been based on the accrued balance, but he must wait until normal retirement benefit age before commencing benefits.
Benefits Payable at Death. Upon death of an active employee, we provide a special death payment equal to one month of base salary to certain dependents, including surviving spouses, members of the employee’s family, or other individuals who are to be responsible for payment of funeral expenses. This benefit is provided generally for all salaried employees in active status at the time of death. In addition, pursuant to SRP plan terms we provide eligible surviving spouses a monthly pension benefit based on a percentage of the monthly retirement benefit payable to the employee. Under the terms of the ERP, survivor benefits, if applicable, are payable as a lump sum. Benefits payable to a survivor upon the NEOs death on December 31, 2013 would have been as follows: Mr. Akerson, $2,833 payable as a lump sum from his DC ERP ; Mr. Ammann, $1,250 payable as a lump sum from his DC ERP; Mr. Girsky, an annual benefit of $1,049 payable immediately from the SRP and $1,000 payable as a lump sum from his DC ERP; and Ms. Barra, an annual benefit of $50,161 payable immediately from the SRP and $22,371 payable as a lump sum from DC ERP. Dr. Neumann’s survivor benefit from the Opel Versorgungskonto plan on December 31, 2013, would have been $7,636 payable in 12 annual installments, increasing each year at a rate determined by insurance companies (currently 1.75 percent).
    Life insurance benefits are provided for U.S. salaried employees and Dr. Neumann participates in the plan provided for Opel Management Board members as described below.
Under the 2009 LTIP, unvested and outstanding RSUs are prorated for time worked and paid immediately to eligible survivors. RSU amounts that would have been payable to survivors as of December 31, 2013 for the NEOs would have been as follows: Mr. Akerson, $1,976,102; Mr. Ammann, $1,515,602; Mr. Girsky, $3,189,465; Ms. Barra, $1,499,931; and Dr. Neumann, $823,668.
Deferred Compensation Plans. Under the provisions of the SSP, awards are vested when earned, and will continue to be paid in accordance with their terms as described in this proxy statement upon the executive’s separation.
As of December 31, 2013, NEOs had vested notional contributions in the DC ERP in the following amounts:
Mr. Akerson, $2,833; Mr. Ammann, $938; Mr. Girsky, $1,000; and Ms. Barra, $20,496. Upon termination of employment, their unvested benefits would be forfeited. Dr. Neumann does not participate in the DC ERP plan.
Incentive Plans. RSUs granted in 2013 under the 2009 LTIP vest as described in the section titled, “2013 Grants of Plan Based Awards” on page 44. Unvested RSUs are forfeited upon termination of employment, except in cases of retirement and death (discussed above). As of December 31, 2013, only Mr. Akerson was eligible to retire under the terms of the 2009 LTIP. If he had commenced retirement on that date, he would have received a prorated portion of his February 10, 2011 RSU grant (13,474 shares, net of TARP obligations) delivered on their original settlement date of February 10, 2014. His March 15, 2012 grant would have been forfeited.
Vacation Pay. Salaried employees terminating employment under approved retirement plans are entitled to receive full vacation based on their length of service with the Company and its predecessor as of the date of separation and may receive pay in lieu of unused vacation in the calendar year of termination of employment.
Health Care and Life Insurance Coverage Continuation. Under provisions of the General Motors Salaried Health Care Program covering U.S. salaried employees, Mr. Akerson, Mr. Ammann, and Mr. Girsky could continue health care coverage as provided under applicable Federal laws (i.e., The Consolidated Omnibus Budget Reconciliation Act). Based on her ability to retire, Ms. Barra is eligible to receive corporate contributions toward health care coverage in retirement until the earlier of Medicare eligibility, or turning age 65, pursuant to program terms. U.S. salaried employees are also eligible to continue life insurance in retirement on a self-paid basis.

50	2014 PROXY STATEMENT

Dr. Neumann participates in the insurance plan provided for Opel Management Board members, which would have provided a benefit of $211,996 in the case of death, or $845,232 in the case of disability on December 31, 2013.
Employment Agreements
Karl-Thomas Neumann. On December 10, 2012, we entered into an employment agreement for a period of one year with Dr. Neumann, to commence with his employment on March 1, 2013. Our employment agreement with Dr. Neumann provided an annual cash base salary of EUR 618,560 and participation in the benefit plans available to executive officers in Germany. He also received a portion of his 2013 total annual compensation in the form of SSUs, in the amount of $2,200,000, which will be delivered quarterly over three years beginning in 2014, and was granted 53,822 RSUs on April 1, 2013 valued at $27.87 each.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") and, based on that review and discussion, has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the GM 2013 Annual Report on Form 10-K.
During 2013, the Compensation Committee reviewed the incentive compensation arrangements of our NEOs with the General Auditor and Chief Risk Officer to ensure that the incentive compensation arrangements for these officers do not encourage them to take unnecessary and excessive risks that may threaten the value of the Company.

The Compensation Committee also reviewed all employee compensation plans, made all reasonable efforts to eliminate unnecessary risks that the plans may pose to GM, and determined that there were no features of these plans that would encourage the manipulation of GM’s reported earnings to enhance the compensation of any employees.
During 2013, risk reviews of the Company’s compensation arrangements were completed on March 18, 2013, and November 18, 2013, and a discussion of our review process is included in the section entitled “Compensation Risk Assessment Process” on page 39.
Executive Compensation Committee

E. Neville Isdell (Chair)	David Bonderman
James J. Mulva	Patricia F. Russo
Theodore M. Solso	Carol M. Stephenson

51	2014 PROXY STATEMENT

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed thereunder.
Audit Committee Report
The Audit Committee of the General Motors Board of Directors is a standing committee composed of six directors who meet the independence, financial expertise, and other qualification requirements of the NYSE and applicable securities laws. It operates under a written charter adopted by the Committee and approved by the Board of Directors, which is posted on our website at www.gm.com/investor, under “Corporate Governance.” The members of the Committee are Thomas M. Schoewe (Chair), Erroll B. Davis, Jr., Robert D. Krebs, Kathryn V. Marinello, Admiral Michael G. Mullen and Theodore M. Solso. The Board has determined that Mr. Schoewe, Mr. Davis, Mr. Krebs, Ms. Marinello, and Mr. Solso qualify as “audit committee financial experts” as defined by the SEC’s regulations. The Committee annually selects the Company’s independent registered public accounting firm.
Management is responsible for the Company’s internal control and the financial reporting process and has delivered its opinion on the strength of controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing their reports thereon. As provided in its charter, the Committee’s responsibilities include monitoring and overseeing these processes.
Consistent with its charter responsibilities, the Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for 2013, regarding the Company’s audited financial statements as of December 31, 2013 and for the year then ended. In this context, management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm and discussed with the independent registered public accounting firm matters required to be discussed by the standards of the PCAOB.
The Company’s independent registered public accounting firm has also provided to the Committee the written disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Committee concerning independence. The Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence. The Committee concluded that Deloitte is independent from the Company and its management.
Based upon the Committee’s discussions with management and the independent registered public accounting firm as described in this report and the Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board of Directors and the Board of Directors approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.
Audit Committee
Thomas M. Schoewe (Chair)
Erroll B. Davis, Jr.
Robert D. Krebs
Kathryn V. Marinello
Michael G. Mullen
Theodore M. Solso

52	2014 PROXY STATEMENT

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee retained Deloitte to audit the Company’s consolidated financial statements and the effectiveness of internal controls, as of and for the year ended December 31, 2013. The Company and its subsidiaries also retained Deloitte and certain of its affiliates, as well as other accounting and consulting firms, to provide various other services in 2013.
The services performed by Deloitte in 2013 were pre-approved in accordance with the pre-approval policy and procedures established by the Audit Committee. This policy requires that during its first meeting of the year, the Audit Committee will be presented, for consideration, a description of the Audit-Related, Tax, and All Other Services expected to be performed by Deloitte during the fiscal year. Any requests for such services for $1 million or more not contemplated and approved during the first meeting must thereafter be submitted to the Audit Committee (or the Chair of the Audit Committee in an urgent case) for specific pre-approval. Requests for services less than $1 million individually must be pre-approved by the Audit Committee Chair and reported to the full Audit Committee at its next regularly scheduled meeting. The independent registered public accounting firm selected for the following year presents the proposed annual Audit services and their related fees to the Audit Committee for approval on an audit-year basis.
The Audit Committee determined that all services provided by Deloitte in 2013 were compatible with maintaining the independence of Deloitte.
The following table summarizes Deloitte fees billed or expected to be billed in connection with 2013 services. For comparison purposes, actual billings for 2012 services are also displayed.

Type of Fees	2013 (In millions)	2012 (In millions)
Annual Audit Services	$38	$36
Audit-Related Services	8	6
Tax Services	8	5
Subtotal	$54	$47
All Other Services	—	—
Total	$54	$47
Audit Fees: $38 million for the audit of the Company’s annual consolidated financial statements, including reviews of the interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q and audits of statutory financial statements.
Audit-Related Fees: $8 million for assurance and related services that are traditionally performed by the independent registered public accounting firm. More specifically, these services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed acquisitions, internal control consultations, attestation services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
Tax Fees: $8 million for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refund. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.
All Other Fees: The Company did not engage Deloitte for any significant services for the year ended December 31, 2013.

53	2014 PROXY STATEMENT

Item No. 2
Ratification of the Selection of Deloitte & Touche LLP for 2014
The Audit Committee has selected Deloitte as GM’s independent registered public accounting firm for 2014, the Board of Directors has concurred in an advisory capacity with that selection, and the selection is now being submitted to the stockholders at the annual meeting for their ratification or rejection. If the stockholders do not ratify the selection of Deloitte as the independent registered public accounting firm, the Audit Committee will reconsider whether to engage Deloitte but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders. Among the factors the Audit Committee may consider in making this determination are the difficulty and expense of changing independent registered public accounting firms in the middle of a fiscal year. Even if the stockholders ratify the selection of Deloitte, the Audit Committee may in its sole discretion terminate the engagement of Deloitte and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so.
Deloitte and its predecessor companies have been GM's or General Motors Corporation's auditors since 1918. The Audit Committee considers Deloitte well qualified, with offices or affiliates in or near most locations in the U.S. and other countries where General Motors operates.
Representatives of Deloitte will attend the annual meeting and will have the opportunity to make any statement they wish. They will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for GM and its subsidiaries for 2014.
Item No. 3
Advisory Vote to Approve Executive Compensation
Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
In 2013, more than 98 percent of the votes cast at the annual meeting were “favorable” to our Say-on-Pay proposal. With this result in mind and recognizing the impact of UST requirements in 2013, the Compensation Committee has approved the compensation arrangements described in our CD&A beginning on page 31 for our Named Executive Officers. We urge you to read the CD&A section of this proxy statement for a more complete understanding of our executive compensation plans, including our compensation philosophy and objectives and the 2013 compensation of Named Executive Officers.
We are asking stockholders to vote on the following resolution:
RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion, is hereby APPROVED.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
Vote Required
The affirmative vote of a majority of the shares of our Common Stock present or represented by proxy and entitled to vote at the annual meeting is required for approval of this proposal. If you own shares through a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee on how to vote your shares to ensure that your shares will be represented and voted on this proposal.

The Board of Directors recommends a vote FOR the advisory proposal to approve executive compensation.

54	2014 PROXY STATEMENT

Item No. 4
Advisory Vote to Approve the Frequency of a Stockholder Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act provides that stockholders be given the opportunity to vote, on a non-binding advisory basis, for how frequently we should seek advisory votes in the future on the compensation of our Named Executive Officers, as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes to approve the compensation of the Named Executive Officers once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.
Our Board of Directors believes that an annual advisory vote to approve the compensation of the Named Executive Officers will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices disclosed in the proxy statement each year. The Board has determined that an annual vote is therefore consistent with the Company’s interest in obtaining your input on executive compensation matters. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.
Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.
We will present the following resolution to the meeting:
RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy statement should be every one year, every two years, or every three years.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining how often to submit an advisory vote on compensation for Named Executive Officers to our stockholders.
Vote Required
If the option of "one year," "two years," or "three years" receives votes from the majority of shares present in person or by proxy and entitled to vote, it will be deemed to win this non-binding advisory vote. The Board of Directors intends to adopt the option that receives the most votes . If you own shares through a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee on how to vote your shares to ensure that your shares will be represented and voted on this proposal.

The Board of Directors recommends that you vote for the option of every ONE YEAR as the preferred frequency for a stockholder advisory vote on executive compensation.

Item No. 5
Approval of the General Motors Company 2014 Short-Term Incentive Plan
The Board of Directors recommends for stockholder approval the General Motors Company 2014 Short-Term Incentive Plan (the “2014 STIP”), including the menu of performance measures that may be used for awards thereunder. Upon approval, the 2014 STIP, a cash-based plan, will replace the Company’s existing Short-Term Incentive Plan. The awards approved in January 2014 for performance during 2014 described in the CD&A on page 31 were awarded under the 2009 STIP, and the Company intends to make awards under the 2014 STIP , if approved, starting in 2015.

Background

55	2014 PROXY STATEMENT

The Company’s prospective executive compensation program is designed so that a meaningful portion of each executive’s total compensation opportunity is placed at-risk through awards made under short-term and long-term incentive plans. The 2014 STIP will provide the Company with the ability to align the global executive team toward the achievement of Company performance objectives by conditioning annual cash incentive awards on performance conditions established by the Compensation Committee, which is comprised of independent directors. The final value of awards will be based upon the achievement of specified financial, operational, and individual goals.
The 2014 STIP has been designed to meet the requirements of Section 162(m) of the IRC for qualified performance-based compensation so that the Compensation Committee has the ability to issue awards to our senior executives and preserve deductibility for the Company with respect to those awards.
The 2014 STIP document is attached as Exhibit A, and the description set forth below is qualified in its entirety by the complete 2014 STIP document.
Summary of General Motors Company 2014 Short-Term Incentive Plan
Under the 2014 STIP, the Compensation Committee may grant awards from March 11, 2014 through May 31, 2019, subject to stockholder approval of the 2014 STIP.

Key Provisions	Description
Eligible Participants
Employees of the Company and its subsidiaries, including employees who are subject to the limitations of Section 162(m) of the IRC, which generally include our CEO and certain other most-highly compensated executive officers, referred to as “Covered Employees.”

Plan Administration
The 2014 STIP is administered by the Compensation Committee, which has the authority to: identify the eligible individuals who will receive awards; determine the target amounts and terms and conditions of awards; interpret and administer the 2014 STIP; establish, amend, suspend or waive any rules and regulations under the 2014 STIP, and make any other determinations or take any other actions to administer the 2014 STIP. Subject to any limits established by the Compensation Committee, the Compensation Committee may delegate to one or more members of the Compensation Committee or officers of the Company (including the CEO) the authority to establish awards and take other actions under the 2014 STIP; provided that officers of the Company may not be delegated authority with respect to awards for Covered Employees whose awards are intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC.

Limitations of Individual Awards
In any given calendar year, no award to a Covered Employee that is intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC may pay out at more than $7.5 million under the 2014 STIP.

Target Awards
The Compensation Committee will establish the terms of awards under the 2014 STIP, including the applicable performance period, the participating employees, the target awards (including any minimum or maximum amounts), the applicable performance conditions and targeted achievement levels, and any other applicable terms and conditions.

Final Awards
After the end of the performance period, the Compensation Committee will determine the final awards by applying the performance conditions and making any adjustments (upward or downward) that the Compensation Committee deems appropriate, subject to the limitations applicable to Covered Employees whose awards are intended to constitute qualified performance-based compensation under Section 162(m) of the IRC.

56	2014 PROXY STATEMENT

Limits on 162(m) Qualified Awards
For any award to a Covered Employee that is intended to be qualified performance-based compensation for purposes of preserving tax deductibility under Section 162(m) of the IRC, during the beginning of the performance period, the Compensation Committee will establish and approve in writing one or more of the performance measures from the list described below, the targeted achievement levels for such performance measures, and an objective formula or methodology to determine the maximum amount payable under the award. After the end of the performance period, the Compensation Committee will certify in writing the extent to which the applicable performance measures have been satisfied and the amount payable with respect to the award. The Compensation Committee may then adjust such maximum amount downward as it deems appropriate, including to reflect any additional performance factors.

The performance measures from which the Compensation Committee may choose for awards to Covered Employees intended to be qualified for purposes of Section 162(m) of the IRC, are as follows:
Asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, ROIC, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience.

These measures may be based on an absolute or relative basis (e.g., to the performance of other companies or an index).

Adjustments
Subject to any limitations under Section 162(m) of the IRC, the Compensation Committee may modify performance objectives as it deems appropriate and equitable to account for any of the following: (i) the effects of currency fluctuations, (ii) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release or Form 8-K filing relating to an earnings announcement, (iii) asset write-downs, (iv) litigation or claim judgments or settlements, (v) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (vi) reorganization and restructuring programs or capital return strategies, (vii) significant volume changes in any market or region, (viii) significant impacts or limitations to our production capacity, (ix) macro-economic or political assumption changes, (x) extraordinary and non-recurring accounting items, (xi) any other extraordinary or non-operational items.

Payment of Awards	Final awards will be paid in cash after the end of the performance period; however, the Company may permit or require the deferral of awards pursuant to a deferred compensation plan or arrangement.
Clawback/Recoupment
Any awards issued under the 2014 STIP (including any amounts payable with respect to such awards) will be subject to any clawback or recoupment policies the Company has in place from time to time. The Company currently maintains the General Motors Policy on Recoupment of Incentive Compensation available on our website, www.gm.com/investor, under "Corporate Governance."

57	2014 PROXY STATEMENT

Effect of Termination of Employment
Except as the Compensation Committee may determine in any individual case, awards will be treated as set forth below upon a participant's termination of employment prior to payment of the final award.

● Death or Disability: The final award will be determined and paid after the end of the applicable performance period.

● Full career status termination: The final award will be determined and paid on a prorated basis after the end of the applicable performance period.

● Termination Pursuant to Approved Separation Agreement or Program: The participant will have no right to any portion of the final award.

● Other terminations: The final award will be forfeited.

Plan Term	The 2014 STIP will become effective upon approval by stockholders, and no new awards will be issued under the 2014 STIP after May 31, 2019.
New Plan Benefits. There are approximately 200,000 employees eligible to receive awards under the 2014 STIP, however, we expect that awards will be made to up to approximately 1,600 executives annually, including approximately 14 executive officers of the Company. The benefits or amounts that will be received by or allocated to each executive and employee, and executives and employees in the aggregate, are not presently determinable. The 2014 STIP is being presented for stockholder approval in order to permit the Compensation Committee to make awards under the 2014 STIP that constitute “qualified performance-based compensation” under Section 162(m) of the IRC. If the 2014 STIP is not approved by stockholders, it will not be adopted.

The Board of Directors recommends a vote FOR the proposal to approve the 2014 Short-Term Incentive Plan.

Item No. 6
Approval of the General Motors Company 2014 Long-Term Incentive Plan
The Board of Directors recommends for stockholder approval the General Motors Company 2014 Long-Term Incentive Plan that would authorize up to 60 million shares to be granted under awards authorized by the Compensation Committee, which is comprised of independent directors. Upon approval, the 2014 LTIP will replace the 2009 LTIP and the SSP, cancelling the shares available for future awards under those plans, and going forward, will be our only equity compensation plan.
Background
The Board of Directors and the Compensation Committee believe that long-term equity-based compensation is a critical component of our executive compensation structure and serves to link the interests of our executives and stockholders. The Compensation Committee recommends that stockholders approve the 2014 LTIP to continue and enhance our long-term incentive compensation program and incorporate a performance-based component. The proposed 2014 LTIP provides for a variety of different types of awards from which the Compensation Committee can choose, including restricted stock, RSUs, stock options, stock appreciation rights ("SARs"), and performance-based awards. The additional shares available and the inclusion of performance-based and other types of awards under the 2014 LTIP will enable the Compensation Committee to deliver a significant portion of compensation in the form of equity, incorporate a meaningful performance-based component to provide targeted long-term incentives to our executives, and exercise the flexibility to adapt our compensation program to changes in our business objectives and the competitive environment in which we compete for talent. Our core long-term incentive program will initially include time-vesting RSUs and performance-based stock units, although other awards may be made from time to time as approved by the Compensation Committee. Our CEO may also recommend special awards to aid in retention of critical talent and/or reward for exemplary performance from time to time.

58	2014 PROXY STATEMENT

In determining the number of shares requested, the Company took several factors under consideration, including the 2014 compensation program described in the CD&A on page 31 of this Proxy Statement, the compensation levels we anticipate in the future, the types of awards the 2014 LTIP provides for and the potential range of shares issuable upon achievement of the vesting and performance conditions. In considering these factors, we anticipate an annual burn rate under the 2014 LTIP of less than 1 percent of the current number of shares of outstanding Common Stock on a fully-diluted basis. However, it is difficult for the Company to predict the annual burn rate or how long the shares available under the 2014 LTIP will last because the Company does not have a recent history of equity incentive award grant practice on which it can rely to determine potential future awards expectations. If future long-term incentive awards follow the amount and design of the proposed 2014-2016 LTI Awards described below, the 2014 LTIP share pool is likely to be adequate to fund long-term equity awards for at least three years of grants (possibly more), depending on multiple factors (e.g., stock price movement, employee turnover, etc.).
Key Features
We are proposing to authorize 60 million shares for issuance under the 2014 LTIP (representing 3.74 percent of the outstanding shares of Common Stock as of the record date), which may be granted in the form of stock options, SARs, RSUs, restricted stock, performance awards, or other share-based awards. Key features of the 2014 LTIP and the Compensation Committee’s intended implementation of the 2014 LTIP include:

•	Annual burn rate is expected to be less than 1 percent per year, consistent with our historical grant rate;

•
Total potential dilution, including awards outstanding and the entire newly authorized 60 million share pool, will be 4.52 percent of the outstanding Common Stock as of the record date on a fully diluted basis;

•
Awards that expire, are cancelled, forfeited or otherwise terminate without the delivery of shares will again become available for grant, but shares surrendered or withheld in payment for any exercise price or taxes related to an award will not again become available for grant;

•
Repricing of stock options or SARs, or any other action that has the effect of reducing the exercise price of options or SARs, as well as the exchange of underwater stock options or SARs for cash or any other security, will be prohibited without stockholder approval (other than adjustments in connection with a corporate transaction or restructuring); and

•
The plan has been designed to meet the requirements of Section 162(m) of the IRC, for qualified performance-based compensation, and, therefore, the Compensation Committee will have the ability to grant awards that are intended to be deductible under Section 162(m) of the IRC.

The 2014 LTIP document is attached as Exhibit B and the 2014 LTIP description set forth below is qualified in its entirety by reference to the complete text of the 2014 LTIP.

59	2014 PROXY STATEMENT

Summary of General Motors Company 2014 Long-Term Incentive Plan

Key Provisions	Description
Eligible Participants	Employees, consultants, advisors, and non-employee directors.
Shares Subject to Plan
The 2014 LTIP authorizes a pool of 60,000,000 shares of Common Stock from which stock options, SARs, RSUs, restricted stock, performance awards, and other stock-based awards may be granted. No more than 60,000,000 shares may be issued in respect of incentive stock options.

Plan Administration
The 2014 LTIP is administered by the Compensation Committee, which has the authority to: identify the eligible individuals who will receive awards; determine the amounts and terms and conditions of awards (including vesting terms); interpret and administer the 2014 LTIP; prescribe the form of award documentation under the 2014 LTIP; establish, amend, suspend or waive any rules and regulations under the 2014 LTIP, and make any other determinations or take any other actions to administer the 2014 LTIP. Subject to the limits established by the Compensation Committee, the Compensation Committee may delegate to one or more members of the Compensation Committee or officers of the Company (including the CEO) the authority to grant awards and take other actions under the 2014 LTIP; provided that officers of the Company may not be delegated authority with respect to awards for executive officers of the Company.

Limitations of Individual Awards
In any given calendar year, for awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the IRC, the following limitations apply:
● The number of shares underlying stock options and SARs issued to any individual may not exceed 1,000,000.
● The maximum number of shares under awards of restricted shares, RSUs, and performance-based awards issued to any individual may not exceed 1,000,000.
● The maximum payout under any performance awards designated in cash issued to any individual may not exceed $20 million.

Award Types	Stock options, SARs, RSUs, restricted stock, performance awards, and other stock-based awards.
Stock Options and SARs
The Compensation Committee is authorized to grant stock options to purchase shares of Common Stock (including incentive stock options) and SARs (which provide the right to receive a payment or a number of shares equal to the increase in value above the exercise price). The exercise price of stock options and SARs may not be lower than the fair market value of the underlying shares on the date of grant. The term of any stock option or SAR will not be more than ten years and two days (or for incentive stock options, ten years) from the date of grant.

Restricted Stock and RSUs	The Compensation Committee is authorized to grant restricted stock and RSUs (which provide the right to receive the value of the underlying shares, either in cash, shares, or a combination thereof).
Performance Awards
The Compensation Committee is authorized to grant performance awards, which may be denominated in cash, shares or units, or a combination thereof, to be earned upon the achievement of performance conditions specified by the Compensation Committee.

60	2014 PROXY STATEMENT

Performance Measures
If the Compensation Committee intends for a performance award to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC, the award will be subject to a formula established in advance based on the achievement during the performance period of one or more of the following performance criteria, which may be based on an absolute or relative measure (e.g., relative to the performance of other companies or an index):

Asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earning before interest and taxes (EBIT), earning before interest, taxes, depreciation, and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience.

For performance awards not intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC, the Compensation Committee may select additional performance criteria.

Adjustments
Subject to any limitations under Section 162(m) of the IRC, the Compensation Committee may modify performance objectives as it deems appropriate and equitable to account for any of the following: (i) the effects of currency fluctuations, (ii) items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release or Form 8-K filing relating to an earnings announcement, (iii) asset write-downs, (iv) litigation or claim judgments or settlements, (v) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (vi) reorganization and restructuring programs or capital return strategies, (vii) significant volume changes in any market or region, (viii) significant impacts or limitations to production capacity, (ix) macro-economic or political assumption changes, (x) extraordinary and non-recurring accounting items, and (xi) any other extraordinary or non-operational items.

Dividend Equivalent Rights
Restricted stock, RSUs, and performance awards will generally provide dividend equivalent rights, which will accumulate and be paid upon vesting or settlement of awards; provided that no dividend payments will be made with respect to shares that are not ultimately earned and settled. Stock options and SARs will not be eligible for dividend equivalent rights.

Minimum Vesting Period
Stock options and SARs: In general, no portion of an award is intended to vest prior to the first anniversary of the vesting commencement date; however, the Compensation Committee may provide for shorter vesting if appropriate under the circumstances.

Restricted Stock and RSUs: Awards will generally vest in whole or in part over a period of not less than three years from the vesting commencement date; however, the Compensation Committee may provide for shorter vesting, if appropriate under the circumstances.

Minimum Performance Period	The minimum performance period for performance awards is one year. Performance awards presented for approval in the table below are subject to a three-year performance period.

61	2014 PROXY STATEMENT

Effect of Termination of Service
Except as otherwise provided for in an award agreement, or as the Compensation Committee may determine in any individual case, a participant’s outstanding awards will be treated as set forth below upon his or her termination of service:

Death:
● Stock options and SARs immediately vest and remain exercisable until the earlier of three years after death or the original expiration date.
● Restricted stock and RSUs vest and are settled within 90 days after death.
● Performance awards will have any service-based vesting waived, will be earned based upon the achievement of the applicable performance conditions, and will be paid or settled on the scheduled settlement date.

Disability:
● Stock options and SARs continue to vest and become exercisable in accordance with the vesting schedule and remain exercisable until the original expiration date.
● Restricted stock and RSUs continue to vest and settle on the scheduled settlement dates.
● Performance awards will have any service-based vesting waived, will be earned based upon the achievement of the applicable performance conditions, and will be paid or settled on the scheduled settlement date.

Full career status termination (age 55 with ten years of service or age 62 and older):
● Stock options and SARs continue to vest and become exercisable in accordance with the vesting schedule and remain exercisable until the original expiration date.
● Restricted stock and RSUs continue to vest and settle on the original settlement dates; provided that the amount of the award will be prorated if termination occurs prior to the one-year anniversary of grant (or if earlier, the vesting commencement date as set forth in the award document).
● Performance awards will have any service-based vesting waived, will be earned based upon the achievement of the applicable performance conditions, and will be paid or settled on the original settlement date or dates; provided that the award will be prorated if termination occurs within the first year of the performance period.

Termination Pursuant to Approved Separation Agreement or Program:
● The participant will not be entitled to retain any portion of any award

Other terminations:
● Upon any other termination of service, the participant will not be entitled to retain any unvested portion of any award. Vested stock options and SARs will remain exercisable until the earlier of 90 days after termination or the original expiration date.

Change in Control
The 2014 LTIP generally provides for “double-trigger” change in control protection such that if awards are continued or converted into similar awards of the successor company, the awards will be subject to accelerated vesting in the event of a participant's termination of service by the Company without cause or by the participant for good reason within 24 months after the change in control. If awards are not continued or converted into similar awards of the successor company, then the awards will have accelerated vesting upon the change in control.

Clawback/Recoupment
Any awards granted under the 2014 LTIP (including any amounts or benefits payable under such awards) will be subject to any clawback or recoupment policies the Company has in place from time to time. The Company currently maintains the General Motors Policy on Recoupment of Incentive Compensation available on our website, www.gm.com/investor, under "Corporate Governance."

Plan Term
The 2014 LTIP is effective as of March 11, 2014, subject to the approval of stockholders, and no new awards will be granted under the 2014 LTIP after March 31, 2024 or such earlier time as the number of shares available for grant is exhausted or the Board terminates the 2014 LTIP.

62	2014 PROXY STATEMENT

Awards Subject to Plan Approval
Under the Company's prospective compensation policies, a significant proportion of the total compensation of the Company's executive team will be linked to the achievements of objective performance criteria approved by the Compensation Committee and individual service to the Company. 2014 LTI Awards proposed to be granted under the 2014 LTIP are composed of both RSUs and performance awards, with an increasing proportion of the LTI being in the form of performance awards for our most senior executives.
The Compensation Committee approved the long-term incentive awards presented below, subject to stockholder approval of the 2014 LTIP. These awards may be earned over the period 2014-2016 (the “2014-2016 LTI Awards”). Each 2014-2016 LTI Award consists of RSUs and share-settled performance awards in the form of PSUs. The RSUs will vest ratably on an annual basis over the period 2014-2016, based on continued service (subject to the termination of service provisions of the 2014 LTIP). The PSUs will be earned at a level between 0 to 200 percent of target, based on the achievement of performance conditions relating to ROIC and market share over a 3-year performance period from January 1, 2014 to December 31, 2016, with the maximum payout being 200 percent of target. PSUs that are earned will then vest based on continued service through the settlement date (subject to the termination of service provisions of the 2014 LTIP). The proportion of each participant’s 2014-2016 LTI Award that is composed of PSUs ranges from 50 percent up to 75 percent for our most senior executives and NEOs. Each unit will have a value equal to one share of Common Stock. The earned PSUs, if any, will be settled in 2017 in shares of Common Stock. Award values presented below will be converted to units of Common Stock on their grant date which, if the 2014 LTIP is approved by stockholders, will be June 11, 2014. The proposed 2014-2016 LTI Awards are as follows:

2014-2016 LTI Awards
	RSUs ($)	Target PSUs ($)
Mary T. Barra, Executive Vice President, Global Product Development, Purchasing & Supply Chain (1)	2,500,000	7,500,000
Daniel Ammann, Executive Vice President & Chief Financial Officer (2)	1,137,500	3,412,500
Karl Thomas-Neumann, Executive Vice President & President Europe	675,000	2,025,000
Executive Officers (as a group, excluding the above-named officers)	4,314,875	12,944,625
Other Employees (as a group, excluding the above-named officers and the above-listed executive group)	78,358,739	118,124,606
Total	$86,986,114	$144,006,731

(1)	Mary T. Barra was elected by the Board of Directors to replace Mr. Akerson as CEO effective January 15, 2014

(2)	Daniel Ammann was named President of the Company January 15, 2014
The 2014 LTIP and 2014-2016 LTI Awards will become effective with stockholder approval. The Compensation Committee determined that the appropriate vesting commencement date for the RSU portion of the 2014-2016 LTI Awards would be February 13, 2014 to reflect the intended timeframe for the RSU portion of the annual LTI grants going forward. In this particular circumstance, therefore, the vesting period for the RSU portion of the awards will be less than three years from the date of grant. There are approximately 200,000 employees and 10 non-employee directors eligible to receive awards under the 2014 LTIP, as well as certain of the Company’s consultants and advisors (who have not yet been identified); however, we expect that awards will be made to up to approximately 1,600 employees. We do not currently intend to make awards to non-employee directors, but have provided the flexibility to do so if deemed appropriate under the Board’s compensation structure.
Federal Income Tax Consequences for Stock Options. Applicable disclosure rules require us to include a brief summary of the federal income tax consequences applicable to stock options that may be granted under the 2014 LTIP:

63	2014 PROXY STATEMENT

Non-Qualified Stock Options: When an optionee exercises an stock option, the amount by which the fair market value of the stock underlying the stock option on the date of exercise exceeds the exercise price of the stock option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for federal income tax purposes to the Company in the same year. When an optionee disposes of shares acquired by the exercise of the stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a long- or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.
Incentive Stock Options: When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income (other than alternative minimum tax) will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than two years after the stock option was granted and one year after the date of exercise, the excess of the sale proceeds over the aggregate option price of such shares will be treated as long-term capital gain to the optionee, and the Company will not be entitled to a tax deduction under such circumstances. However, if the shares are disposed of prior to such date (a “disqualifying disposition”), any portion of the proceeds representing the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will generally be ordinary income to the optionee at the time of such disqualifying disposition and the Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for non-qualified stock options.
The following table represents shares authorized for issuance under the 2009 Long-Term Incentive Plan and the Salary Stock Plan as of December 31, 2013. All of these equity compensation plans were approved by security holders. The features of these plans are discussed further in Note 23 to the Consolidated Financial Statements, "Stock Incentive Plans" in our 2013 Annual Report on Form 10-K.
Equity Compensation Plan Information for 2013

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (3)
Equity compensation plans approved by security holders (1)	19,000,000	$—	31,000,000

(1)	The shares listed represent outstanding share awards and shares available under the 2009 LTIP and SSP.

(2)
The awards under the 2009 LTIP as amended January 13, 2014 and SSP as amended January 13, 2014 are RSUs. The RSUs do not have an exercise price, and in limited situations certain executives could settle their awards in cash due to tax considerations of certain countries.

(3)	Excludes securities reflected in the first column, “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

The Board of Directors recommends a vote FOR the proposal to approve the General Motors 2014 Long-Term Incentive Plan

64	2014 PROXY STATEMENT

Item No. 7
Stockholder Proposal Regarding Cumulative Voting
    Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of approximately 100 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:
“Resolved: Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or focus on a few candidates. Under cumulative voting shareholders can withhold votes from poor-performing directors in order to cast multiple votes for other director candidates. This is an important protection for shareholders.
Cumulative voting also allows a significant group of shareholders to elect a director of its choice – safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.
Cumulative voting could also give us a more meaningful opportunity to withhold votes for a number of GM directors associated with bankruptcies. Erroll Davis and Kathryn Marinello, both ironically on our audit committee, were negatively flagged by GMI Ratings, an independent investment research firm, due to their director duties at General Motors when GM filed for bankruptcy. David Bonderman, who received our highest negative votes – a whopping 24 percent and was on our executive pay committee, was negatively flagged due to his director duties at Magellan Health Services when it filed for bankruptcy.
Cumulative voting won 54%—support at Aetna and 51%—support at Alaska Air. It also received 53%—support at General Motors in two annual elections. The Council of Institutional Investors www.cii.org and CalPERS recommended adoption of this proposal topic.
This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:
GMI rated our company D for its directors. David Bonderman and Patricia Russo were over-burdened with director duties at 4 companies each. Stephen Girsky was another inside director in addition to our CEO. Dan Akerson, our 2013 Chairman and CEO, hand picked Michael Mullen as a GM director. Akerson and Mullen both graduated from Annapolis. Mullen said, ‘I do not know about business…’ GMI also rated our company D for accounting. GM announced it expected to write off up to $1 billion to withdraw Chevrolet from Europe. GMI also expressed concern regarding related party transactions at GM.
GMI said other limits on shareholder rights included:

•	Our board’s unilateral ability to amend company bylaws without shareholder approval

•	Lack of fair price provisions to help insure that all shareholders are treated fairly

•	Limits on the right of shareholders to convene a special or emergency shareholder meeting

•	Limits on the right of shareholders to take action by written consent
GMI rated our Company D for environmental issues and said GM should establish links between its incentive pay for executives and the effective management of its social and environmental impacts.
Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:”

65	2014 PROXY STATEMENT

The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:
    GM’s present system for the election of directors, like that of most other public companies, provides that each share of our Common Stock is entitled to one vote for each available Board seat. This system allows all stockholders to vote on the basis of their share ownership. Our present voting standard provides that every director is elected or re-elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board believes this approach is the fairest way to elect the Company’s directors in uncontested elections, as well as the method most likely to produce a Board that will effectively represent the interests of all GM’s stockholders.
     In contrast, cumulative voting, which would permit stockholders owning less than a majority of all shares to elect a director, could promote special interest representation on the Board. This proposal, if successful, could give a small stockholder group disproportionate impact on the election of directors, possibly leading to the election of one or more directors who advocate the positions of the groups that elected them, rather than working in the best interest of all stockholders. If cumulative voting leads directors to support the special interests of the constituencies that elected them, the resulting partisanship and divisiveness could impair the Board’s ability to operate effectively as a governing body, to the detriment of all stockholders. In addition, by focusing on the election of individual members instead of a slate of nominees presented by the Board, cumulative voting may also interfere with the Company’s efforts to develop and maintain a Board of Directors possessing the wide range of skills, characteristics and experience necessary to serve all stockholders’ interests.
    Under Delaware law, every member of the Board is obligated to represent all stockholders fairly and equally, and our current system of voting encourages each director’s sense of responsibility toward all our stockholders, without special commitments or loyalty to any one stockholder or group of stockholders. Even though the VEBA Trust has a contractual right to designate a candidate for election to the Board, as described on page 28, the Board retains responsibility for determining that the candidate's nomination will be in the best interest of all stockholders. The current Board is committed to continuing its strong oversight of management and progressive corporate governance practices, which include such safeguards as an annually elected Board, a substantial majority of independent directors, a highly effective independent Chairman, key Board committees composed exclusively of independent directors, and confidential voting. In addition, our stockholders have the ability to call a special meeting.
    For all the above reasons, the Board believes that the adoption of cumulative voting would not be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 7.
Item No. 8
Stockholder Proposal Regarding Independent Board Chairman
    Mr. Joseph P. Barzotti, 605 Hidden Lane, Grosse Pointe Woods, MI 48236, owner of approximately 300 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:
“Resolved: Shareholders request that our Board of Directors adopt a permanent or at least 10-year policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors be an independent director. An independent director is a director who has not served as an executive officer of our Company before, during or after bankruptcy.
This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.
When our CEO is our board chairman or is not an independent director, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many

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international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.
At present, our Company’s CEO can also serve as the chairman of our board, a conflict of interest that can result in excessive management influence on our board and weaken our board’s independent oversight of management. The consequences can include higher executive pay, lower shareholder returns, more aggressive risk-taking, and ultimately less sustainable corporate performance for the long-term.
According to a June 2012 study of 180 North American companies with market capitalization over $20 billion (“The Costs of a Combined Chair/CEO,” GMI Ratings), companies spend more in executive pay when there is a non-independent chair. The median total pay of a combined chair/CEO was $16.1 million— 73% higher than the $9.3 million paid in total to the positions of a CEO and an independent chairman.
Companies with a separate chair (independent or non-independent) and CEO also appear to perform better and to be more sustainable over the longer term, according to the GMI study. The 5-year total shareholder return was found to be 28% higher, and the GMI risk ratings lower, at these companies.
Board leadership structure in the U.S. is trending towards an independent chair. Approximately 73% of directors on boards with an independent chair believe that their companies benefited from the split (Survey, 2008 Public US National Association of Corporate Directors) and more than 88% of senior financial executives believe the positions should be separated (Grant Thornton, 2009 Survey).
Despite these strides, the U.S. lags the rest of the world in adopting this best practice. Companies with independent board chairs comprised 76% of the United Kingdom FTSE 100 index, 55% of the Toronto Stock Exchange 60, and 50% for the German DAX 30 index, according to Deloitte (Board Leadership: A Global Perspective, 2011).
Please vote to protect shareholder value:”

The Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:
    Our Board believes that it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining whether to separate or combine the roles of chairman and CEO based on the Company’s circumstances. Adopting a policy to restrict that discretion would deprive the Board of its ability to select the most qualified and appropriate individual to lead the Board as Chairman and/or CEO. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and are in the best position to evaluate the needs of the Company and how best to organize the capabilities of the directors and senior managers to meet those needs. In making leadership structure determinations, the Board considers many factors to determine what is in the best interests of the Company’s stockholders, including the qualifications of individual directors and the specific needs of the business. As described under “Board Leadership Structure” beginning on page 16, the Company has demonstrated its willingness to separate and to combine chairman and CEO positions at different points in the Company’s history, allowing, in each case, the Board to consider all eligible directors and not exclude any eligible candidate from consideration. In planning for Mr. Akerson to step down as Chairman and CEO in January 2014, our Board reconsidered its leadership structure and separated the chairman and CEO positions to assist with facilitating an orderly transition of leadership to a new CEO. Currently, Mr. Solso serves as our independent, non-executive Chairman, and Ms. Barra is CEO. Given the dynamic and competitive environment in which GM operates, our Board may reconsider its leadership structure from time to time based on changes in our circumstances and in the members of the Board.
    GM has been, and continues to be, a strong advocate of Board independence and has put into place measures to see that its directors provide independent oversight. While the Board has no fixed policy with respect to combining or separating the roles of chairman and CEO, our Bylaws and Corporate Governance Guidelines provide that if the Chairman is not an independent director, the independent directors will elect a Lead Director from among the independent directors serving on the Board, whose authority is described on page 16. A fixed policy separating the roles of chairman and CEO is also unnecessary because of GM’s strong corporate governance practices, including: a declassified Board, a majority vote requirement in uncontested elections of directors, annual election of the Chairman by the Board, a substantial majority of independent directors, executive sessions without management present, key Board committees composed exclusively of

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independent directors, and directors’ unrestricted access to management and independent advisors. Moreover, GM’s current policy regarding the separation of the offices of chairman and CEO is consistent with that of most large, publicly traded companies in the United States. According to a 2013 survey of the 100 largest U.S. public, non-controlled companies listed on the NYSE or NASDAQ conducted by Shearman & Sterling LLP, only nine percent have adopted an explicit policy of separating the offices of chairman and CEO, while nearly 80 percent have retained the flexibility to separate or combine the offices.
    In addition, the proponent provides no evidence demonstrating that separating the roles of chairman and CEO would, by itself, deliver additional benefit to stockholders. Given the small number of major corporations in the U.S. that are committed permanently to leadership by an independent chairman, the statistics cited by the proponent are far from conclusive. Indeed, we believe that stockholders benefit when the Board can select the best candidates to run the Company at a given time.
    In summary, the Board believes this proposal would deprive the Board of the valuable flexibility to exercise its business judgment in selecting the individual best suited to serve as Chairman of the Board and is unnecessary since the Company’s corporate governance structure already provides effective independent oversight of management. Accordingly, the Board does not believe implementing the proposal would be in the best interests of the Company or its stockholders.
    The Board recognizes that some stockholders may not agree with its position, believing that an independent chairman is desirable under any circumstances. Even those stockholders, however, should not support this proposal, because the definition of independence is extremely narrow, limited to former executive officers. Under this proposal, a chairman could be deemed “independent” even if he or she was married to the CEO or was the Company’s largest customer, for example. A stockholder that favors an independence requirement for the chairman should not vote for a proposal that will not provide protection against many conflicts of interest that an independence requirement is intended to address.

The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 8.

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EXHIBIT A
GENERAL MOTORS COMPANY
2014 SHORT-TERM INCENTIVE PLAN
Section 1.Purpose. The purpose of the General Motors Company 2014 Short-Term Incentive Plan (as amended from time to time, the “Plan”) is to provide to certain employees of General Motors Company (the “Company”) and its Subsidiaries incentive compensation based upon the achievement of financial, business and other performance goals. This Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Section 162(m) of the Code.

Section 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Award” means a cash incentive award opportunity granted to a Participant under the Plan with respect to a Performance Period in accordance with Section 5.
(b)“Beneficiary” means a person designated by a Participant to receive payments that are available under the Plan in the event of the Participant’s death.
(c)“Board” means the Board of Directors of the Company.
(d)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(e)“Committee” means the Executive Compensation Committee of the Board or such other committee as may be designated by the Board to perform the functions of the Executive Compensation Committee with respect to this Plan. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.
(f) “Covered Employee” means an individual who is a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code, for whom the Committee intends an Award to be “qualified performance-based compensation” under Section 162(m) of the Code.
(g)“Disability” means, with respect to any Participant, such Participant’s inability upon a Termination of Service to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(h)“Effective Date” means March 11, 2014.
(i) “Final Award” means, with respect to a Performance Period, the amount of an Award that will become payable to a Participant, subject to any additional terms and conditions applicable to the Award, as determined by the Committee under Section 7.
(j)Achievement of “Full Career Status” means a Participant’s voluntary Termination of Service (i) at the age of 55 or older with ten or more years of continuous service or (ii) at the age of 62 or older. The chief human resources officer of the Company (or such individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine how many years of continuous service a Participant has at any given time.
(k)“Participant” means any employee selected by the Committee to participate in the Plan for a Performance Period.
(l)“Performance Measures” means any one or more of the following performance measures, applied to either the Company as a whole or to a business unit, Subsidiary or business segment and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience.
(m) “Performance Period” means the Company’s fiscal year, or any other period as determined by the Committee.

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(n)“Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.
(o)“Target Award” means the amount that a Participant may earn under an Award if targeted performance levels are achieved (including corporate and individual performance). Target Awards may be denominated as a percentage of base salary or a dollar amount.
(p)“Termination of Service” means, subject to Section 15, the cessation of a Participant’s employment relationship with the Company or a Subsidiary such that the Participant is no longer an employee of the Company or such Subsidiary, as applicable; provided, however, that, unless the Committee determines otherwise, such cessation of the Participant’s employment with the Company or a Subsidiary, but the continuation of the Participant’s employment for the Company at another Subsidiary shall not be deemed a cessation of employment or service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by a Subsidiary when the Subsidiary ceases to be a Subsidiary unless such Participant’s employment continues with the Company or another Subsidiary. The chief human resources officer of the Company (or such individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine whether a Participant has had a cessation of his or her employment with the Company or a Subsidiary.

Section 3.Eligibility. Any person who is employed by the Company or any Subsidiary may be designated by the Committee as a Participant from time to time.

Section 4.Administration.
(a)The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b)To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which any equity securities issued by the Company are quoted or traded and (ii) outside directors pursuant to Section 162(m) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more members of the Committee or officers of the Company the authority to establish the terms of Awards, determine Final Awards or take any other actions permitted under the Plan, within any limits established by the Committee, except that such delegation to an officer of the Company shall not apply with respect to any Award for any Participant who is a Covered Employee.
(c)Subject to applicable law, the terms of the Plan and such orders or resolutions as may be adopted by the Board from time to time that are not inconsistent with the terms of the Plan, the Committee (or its delegate) shall have full power, discretion and authority to: (i) subject to Section 3, designate eligible individuals who will be Participants; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law or accounting or tax rules and regulations; (vi) make any other determination and take any other action that the Committee in its sole discretion deems necessary or desirable for the administration of the Plan and due compliance with applicable law or accounting or tax rules and regulations and (vii) to construe, interpret and apply the provisions of this Plan.
(d)Notwithstanding any other provision in the Plan to the contrary, in any instance where a determination is to be made under the Plan at the discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), the Company’s Chief Executive Officer shall make such determination in respect of the Company’s chief human resources officer, and the Committee shall make such determination in respect of the Company’s Chief Executive Officer (or, in each case, such individuals holding the comparable roles in the event of a restructuring of positions or re-designation of titles).

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Section 5.Establishment of Award Terms. Subject to the limitations described in Section 8, the Committee shall establish the terms of each Award, including the Performance Period; the positions or names of the employees who will be Participants for the Performance Period; the Target Award for each Participant or group of Participants (including any minimum or maximum amount); the applicable Performance Measures and any other additional goals, formulas or performance-based measures relating to the Company, any business unit, Subsidiary or business segment of the Company, or to an individual Participant; targeted achievement levels (including any minimum or maximum achievement levels) relating to such Performance Measures or other goals; the formula or methodology that will be applied to determine the extent to which Awards have been earned and any other terms that will be applicable to the Awards, including the payment date, payment conditions and any vesting schedule applicable to any Final Award.

Section 6.Adjustments to Performance Measures, Goals and Formulas. To the extent permitted under Section 162(m) of the Code, the Committee may adjust, in whole or in part, any Performance Measures or any other applicable goals, formulas or performance-based measures, the targeted achievement levels (including any minimum or maximum achievement levels) relating to such Performance Measures, goals, formulas or performance-based measures, and the formula or methodology to be applied against the Performance Measures goals, formulas or performance-based measures, as the Committee may deem appropriate and equitable to account for any of the following events that occur during a Performance Period: (a) the effects of currency fluctuations, (b) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release or Form 8-K filing relating to an earnings announcement, (c) asset write-downs, (d) litigation or claim judgments or settlements, (e) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (f) reorganization and restructuring programs or capital return strategies, (g) significant volume changes in any market or region, (h) significant impacts or limitations to production capacity (i) macro-economic or political assumption changes, (j) extraordinary and non-recurring accounting items and (k) any other extraordinary or non-operational items.

Section 7.Determination of Final Awards.
(a)As soon as practicable after the end of each Performance Period, the Committee shall determine the extent to which the targeted achievement levels of the applicable Performance Measures and any other goals, formulas or performance-based measures applicable to each Award have been satisfied.
(b)The Committee may, in its sole discretion, adjust (upward or downward) the Award of any Participant or group of Participants; provided, that the Committee shall not adjust the Award of any Covered Employee above the maximum payout determined in accordance with Section 8(b).
(c) The Committee shall determine the Final Award for each Participant or group of Participants after applying any adjustments described in Section 7(b) and subject to the limitations described in Section 8.

Section 8.Awards for Covered Employees. Notwithstanding any other provision of the Plan, the following procedures and limitations shall apply with respect to any Award to a Covered Employee.
(a)On or before the earlier of (i) the date that is 90 days after commencement of the Performance Period or (ii) the expiration of 25 percent of the Performance Period, the Committee shall establish and approve in writing one or more Performance Measures applicable to the Covered Employee’s Award, the targeted achievement levels (including any minimum or maximum achievement levels) relating to such Performance Measures, and an objective formula or methodology that will be applied against the Performance Measures to determine the maximum amount payable under the Award.
(b)After the end of each Performance Period, the Committee shall determine and shall certify in writing the extent to which the targeted achievement levels with respect to the applicable Performance Measures have been satisfied and shall apply the pre-established objective formula or methodology to determine the maximum amount payable under the Covered Employee’s Award.
(c)For the avoidance of doubt, subject to the limitations set forth in this Section 8, the Committee may adjust the maximum payout level downward by applying any other applicable Performance Measures or other goals, formulas or performance-based measures pursuant to Section 7(a) and by making any other adjustments pursuant to Section 7(c).

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(d)The Final Award for a Covered Employee shall in no instance exceed $7,500,000 for any fiscal year of the Company.

Section 9.Payment of Awards.
(a)Payment of the Final Awards for a Performance Period shall be made in cash on or as soon as administratively practicable after the Committee’s determination of the Final Awards (or if later, any vesting date or dates applicable to the Final Award), but no later than March 15 of the year following the end of the applicable Performance Period (or the applicable vesting date or dates); provided that at the time of grant, subject to Section 15, the Committee may determine that an Award will be paid at a later date.
(b)Notwithstanding Section 9(a), the Company may, in its sole discretion, permit or require the deferral of payment of any Final Award in accordance with the terms of any deferred compensation plan or arrangement established or maintained by the Company or its Subsidiaries from time to time.

Section 10.Conditions Precedent to Final Awards. As a condition precedent to the payment of all or any portion of the Final Award, each Participant shall: (a) refrain from engaging in any activity which will cause damage to the Company or is in any manner inimical or in any way contrary to the best interests of the Company, as determined in the sole discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), (b) not for a period of 12 months following any voluntary termination of employment, directly or indirectly, knowingly induce any employee of the Company or any Subsidiary to leave his or her employment for participation, directly or indirectly, with any existing or future business venture associated with such Participant, and (c) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. In addition, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate. The failure by any Participant to satisfy any of the foregoing conditions precedent shall result in the immediate cancellation of any unpaid portion of his or her Award, and such Participant will not be entitled to receive any consideration with respect to such cancellation.

Section 11.Effect of Termination of Employment. Subject to Section 9(b) and Section 10, and unless otherwise provided by the Committee at the time of the grant of the Award, or as the Committee may determine in any individual case, the following shall apply with respect to a Participant’s outstanding Awards upon such Participant’s Termination of Service.
(a)Except as set forth below, in the event of the Participant’s Termination of Service for any reason, any unpaid portion of any Award shall be forfeited.
(b)In the event of a Participant’s Termination of Service due to death or Disability, in either instance before or after the end of a Performance Period but before payment of his or her Final Award, the Participant’s Final Award will be determined (if not already determined) after the end of the Performance Period in accordance with Section 7, and the Final Award shall be paid to the Participant’s Beneficiary or Participant as soon as administratively practicable after the determination of the Final Award, but no later than March 15 of the year following the end of the applicable Performance Period. Any service-based vesting conditions applicable to such Final Award shall be waived.
(c)In the event of a Participant’s voluntary Termination of Service after achieving Full Career Status before or after the end of a Performance Period but before payment of his or her Final Award, the Participant’s Final Award will be determined (if not already determined) after the end of the Performance Period in accordance with Section 7; provided that the Final Award will be prorated based on the number of months during the applicable Performance Period prior to the Participant’s Termination of Service. The Final Award shall be paid to the Participant as soon as administratively practicable after the determination of the Final Award, but no later than March 15 of the year following the end of the applicable Performance Period. Any service-based vesting conditions applicable to such Final Award shall be waived.
(d)Notwithstanding the above provisions, in the event of a Participant's Termination of Service pursuant to an approved separation agreement or program, such Participant will not be entitled to retain any portion of an Award.

Section 12.General Provisions Applicable to Awards.
(a)Except pursuant to Section 12(b) or the laws of descent, no Award and no right under any Award may be voluntarily or involuntarily assigned, alienated, sold or transferred, including as between

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spouses or pursuant to a domestic relations order in connection with dissolution of marriage, or by operation of law other than the laws of descent.
(b)A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.
(c)The entire expense of offering and administering the Plan shall be borne by the Company and its Subsidiaries.
(d)Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment policies the Company has in place from time to time.
(e)Notwithstanding any other provision of the Plan (including Sections Section 9, Section 11 and Section 15), the Committee may determine at any time and in its sole discretion, to accelerate or to delay any amounts payable with respect to any Award, or grant Awards subject to accelerated or delayed payment terms.
(f)Subject to Section 15, if the Company or any Subsidiary has any unpaid claim against a Participant arising out of or in connection with the Participant’s employment with any Subsidiary, prior to payment of a Final Award, such claim may be offset against any Award under this Plan (up to $5,000 per year) and at the time of payment of any Award, such claim may be offset in total. Such claims may include, but are not limited to, unpaid taxes or corporate business credit card charges.
(g)No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.
(h)The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or the applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any other agreement binding the parties.
(i)Nothing contained in the Plan shall prevent the Committee or the Company from adopting other non-stockholder approved plans, policies and arrangements for granting incentives and other compensation to employees of the Company and its Subsidiaries or adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(j)The Company (or any Subsidiary) shall be authorized to withhold from any payment due with respect to any Final Award the amount of applicable withholding taxes due in respect of an Award as may be necessary in the opinion of the Company (or the Subsidiary) to satisfy all obligations for the payment of such taxes.
(k)If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan shall remain in full force and effect.
(l)This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

Section 13.Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to stockholder approval.

Section 14.Amendment, Modification, Suspension and Termination of the Plan; Rescissions and Corrections. Except to the extent prohibited by applicable law, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is required by applicable law, including Section 162(m) of the Code except (a) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the

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Plan to comply with applicable law or accounting or tax rules and regulations, (b) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 12(d) of the Plan or (c) as the Board determines in good faith to be in the best interests of the Participants affected thereby. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 15.Section 409A of the Code. With respect to any Award subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and, to the extent necessary, deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. To the extent any amount that is “nonqualified deferred compensation” for purposes of Section 409A of the Code becomes payable upon a Termination of Service, such Termination of Service shall not be deemed to have occurred any earlier than a “separation from service” would occur under Section 409A of the Code, and related regulations and guidance thereunder. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

Section 16.Governing Law. The Plan shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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EXHIBIT B
GENERAL MOTORS COMPANY
2014 LONG-TERM INCENTIVE PLAN

Section 1.     Purpose. The purpose of the General Motors Company 2014 Long-Term Incentive Plan (as amended from time to time, the “Plan”) is to incentivize selected employees, consultants, advisors and non-employee directors of General Motors Company (the “Company”) and its Subsidiaries and to align their interests with those of the Company’s stockholders. However, nothing in this Plan or any Award granted pursuant to this Plan shall be interpreted to create or establish an employment relationship between the Company and any Participant.

Section 2.     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted under the Plan.
(b)“Award Document” means any appropriately authorized agreement, contract or other instrument or document evidencing any Award granted under the Plan, which must be duly executed or acknowledged by a Participant (unless otherwise specifically provided by the Company).
(c)“Beneficiary” means a person designated by a Participant to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, with respect to any Participant, any of the following unless explicitly excluded by such Participant’s applicable Award Document, and any additional grounds as may be set forth in such Award Document:
(i)the Participant’s commission of, or plea of guilty or no contest to, a felony;
(ii)the Participant’s gross negligence or willful misconduct that is materially injurious to the Company or any of its Subsidiaries; or
(iii)the Participant’s material violation of state or federal securities laws.
(f)“Change in Control” means the occurrence of any one or more of the following events:
(i)any Person or any two or more persons deemed to be one “Person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Excluded Person, directly or indirectly, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 40 percent of the total combined voting power of the Company’s Voting Securities outstanding; provided that if such Person becomes the beneficial owner of 40 percent of the total combined voting power of the Company’s outstanding Voting Securities as a result of a sale of such securities to such Person by the Company or a repurchase of securities by the Company, such sale or purchase by the Company shall not result in a Change in Control; provided further, that if such Person subsequently acquires beneficial ownership of additional Voting Securities of the Company (other than from the Company), such subsequent acquisition shall result in a Change in Control to the extent that such Person’s beneficial ownership of Company Voting Securities immediately following such acquisition exceeds 40 percent of the total combined voting power of the Company’s outstanding Voting Securities;
(ii)at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;
(iii)the consummation of a reorganization, merger or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, in each case, unless, immediately following such reorganization, merger or consolidation, more than 60 percent of the combined voting power and total fair market value of the then outstanding Voting Securities of the resulting corporation from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities of the Company immediately prior to such reorganization, merger or consolidation in

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substantially the same proportion as their beneficial ownership of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation; or
(iv)the consummation of any sale, lease, exchange or other transfer to any Person (other than a Subsidiary or affiliate of the Company) of assets of the Company and/or any of its Subsidiaries, in one transaction or a series of related transactions within a 12-month period, having an aggregate fair market value of more than 50 percent of the fair market value of the Company and its Subsidiaries immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (A) as a result of the formation of a Holding Company, (B) with respect to any Participant, if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the date hereof, which consummates the Change in Control transaction or (C) if the transaction does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of the Company for purposes of Section 409A of the Code.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(h)“Committee” means the Executive Compensation Committee of the Board or such other committee as may be designated by the Board to perform any functions of the Executive Compensation Committee with respect to this Plan; provided, however, that the Board may, at any time, expressly retain for itself any of the Committee's authority hereunder, and to the extent that the Board retains any such authority, references to the Committee shall be deemed references to the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.
(i)“Covered Employee” means an individual who is a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code.
(j)“Disability” means, with respect to any Participant, such Participant’s inability upon a Termination of Service to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(k)“Effective Date” means March 11, 2014.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(m)“Excluded Person” means (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any Holding Company, (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company, or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).
(n)“Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(o)Achievement of “Full Career Status” means a Participant’s voluntary Termination of Service (i) at the age of 55 or older with ten or more years of continuous service or (ii) at the age of 62 or older. The chief human resources officer of the Company (or such individual holding a comparable role in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine how many years of continuous service a Participant has at any given time.
(p)“Good Reason” means, with respect to any Participant, the occurrence of any of the following acts by the Company, or failure by the Company to act, following or in connection with the occurrence of a Change in Control, unless explicitly excluded in such Participant’s applicable Award Document and any additional grounds, as may be set forth in such Award Document:
(i)a material reduction of such Participant’s base salary and target incentive compensation;
(ii)an involuntary relocation of the geographic location of such Participant’s principal place of employment (or for consultants or advisors, service) by more than 100 miles; or

B-2	2014 PROXY STATEMENT

(iii)only for Participants who are executive officers of the Company covered by Section16 of the Exchange Act, a material diminution of the Participant’s authority, duties, or responsibilities. In each case, if such Participant desires to terminate his or her employment or service with the Company or such Subsidiary for Good Reason, he or she must first give written notice within 90 days of the initial existence of the facts and circumstances providing the basis for Good Reason to the Company or such Subsidiary, and allow the Company or such Subsidiary 60 days from the date of such notice to rectify the situation giving rise to Good Reason, and in the absence of any such rectification, such Participant must terminate his or her employment or service for such Good Reason within 120 days after delivery of such written notice.
(q)“Holding Company” means an entity that becomes a holding company for the Company or its businesses as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding Voting Securities of such entity are, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Securities of the Company.
(r)“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(s)“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(t)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Section 6.
(u)“Other Stock-Based Award” means an Award granted pursuant to Section 10.
(v)“Participant” means the recipient of an Award granted under the Plan.
(w)“Performance Award” means an Award granted pursuant to Section 9.
(x)“Performance Period” means any period of not less than one year established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are measured.
(y)“Restricted Stock” means any Share granted pursuant to Section 8.
(z)"Restricted Stock Unit" or “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(aa)“Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.
(bb)     “Shares” means shares of the Company’s common stock, $0.01 par value.
(cc)     “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7, denominated in Shares, that entitles the Participant within the exercise period to receive a payment (or a number of Shares with a value) equal to the increase in value between the exercise price and the Fair Market Value of the underlying Shares at the date of exercise.
(dd)     “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the Voting Securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.
(ee)     “Termination of Service” means, subject to Section 19, the cessation of a Participant’s employment or service relationship with the Company or a Subsidiary such that the Participant is no longer an employee, consultant or non-employee director of the Company or such Subsidiary, as applicable; provided, however, that, unless the Committee determines otherwise, such cessation of the Participant’s employment or service relationship with the Company or a Subsidiary, but the continuation of the Participant’s employment or services for the Company at another Subsidiary, or as a member of the Board, shall not be deemed a cessation of employment or service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by or providing services to a Subsidiary when the Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. The chief human resources officer of the Company (or such

B-3	2014 PROXY STATEMENT

individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine whether a Participant has had a cessation of his or her employment or service relationship with the Company or a Subsidiary.
(ff)     “Voting Securities” means securities of a Person entitling the holder thereof to vote in the election of the members of the board of directors of such person or such governing body of such Person performing a similar principal governing function with respect to such Person.

Section 3.     Eligibility. The following individuals may be designated by the Committee as a Participant from time to time: (a) a person who serves or is employed as an officer or other employee of the Company or any Subsidiary; (b) a consultant or advisor who provides services to the Company or a Subsidiary; and (c) a non-employee director of the Company.

Section 4.     Administration.
(a)     The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b)     To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act; and (iii) outside directors pursuant to Section 162(m) of the Code. The Board may designate one or more members of the Board as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more members of the Committee or officers of the Company the authority to grant Awards or take any other actions permitted under the Plan, except that such delegation to an officer of the Company shall not be applicable with respect to any Award for a person then covered by Section 16 of the Exchange Act.
(c)     Subject to applicable law, the terms of the Plan and such orders or resolutions not inconsistent with the terms of the Plan as may from time to time be adopted by the Board, the Committee (or its delegate) shall have full power, discretion and authority to: (i) subject to Section 3, designate eligible individuals who will be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) prescribe the form of each Award Document, which need not be identical for each Participant; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; (x) make any other determination and take any other action that the Committee in its sole discretion deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) to construe, interpret and apply the provisions of this Plan.
(d)     In addition to the conditions imposed by Section 11, the Committee may impose restrictions on any Award at the time of grant in the applicable Award Document or by other Committee action with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate.
(e)     Notwithstanding any other provision in the Plan to the contrary, in any instance where a determination is to be made under the Plan at the discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), the Company’s Chief Executive Officer shall make such determination

B-4	2014 PROXY STATEMENT

in respect of the Company’s chief human resources officer, and the Committee shall make such determination in respect of the Company’s Chief Executive Officer (or, in each case, such individuals holding the comparable roles in the event of a restructuring of positions or re-designation of titles).

Section 5.     Shares Available for Awards.
(a)     Subject to adjustment as provided in Section 5(c), (i) the maximum number of Shares available for issuance under the Plan shall not exceed 60,000,000 Shares, with each Share subject to (or deliverable with respect to) an Option, SAR, RSU or any other Award reducing the number of Shares available for issuance under the Plan by one Share and (ii) no Participant may receive under the Plan in any calendar year (A) Options and SARs that relate to more than 1,000,000 Shares or (B) Awards other than Options or SARs which could result in delivery to the Participant of more than 1,000,000 Shares under the operation of the applicable performance goal formula, if and to the extent that any such Awards are intended to constitute Section 162(m) Compensation and denominated in Shares. The maximum number of Shares available for issuance under Incentive Stock Options shall be 60,000,000.
(b)     Any Shares subject to an Award that expires, is cancelled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan; provided, however, that (i) any Shares surrendered or withheld in payment of any grant, purchase, exercise price of an Award or taxes related to an Award and (ii) any Shares covered by a SAR that is exercised and settled in Shares, shall not again be available for issuance under the Plan.
(c)     In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:
(i)the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a);
(ii)the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii)the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)     Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and newly issued Shares or Shares acquired by the Company.

Section 6.     Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a)     The exercise price per Share under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)     The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option in the form of an Incentive Stock Option and 10 years plus two days from the date of grant of such Option in the form of a Non-Qualified Stock Option.
(c)     The Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(d)     The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

B-5	2014 PROXY STATEMENT

(e)     Any Option intended to be treated as an Incentive Stock Option shall be designated as such under the terms of the applicable Award Document. The terms of any such Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code.
(f)     Subject to Section 12 and Section 13, in general, no portion of an Award of Options is intended to vest prior to the first anniversary of the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee. Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any Options granted and outstanding under the Plan.

Section 7.     Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a)     SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)     The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)     The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.
(d)     The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(e)     Subject to Section 12 and Section 13, in general, no portion of an Award of SARs is intended to vest prior to the first anniversary of the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee. Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any SARs granted and outstanding under the Plan.

Section 8.     Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a)     Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided that, subject to Section 12 and Section 13, in general, each Award of Restricted Stock and RSUs (other than Performance Awards) is intended to vest in whole or in part (including in installments) over a period of not less than three years from the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee.

(b)     With respect to Shares of Restricted Stock, a Participant generally shall have the rights and privileges of a stockholder with respect thereto, including the right to vote such Shares of Restricted Stock and the right to receive dividends or dividend equivalents. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, such dividends or dividend equivalents shall be paid in cash on the vesting date of the Restricted Stock Award, subject to satisfaction of the vesting and other conditions of the underlying Award of Restricted Stock, unless otherwise determined by the Committee. Any share of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividends or dividend equivalent rights shall be provided with respect to any Shares of Restricted Stock that do not vest pursuant to their terms.

(c)     With respect to an RSU Award, each RSU covered by such Award shall represent a right to receive the value of one Share in cash, Shares or a combination thereof. An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, RSU

B-6	2014 PROXY STATEMENT

Awards shall convey the right to receive dividend equivalents on the Shares underlying the RSU Award with respect to any dividends declared during the period that the RSU Award is outstanding. Such dividend equivalent rights shall accumulate and shall be paid in cash on the settlement date of the underlying RSU Award, subject to the satisfaction of the vesting and other conditions of the underlying RSU Award, unless otherwise determined by the Committee. Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to RSUs that do not vest or settle pursuant to their terms.

(d)     If the Committee intends that an Award granted under this Section 8 shall constitute or provide for Section 162(m) Compensation, such Award shall be structured in accordance with the requirements of Section 9, including the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

Section 9.     Performance Awards. The Committee is authorized to grant Performance Awards with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)     Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant or the right to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)     If the Committee intends that a Performance Award should constitute Section 162(m) Compensation, such Performance Award shall be subject to a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation. In order to ensure that any Performance Award that is intended to qualify as Section 162(m) Compensation so qualifies, no Participant may be granted in any calendar year Performance Awards denominated in cash that, taken collectively in the aggregate, could result in a future payout at maximum performance in excess of $20,000,000.

(c)     Each performance criterion may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices which the Committee selects. The Committee may modify those performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable to account for any of the following events that occurs during the applicable Performance Period: (i) the effects of currency fluctuations, (ii) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release or Form 8-K filing relating to an earnings announcement, (iii) asset write-downs, (iv) litigation or claim judgments or settlements, (v) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (vi) reorganization and restructuring programs or capital return strategies, (vii) significant volume changes in any market or region, (viii) significant impacts or limitations to production capacity (ix)

B-7	2014 PROXY STATEMENT

macro-economic or political assumption changes, (x) extraordinary and non-recurring accounting items and (xi) any other extraordinary or non-operational items; provided, however, that in the case of a Performance Award intended to qualify as Section 162(m) Compensation, such modifications shall be made only to the extent that they would not disqualify such Performance Award as Section 162(m) Compensation. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
(d)     Settlement of Performance Awards shall be in cash, Shares, other Awards, or any combination thereof, in the sole discretion of the Committee. The Committee may increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation in a manner that would prevent the Performance Award from qualifying as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation, if such Performance Award is intended by the Committee to so qualify.
(e)    A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Shares subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are earned pursuant to the Performance Award and are issued to the Participant. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, each Performance Award shall convey the right to receive dividend equivalents with respect to any dividends declared during the period that the Performance Award is outstanding, but solely with respect to those Shares underlying the Performance Awards that are earned. Such dividend equivalents rights shall accumulate and shall be paid in cash on the settlement date of the underlying Performance Award, subject to the satisfaction of the performance, vesting and other conditions of the underlying Performance Award, unless otherwise determined by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to a Performance Award that are not earned or do not vest pursuant to the terms of the Performance Award.

Section 10.     Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

Section 11.     Conditions Precedent to Awards. As a condition precedent to the vesting, exercise, payment or settlement of any portion of any Award at any time prior to a Change in Control, each Participant shall: (a) refrain from engaging in any activity which will cause damage to the Company or is in any manner inimical or in any way contrary to the best interests of the Company, as determined in the sole discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), (b) not for a period of 12 months following any voluntary termination of employment or service, directly or indirectly, knowingly induce any employee of the Company or any Subsidiary to leave his or her employment for participation, directly or indirectly, with any existing or future business venture associated with such Participant, and (c) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. In addition, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate. The failure by any Participant to satisfy any of the foregoing conditions precedent shall result in the immediate cancellation of the unvested portion of any Award and any portion of any vested Award that has not yet been exercised, paid or settled and such Participant will not be entitled to receive any consideration with respect to such cancellation.

Section 12.     Effect of Termination of Service on Awards. Subject to Sections 11 and Section 13, and unless otherwise provided by the Committee in any Award Document, or as the Committee may determine in any individual case, the following shall apply with respect to a Participant’s outstanding Awards upon such Participant’s Termination of Service.
(a)     Death. In the event of a Participant’s Termination of Service due to death:

B-8	2014 PROXY STATEMENT

(i) Each Option and SAR held by the Participant shall immediately vest (to the extent not vested) and become exercisable and shall remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option or SAR.
(ii) Each Restricted Stock and RSU Award held by the Participant shall immediately vest. Any RSU that vests pursuant to the preceding sentence shall be settled within 90 days following the Participant’s death.
(iii) Each outstanding Performance Award held by the Participant (A) shall have any service-based vesting requirements waived, (B) shall be earned based upon the achievement of the performance conditions applicable to such Award, and (C) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
(b)     Disability. In the event of a Participant’s Termination of Service due to Disability:
(i) Each Option and SAR held by the Participant shall continue to vest and become exercisable in accordance with its existing vesting schedule and shall remain exercisable until the expiration date of such Option or SAR.
(ii) Each Restricted Stock and RSU Award held by the Participant shall continue to vest in accordance with its existing vesting schedule. Each RSU that vests pursuant to the preceding sentence shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
(iii) Each outstanding Performance Award held by the Participant (A) shall have any service-based vesting requirements waived, (B) shall be earned based upon the achievement of the performance conditions applicable to such Award and (C) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
(c)     Full Career Status Termination. In the event of a Participant’s Termination of Service after achieving Full Career Status:
(i) Each outstanding Option and SAR held by the Participant shall immediately vest (to the extent not vested) and become exercisable and shall remain exercisable until the expiration date of such Option or SAR.
(ii) With respect to each outstanding Restricted Stock or RSU Award held by the Participant:
(A)If such Termination of Service occurs on or prior to the one-year anniversary of the grant date of the Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Award that is retained shall continue to vest in accordance with its existing vesting schedule, with the remaining portion of the Award being forfeited. RSUs that vest pursuant to this Section 12(c)(ii)(A) shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
        (B)    If such Termination of Service occurs after the one-year anniversary of the grant date of such Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall continue to vest in accordance with its existing vesting schedule. RSUs that vest pursuant to this Section 12(c)(ii)(B) shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
(iii) With respect to each outstanding Performance Award held by the Participant:
(A)     If such Termination of Service occurs within the first year of the Performance Period, (x) the Performance Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Performance Award that is retained shall have any service-based vesting requirements waived, (y) the pro-rata portion of the Performance Award that is retained shall be earned based upon the achievement of the performance conditions applicable to such Award, and (z) the Performance Award shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
(B)     If such Termination of Service occurs after the first year of the Performance Period, the Performance Award (x) shall have any service-based vesting requirements waived, (y) shall be earned based upon the achievement of the performance conditions applicable to such Award, and (z) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.
(d) Other Terminations. In the event of a Participant’s Termination of Service for any reason not specified in this Section 12, the Participant shall not be entitled to retain any portion of an Award; provided that any Option or SAR that is vested on the date of the Termination of Service shall remain outstanding and

B-9	2014 PROXY STATEMENT

exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) 90 days after the Termination of Service.
(e) Termination Pursuant to Approved Separation Agreement or Program. Notwithstanding the above provisions, in the event of a Participant's Termination of Service pursuant to an approved separation agreement or program, such Participant will not be entitled to retain any portion of an Award.
(f) Alternative Treatment. Notwithstanding the foregoing, the Committee may provide for any alternative treatment of outstanding Awards, and the circumstances in which, and the extent to which, any such Awards may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or the exercise, vesting or settlement of such Award, either in an Award Document or, subject to Section 15, by Committee action after the grant of an Award. Unless otherwise provided in an Award Document or otherwise determined by the Committee, a qualifying leave of absence shall not constitute a Termination of Service. A Participant’s absence or leave shall be deemed to be a qualifying leave of absence if so provided under the Company’s employee policies or if approved by the Company’s chief human resources officer (or such individual holding a comparable role in the event of a restructuring of positions or redesignation of titles).

Section 13.     Effect of a Change in Control on Awards.
(a) In the event of a Change in Control, unless otherwise provided in an Award Document, outstanding Options and SARs shall be treated as described in subsection (i) below, outstanding Restricted Stock and RSUs shall be treated as described in subsection (ii) below and outstanding Performance Awards shall be treated as described in subsection (iii) below.
(i) (A) If in connection with the Change in Control, any outstanding Option or SAR is continued in effect or converted into an option to purchase or right with respect to stock of the successor or surviving corporation (or a parent or subsidiary thereof) which conversion shall comply with Sections 424 (to the extent applicable) and 409A of the Code, then upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, such Option(s) or SAR(s) held by such Participant shall vest and become exercisable and shall remain exercisable until the earlier of the expiration of its full specified term or the first anniversary of such Termination of Service.
(B) If outstanding Options or SARs are not continued or converted as described in subsection (i)(A) above, such Options or SARs shall vest and become fully exercisable effective immediately prior to the Change in Control (in a manner facilitating full exercise, including cashless exercise by Participants subject to the Change in Control) and any Options or SARs not exercised prior to the Change in Control shall be cancelled without consideration effective as of the Change in Control.
(ii) (A) If in connection with the Change in Control, any outstanding Restricted Stock or RSU is continued in effect or converted into a restricted stock or unit representing an interest in stock of the successor or surviving corporation (or a parent or subsidiary thereof) on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, then upon the occurrence of an involuntary Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, such restricted stock or unit(s) held by such Participant shall vest and, in the case of units, be immediately due and payable.
(B) If outstanding Restricted Stock or RSUs are not continued or converted as described in subsection (ii)(A) above, such Restricted Stock or RSUs shall vest and, in the case of RSUs, be due and payable effective immediately prior to the Change in Control.
(iii) With respect to each outstanding Performance Award, (A) the Performance Period shall end as of the date immediately prior to such Change in Control and the Committee shall determine the extent to which the performance criteria applicable to such Performance Award have been satisfied at such time, (B) the portion of such Performance Award that is deemed to have been earned pursuant to clause (A) above shall be converted into a time-vesting Award of equivalent value to which any service vesting requirements applicable to the predecessor Performance Award shall continue to apply and (C) the converted time-vesting Award shall be paid or settled on the settlement date or dates as provided under the terms of the predecessor Performance Award that would have applied had a Change in Control not occurred; provided that upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant

B-10	2014 PROXY STATEMENT

for Good Reason within 24 months following the Change in Control, any service vesting requirements applicable to any such converted Award shall be deemed to have been met and such converted Award shall be immediately paid or settled upon such Termination of Service.

For purposes of subsections (i) and (ii) above, no Option, SAR, Restricted Stock or RSU (including Performance Awards denominated in any of the foregoing forms) shall be treated as “continued or converted” on a basis consistent with the requirements of subsection (i)(A) or (ii)(A), as applicable, unless the stock underlying such award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange.
(b) In addition, in the event of a Change in Control and to the extent not less favorable to a Participant than the provisions of Section 13(a) above or the applicable Award Document, the Committee, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan or to facilitate the Change in Control transaction:
(i) to terminate or cancel any outstanding Award in exchange for a cash payment (and, for the avoidance of doubt, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);
(ii) to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;
(iii) to make any other adjustments in the number and type of securities (or other consideration) subject to outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price and performance criteria with respect thereto) and Awards that may be granted in the future; and
(iv)to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Document.

Section 14.     General Provisions Applicable to Awards.
(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except pursuant to Section 14(e) or the laws of descent, no Award and no right under any Award may be voluntarily or involuntarily assigned, alienated, sold or transferred, including as between spouses or pursuant to a domestic relations order in connection with dissolution of marriage, or by operation of law other than the laws of descent. An Award, and any rights under an Award, shall be exercisable only by the

B-11	2014 PROXY STATEMENT

Participant during the Participant’s lifetime unless a court of competent jurisdiction determines that the Participant lacks the capacity to handle his or her own affairs, in which case an Award or any rights under an Award may be exercised by the person to whom such court has expressly granted authority to exercise such Award or the rights under such Award on the Participant’s behalf. After the Participant’s lifetime, an Award and any rights under an Award shall be exercisable only by the designated Beneficiary, by the person who obtains an interest pursuant to laws of descent or by the Participant’s estate. In the event a person who so obtains an interest in an Award is determined by a court of competent jurisdiction to lack the capacity to handle his or her own affairs, an Award or any rights under an Award may be exercised by the person to whom such court has expressly granted authority to exercise such Award or the rights under such Award on the person’s behalf. The Plan shall not recognize any grant of authority to exercise an Award or any rights under an Award except as set forth in this Section 14(d). The provisions of this Section 14(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof or of the Plan.
(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)     Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment policies the Company has in place from time to time.
(g)     Subject to the requirements of Section 409A of the Code, if the Company or any Subsidiary has any unpaid claim against a Participant arising out of or in connection with the Participant’s employment or service with any Subsidiary, prior to settlement of an Award, such claim may be offset against Awards under this Plan (up to $5,000 per year) and at the time of vesting or settlement of any Award, such claim may be offset in total. Such claims may include, but are not limited to, unpaid taxes or corporate business credit card charges.

Section 15.     Amendments and Termination.
(a)     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (A) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (B) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time, or (C) as the Board determines in good faith to be in the best interests of the Participants affected thereby; provided further, that the Committee’s authority under this Section 15(a) is limited in the case of Awards subject to Section 9(b), as provided in Section 9(b). Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax‑efficient manner and in compliance with local rules and regulations. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
(b)     The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any provision of the Plan or any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (ii) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time, or (iii) as the Committee determines in good faith to be in the best interests of the Participants affected thereby; and provided further, that the Committee’s authority under this Section 15(b) is limited in the case of Awards subject to Section 9(b), as provided in Section 9(b).

B-12	2014 PROXY STATEMENT

(c)     The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to the conditions set forth in Section 11 and any otherwise applicable vesting or performance conditions of an Award. Such events may include (without limitation) a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined in the sole discretion of the Committee to be detrimental to the business or reputation of the Company and/or its Subsidiaries.
(d)     Notwithstanding the foregoing, except as provided in Section 5(c), without approval of the Company’s stockholders, (i) no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Option or SAR established at the time of grant thereof and (ii) no Option or SAR may be cancelled in exchange for cash or other securities at any time when the exercise price for such Option or SAR is greater than the Fair Market Value of the Shares underlying such Option or SAR.

Section 16.     Miscellaneous.
(a)     No employee, consultant, advisor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, consultants, advisors, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Committee maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or the applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.
(c)     Nothing contained in the Plan shall prevent the Committee or the Company from adopting or continuing in effect other or additional compensation arrangements (including Share-based arrangements), and such arrangements may be either generally applicable or applicable only in specific cases.
(d)     The Company (or any Subsidiary) shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company (or the Subsidiary) to satisfy all obligations for the payment of such taxes.
(e)     If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.
(f)     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g)     No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

B-13	2014 PROXY STATEMENT

(h)     Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 17.     Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to stockholder approval.

Section 18.     Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (a) the tenth year anniversary of the Effective Date, (b) the maximum number of Shares available for issuance under the Plan have been issued or (c) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19.     Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and, to the extent necessary, deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. To the extent any amount that is “nonqualified deferred compensation” for purposes of Section 409A of the Code becomes payable upon a Termination of Service, such Termination of Service shall not be deemed to have occurred any earlier than a “separation from service” would occur under Section 409A of the Code, and related regulations and guidance thereunder. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

Section 20.     Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Subsidiary, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:
(a) administering and maintaining Participant records;
(b) providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
(c) providing information to future purchasers or merger partners of the Company or any Subsidiary, or the business in which the Participant works; and
(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 21.     Governing Law. The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

B-14	2014 PROXY STATEMENT

2014 ANNUAL MEETING
General Motors Company
General Motors Global Headquarters
300 Renaissance Center
Detroit, Michigan 48243

General Directions

From East	From North
Take I-94 West to I-75 South. Keep left to I-375 South via Exit 51C toward Civic Center. I-375 South becomes Jefferson Avenue West. Proceed west for approximately one block. The GM Renaissance Center is on the left.

Take I-75 South and keep left to I-375 South via Exit 51C toward Civic Center. I-375 South becomes Jefferson Avenue West. Proceed west for approximately one block. The GM Renaissance Center is on the left.

From West	From South
Take I-94 East to I-75 South to I-375 South via Exit 51C toward Civic Center. I-375 South becomes Jefferson Avenue West. Proceed west for approximately one block. The GM Renaissance Center is on the left.

OR

Take I-96 East to I-696 East toward Port Huron, then to M-10 South via Exit #8, toward the US-24 Telegraph exit. Merge onto M-10 South. In approximately 20 miles M-10 becomes Jefferson Avenue West. Proceed east for approximately one quarter mile. The GM Renaissance Center is on the right.

From Canada:
Via Detroit-Windsor Tunnel, turn right at Jefferson Avenue. The GM Renaissance Center is approximately one block east on the right.

Via Ambassador Bridge, take I-75 North to I-375 South via Exit 51C toward Civic Center. I-375 South becomes Jefferson Avenue West. Proceed west for approximately one block. The GM Renaissance Center is on the left.

Stockholders and their guests are responsible for their parking. Parking is available on a first-come, first-served basis at Port Atwater, Beaubien Place, and Miller parking decks.
An admission ticket will be required to enter the meeting. Please follow the instructions on page 7 of this proxy statement for important information on attending the annual meeting.

Your Vote is Important
Please vote via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form.

Results of the Annual Meeting
Final certified results of voting at the annual meeting will be available at www.gm.com/proxymaterials.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, June 9, 2014. Have this proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone phone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, June 9, 2014. Have this proxy card available when you call and then follow the instructions.

If you vote by Internet or phone, do not mail this proxy card.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the enclosed postage-paid envelope or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
To reduce our future postage and printing expenses, and the impact on the environment, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To enroll for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74516-P51560 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GENERAL MOTORS COMPANY

GM Proposals – The Board of Directors recommends a vote FOR Items 1-3, 5-6, and for ONE YEAR for Item 4:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Joseph J. Ashton	☐	☐	☐
1b.	Mary T. Barra	☐	☐	☐
1c.	Erroll B. Davis, Jr.	☐	☐	☐
1d.	Stephen J. Girsky	☐	☐	☐
1e.	E. Neville Isdell	☐	☐	☐
1f.	Kathryn V. Marinello	☐	☐	☐
1g.	Michael G. Mullen	☐	☐	☐
1h.	James J. Mulva	☐	☐	☐
1i.	Patricia F. Russo	☐	☐	☐
1j.	Thomas M. Schoewe	☐	☐	☐
1k.	Theodore M. Solso	☐	☐	☐
1l.	Carol M. Stephenson	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	Advisory Vote to Approve the Frequency of a Stockholder Advisory Vote on Executive Compensation	☐	☐	☐	☐

Stockholder Proposals – The Board of Directors recommends a vote AGAINST Items 7-8.

		For	Against	Abstain
7.	Cumulative Voting	☐	☐	☐
8.	Independent Board Chairman	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, guardian, trustee, custodian, or in any other representative capacity, give full title as such. Corporations should provide the full name of corporation and name and title of the authorized officer signing the proxy card.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

General Motors Company
2014 Annual Meeting of Stockholders
Tuesday, June 10, 2014, 9:30 a.m. Eastern Time
General Motors Global Headquarters
300 Renaissance Center
Detroit, Michigan 48243

M74517-P51560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned authorizes Mary T. Barra, Daniel Ammann, and Charles K. Stevens, III, and each of them as the Proxy Committee, to vote the **Common Stock** of the undersigned upon the nominees for directors; upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents of the Proxy Statement; and upon all other matters which may come before the 2014 Annual Meeting of Stockholders of General Motors Company, or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; just sign, date, and return this proxy in the enclosed envelope.

Please see the reverse side for Internet and telephone voting instructions.

(Continued and to be marked, signed, and dated on the reverse side)